    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1999


                                    REGISTRATION NOS. 333-85773 AND 333-85773-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

          STARWOOD HOTELS & RESORTS                      STARWOOD HOTELS & RESORTS
               WORLDWIDE, INC.
                   (Exact name of registrant as specified in its charter)
                  MARYLAND                                       MARYLAND
               (State or other jurisdiction of incorporation or organization)
                    6500                                           6798
                  (Primary Standard Industrial Classification Code Number)
                 52-1193298                                     52-0901263
                          (I.R.S. Employer Identification Number)

                             777 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 640-8100

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                               JONATHAN H. YELLEN
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                             777 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 640-8100
          (Name and address, including zip code, of agent for service)
                         ------------------------------

                                    COPY TO:
                                SCOTT M. FREEMAN
                                SIDLEY & AUSTIN
                                875 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 906-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As promptly as practicable after the effective date of this Registration Statement and the effective time of the merger of Vistana, Inc., a Florida corporation, with and into Fire Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         [LOGO]

                                                                [LOGO]

                                 VISTANA, INC.

                             INFORMATION STATEMENT
                            ------------------------

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                                   PROSPECTUS

                            ------------------------

    We are sending you this information statement/prospectus to describe the proposed merger between Vistana, Inc. and a wholly owned subsidiary of Starwood Hotels & Resorts Worldwide, Inc. When we complete this merger, Vistana will become a subsidiary of Starwood, and we will convert your shares of Vistana common stock into cash and units of Starwood stock, each consisting of one share of common stock of Starwood and one class B share of Starwood's subsidiary, Starwood Hotels & Resorts. For each share of Vistana common stock that you own, you will receive $5.00 in cash and a fraction of a unit of Starwood stock equal to an exchange ratio, subject to adjustment in certain circumstances. The number of units of Starwood stock that you will receive will be determined by the average trading price of units of Starwood stock on the New York Stock Exchange over a twenty-trading day period ending with the sixth trading day prior to the merger. The number will be determined by dividing $14 by the average trading price of units of Starwood stock over that period, except that the number will not be less than .3889 or greater than .4667. We will round the total number of units of Starwood stock you receive down to the nearest whole number of shares, and you will receive a cash payment for any remaining fraction.

    Vistana's controlling shareholders, Raymond L. Gellein, Jr., the chairman and co-chief executive officer of Vistana, and Jeffrey A. Adler, the president and co-chief executive officer, and certain of their affiliates, representing in excess of 50% of the outstanding shares of Vistana common stock, have already approved the merger by signing an irrevocable written consent of shareholders. No further vote of Vistana shareholders is necessary to approve and adopt the merger agreement or the merger. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. As we explain in this information statement/prospectus, however, completion of the merger is still subject to satisfaction or waiver of a number of conditions, including various regulatory approvals. We cannot predict with certainty when we will complete the merger, but we hope to complete it in the beginning of the fourth quarter of 1999.

    This information statement/prospectus is also Starwood's prospectus for the units of Starwood stock that it will issue to Vistana shareholders in the merger and pursuant to related transactions. Starwood's units currently trade on the New York Stock Exchange under the symbol "HOT" and the units to be issued in this merger will also be listed on the New York Stock Exchange.

    FOR RISKS ASSOCIATED WITH AN INVESTMENT IN UNITS OF STARWOOD STOCK, SEE PAGES 14 TO 20 OF THIS INFORMATION STATEMENT/PROSPECTUS.

                            ------------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, NOR THE NEVADA GAMING COMMISSION, THE NEVADA STATE GAMING CONTROL
     BOARD, THE NEW JERSEY CASINO CONTROL COMMISSION, THE INDIANA GAMING
        COMMISSION OR THE MISSISSIPPI GAMING COMMISSION HAS APPROVED OR
        DISAPPROVED THE MERGER OR THE SECURITIES TO BE ISSUED UNDER THIS
      INFORMATION STATEMENT/PROSPECTUS OR DETERMINED IF THIS INFORMATION
       STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


 THIS INFORMATION STATEMENT/PROSPECTUS IS DATED AUGUST 24, 1999, AND WAS FIRST
         MAILED TO SHAREHOLDERS OF VISTANA ON OR ABOUT AUGUST 31, 1999.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................................           1

SUMMARY....................................................................................................           4
  The Companies............................................................................................           4
  The Controlling Shareholders.............................................................................           5
  The Merger...............................................................................................           5
  Reasons for the Merger...................................................................................           5
  No Further Shareholder Approval Required; Vistana Board Approval.........................................           5
  Opinion of Salomon Smith Barney..........................................................................           6
  The Merger Agreement.....................................................................................           6
    What You Will Receive in the Merger....................................................................           6
    Conditions to the Merger...............................................................................           7
    Regulatory Approvals...................................................................................           8
    Material Federal Income Tax Consequences...............................................................           8
    Accounting Treatment...................................................................................           8
    Termination............................................................................................           8
    Effects of the Merger on the Rights of Vistana Shareholders............................................           8
    Interests of Officers, Directors and the Controlling Shareholders in the Merger........................           9
  No Dissenters' Rights....................................................................................           9

SUMMARY HISTORICAL FINANCIAL INFORMATION...................................................................          10
  Vistana Summary Financial Information....................................................................          10
  Starwood Summary Financial Information...................................................................          11
  Comparative per Share/Unit Data..........................................................................          12
  Market Price and Dividend Data...........................................................................          13

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS.................................................          14
  If the units of Starwood stock trade below $30, the value of the consideration received by Vistana
    shareholders in the merger may be below $19 per share..................................................          14
  The price per unit of Starwood stock at the effective time of the merger may be less than the average
    price used to establish the exchange ratio.............................................................          14
  As a Starwood shareholder, you will have different rights than as a Vistana shareholder..................          14
  Risks Related to Hotel Operations........................................................................          15
  Real Estate Investment Risks.............................................................................          16
  Moderate or severe economic downturns or adverse conditions may adversely affect hotel and gaming
    operations.............................................................................................          17
  Starwood faces risks related to the year 2000............................................................          17
  There is a risk that the Trust may fail to qualify as a REIT.............................................          18
  Foreign Operations and Currency Fluctuations.............................................................          18
  Starwood must attract and retain key personnel...........................................................          18
  Starwood has risks relating to European Union currency conversions.......................................          18
  Starwood Capital may exert influence over Starwood.......................................................          19
  Starwood faces risks involved in investments through partnerships or joint ventures......................          19
  Although Starwood has entered into definitive agreements to sell substantially all its gaming assets,
    Starwood faces risks related to gaming operations until those sales are completed......................          19

THE MERGER.................................................................................................          21
  General..................................................................................................          21
  Background of the Merger.................................................................................          21

                                                                                                                PAGE
                                                                                                                -----
  Vistana's Reasons for the Merger; Approval of the Vistana Board..........................................          25
  Starwood's Reasons for the Merger........................................................................          27
  Opinion of Salomon Smith Barney..........................................................................          27
  Interests of Certain Persons in the Merger...............................................................          32
    Employment Agreements..................................................................................          32
    Change of Control Provisions in Executive Officer Agreements...........................................          34
    Stock Options..........................................................................................          35
  Effective Time of the Merger.............................................................................          37
  Articles of Incorporation and Bylaws.....................................................................          38
  Material Federal Income Tax Consequences.................................................................          38
    Federal Income Tax Consequences of the Merger..........................................................          38
    Federal Income Taxation of Holders of Units of Starwood Stock..........................................          39
  Accounting Treatment.....................................................................................          41
  Regulatory Approvals.....................................................................................          41
  Listing of Units of Starwood Stock on the NYSE...........................................................          41
  Resale of Units of Starwood Stock Issued in the Merger; Affiliates.......................................          42
  Certain Litigation.......................................................................................          42
  No Appraisal Rights......................................................................................          42

THE MERGER AGREEMENT.......................................................................................          43
  The Merger...............................................................................................          43
  Consideration To Be Received In The Merger; Exchange Ratio...............................................          43
    Treatment of Vistana Stock Held by Vistana, Starwood and Merger Sub....................................          43
  Procedures For Surrender Of Vistana Certificates; Fractional Shares......................................          43
    Surrender of Vistana Certificates......................................................................          43
    Fractional Shares......................................................................................          44
  Representations And Warranties...........................................................................          44
  Covenants................................................................................................          45
    Conduct of Business Pending the Merger.................................................................          45
    No Solicitation........................................................................................          47
    Reorganization.........................................................................................          47
    Employee Benefits......................................................................................          47
    Vistana Stock Options..................................................................................          47
    Indemnification; Directors and Officers Insurance......................................................          47
    Fees and Expenses......................................................................................          48
    Accounting Matters.....................................................................................          48
    Stock Exchange Listing.................................................................................          48
    Public Announcements...................................................................................          48
    All Reasonable Efforts.................................................................................          48
    Additional Covenants...................................................................................          48
  Conditions...............................................................................................          49
    Mutual conditions......................................................................................          49
    Conditions of Vistana's Obligation to Effect the Merger................................................          49
    Conditions of Starwood's Obligation to Effect the Merger...............................................          49
  Termination..............................................................................................          50
  Amendments...............................................................................................          51
  Extension; Waiver........................................................................................          51

SHAREHOLDERS AGREEMENTS....................................................................................          52
    Representations and Warranties of the Shareholders; Indemnification....................................          52
    Covenants; Irrevocable Proxy...........................................................................          52

                                                                                                                PAGE
                                                                                                                -----
    Transfer Restrictions..................................................................................          53
    Forfeiture.............................................................................................          53
    Other Provisions.......................................................................................          53
    Termination............................................................................................          53

COMPARISON OF SHAREHOLDER RIGHTS...........................................................................          54
  Summary of Material Differences Between Current Rights of Vistana Shareholders and Rights Those
    Shareholders Will Have as Starwood and Trust Shareholders Following the Merger.........................          55

EXPERTS....................................................................................................          70

LEGAL MATTERS..............................................................................................          70

WHERE YOU CAN FIND MORE INFORMATION........................................................................          70

                                   APPENDICES

                                                                                                                    PAGE
                                                                                                                  ---------
APPENDIX A         --         Agreement and Plan of Merger dated as of July 18, 1999, as amended, among
                              Starwood, Merger Sub and Vistana..................................................        A-1

APPENDIX B         --         Shareholders Agreement dated as of July 18, 1999, among Starwood, Merger Sub,
                              Raymond L. Gellein, Jr. and certain affiliates....................................        B-1

APPENDIX C         --         Shareholders Agreement dated as of July 18, 1999, among Starwood, Merger Sub,
                              Jeffery A. Adler and certain affiliates...........................................        C-1

APPENDIX D         --         Opinion of Salomon Smith Barney Inc...............................................        D-1

    This document incorporates important business and financial information about Vistana and Starwood that is neither included in nor delivered with this document. Vistana will provide you with copies of this information relating to Vistana, without charge, upon written or oral request to:

           VISTANA, INC.
           8801 Vistana Centre Drive
           Orlando, Florida 32821
           Telephone: (407) 239-3568
           Attention: Investor Relations

    Starwood will provide you with copies of this information relating to Starwood, without charge, upon written or oral request to:

           STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
           777 Westchester Avenue
           White Plains, New York 10604
           Telephone: (914) 640-8100
           Attention: Shareholder Relations

    IN ORDER TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS, YOU SHOULD MAKE YOUR REQUEST NO LATER THAN SEPTEMBER 22, 1999.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHAT IS THE PROPOSED TRANSACTION?

A. Vistana will merge into a subsidiary of Starwood. As a result, Vistana will become a wholly owned subsidiary of Starwood, and Vistana shareholders will receive for each of their shares of Vistana common stock a combination of cash and a fraction of a unit of Starwood stock. Each unit of Starwood stock consists of one share of common stock of Starwood Hotels & Resorts Worldwide, Inc. and one class B share of Starwood Hotels & Resorts, a subsidiary of Starwood Hotels & Resorts Worldwide, Inc., which are attached and trade together as a unit on the New York Stock Exchange.

Q. WHAT WILL I RECEIVE IN THE MERGER?

A. Each share of Vistana common stock that you own will be exchanged for $5.00 in cash and a fraction of a unit of Starwood stock equal to an exchange ratio, which would provide each Vistana shareholder with units of Starwood stock valued at approximately $14 for each share of Vistana common stock exchanged, so long as the average price of a unit of Starwood stock during a twenty-trading day period is between $30 and $36. The exchange ratio is based on the average of the high and low prices for each trading day of units of Starwood stock on the New York Stock Exchange over a twenty-trading day period ending with the sixth trading day prior to the merger. The exchange ratio will be calculated as follows:

    - if the average trading price of units of Starwood stock as calculated above is between $30 and $36, the exchange ratio will equal $14 divided by such average price;

    - if the average trading price is $30 or less, the exchange ratio will be fixed at .4667; and

    - if the average trading price is $36 or greater, the exchange ratio will be fixed at .3889.

      This means that the fraction of a unit of Starwood stock received as part of the merger consideration for each share of Vistana common stock will never be less than .3889 nor greater than .4667.

      Starwood and Vistana each has the right to terminate the merger agreement if:

    - the average trading price of units of Starwood stock as calculated above is less than $23;

    - the closing price of units of Starwood stock on the trading day immediately preceding the effective time of the merger is less than $23 (although this right to terminate is subject to a ten-trading day notice period during which, if the closing price of the units of Starwood stock is greater than $23 on any trading day, the merger will become effective on the next business day);

    - the merger is not completed by January 31, 2000.

    You will receive a cash payment instead of any fractional units of Starwood stock you would have otherwise received. This amount will be calculated by multiplying the per unit closing price of the units of Starwood stock on the date of the effective time of the merger by the fractional interest to which you would otherwise be entitled.

    On August 20, 1999, the last day for which this information could be calculated before the date of this information statement/ prospectus, the units of Starwood stock closed at $26.63, and the average trading price of the units as calculated above for the twenty-trading day period ending with that date was $26.13. If these were the average closing price and the average trading price, respectively, of the units of Starwood stock on the effective date of the merger, because the average trading price is $30 or less, the exchange ratio would be equal to .4667 and Vistana shareholders would receive .4667 of a unit of Starwood stock plus $5.00 in cash in exchange for each share of Vistana common stock. Based on a value of units of Starwood stock equal to the average price as calculated above, this exchange ratio would result in Vistana shareholders receiving cash and stock with a total value of $17.19 per share of Vistana common stock. This calculation is intended solely to illustrate the calculation of the exchange ratio. THE ACTUAL VALUE OF THE UNITS OF STARWOOD STOCK RECEIVED IN THE MERGER MAY VARY SIGNIFICANTLY FROM THE VALUE OF SUCH STOCK BASED ON THE AVERAGE TRADING PRICE.

Q. WILL THE NUMBER OF UNITS THAT I WILL RECEIVE OR THE VALUE OF THE TRANSACTION CHANGE BETWEEN NOW AND THE TIME THE MERGER IS COMPLETED?

A. The number of units of Starwood stock that you will receive in the merger is determined by the exchange ratio, which will change based on the average trading price of units of Starwood stock, but will not be less than .3889 nor greater than .4667.

   If the price of a unit of Starwood stock over the twenty-trading day period is $30 or less, the exchange ratio will be .4667. If the price of a unit of Starwood stock over the twenty-trading day period is $36 or higher, the exchange ratio will be .3889. If the price of a unit of Starwood stock over the twenty-trading day period is between $30 and $36, then the exchange ratio will be between .3889 and .4667, and will be equal to $14.00 divided by the twenty-trading day average price.

   You can obtain current information on the exchange ratio by calling toll-free 1-800-431-9643.

   The value of the transaction will fluctuate between the date of this information statement/prospectus and the completion of the merger, based upon the market price for units of Starwood stock. The exchange ratio is calculated in a manner designed to provide each Vistana shareholder with approximately $14.00 in units of Starwood stock (in addition to $5.00 in cash) for each share of Vistana common stock owned so long as the average price of a unit of Starwood stock over the twenty-trading day period is between $30 and $36. The value of the Starwood units received will be more or less than $14.00 if the average trading value of the units of Starwood stock, determined as described in the first paragraph of this answer, exceeds $36.00 or is less than $30.00.

Q. WHY IS THERE NO SHAREHOLDER VOTE?

A. Concurrent with the execution of the merger agreement, Raymond L. Gellein, Jr. and Jeffrey A. Adler, and certain of their affiliates, as controlling shareholders of Vistana, gave their written consent to the merger. At that time Messrs. Gellein and Adler and their affiliates held and had voting power over approximately 53% of the outstanding Vistana common stock. Their written consent to the merger met the shareholder approval requirements for the merger under Florida law, Vistana's articles of incorporation and Vistana's bylaws, so no additional shareholder vote is necessary. See "The Merger--Background of the Merger" for more information on the Vistana board's approval of the merger agreement and the merger.

Q. WHAT WILL THE CONTROLLING SHAREHOLDERS RECEIVE IN THE MERGER AND WHAT WILL THEY BE REQUIRED TO DO?

A. Even though the controlling shareholders held a majority of shares of Vistana common stock at the time of the shareholder action by written consent, they will not receive a "control premium" for their shares. Instead, they will exchange their shares of Vistana stock for units of Starwood stock in the same per share amount and at the same exchange ratio as all other Vistana shareholders.

   In shareholders agreements entered into at the same time as the merger agreement, the controlling shareholders agreed to vote to approve and adopt the merger agreement and the merger, to take additional action in furtherance of the merger, and to abide by certain restrictions on their future activities with respect to confidentiality, noncompetition and nonsolicitation provisions set forth in those agreements. They also agreed to indemnify Starwood if certain representations and warranties made by Vistana in the merger agreement prove incorrect in the future. Please see pages 52 through 53 for more information concerning these agreements.

   Messrs. Gellein and Adler have also entered into new four-year employment agreements with Vistana that will become effective and will supersede their prior employment agreements at the time of the merger. They have each agreed that if their employment is terminated for certain reasons prior to the second anniversary of completion of the merger, then they will surrender and forfeit a certain number of their units of Starwood stock that they received in connection with the merger. Under their employment agreements, Messrs. Gellein and Adler will each be granted nonqualified options exercisable for not fewer than 100,000 units of Starwood stock. Please see pages 32 through 34 for more information concerning these agreements.

Q. AM I ENTITLED TO APPRAISAL RIGHTS?

A. No. Under Florida law, which governs the merger, you are not entitled to appraisal rights.

Q. WHAT DO I NEED TO DO NOW?

A. Nothing. After the merger is completed, you will receive written instructions and a letter of transmittal for exchanging your shares of Vistana common stock for cash and units of Starwood stock. Please do not send your share certificates until you receive the instructions and letter of transmittal.

Q. WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. We are working toward completing the merger as quickly as possible. We must still obtain certain regulatory approvals and satisfy certain other conditions before we can close, but we hope to complete the merger in the fourth quarter of this year. However, delays in obtaining regulatory approvals could delay the merger. In addition, it is possible that the merger agreement will be terminated if its required conditions have not been satisfied, including completion of the merger by January 31, 2000.

Q. WHERE CAN I FIND MORE INFORMATION ABOUT STARWOOD AND VISTANA?

A. More information about Starwood and Vistana is available from various sources described under "Where You Can Find More Information" on page 70 of this information statement/prospectus.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have more questions about the merger, you should contact:

   Vistana, Inc.
   8801 Vistana Centre Drive
   Orlando, Florida 32821
   Telephone: (407) 239-3568
   Attention: Investor Relations

   Starwood Hotels & Resorts Worldwide, Inc.
   777 Westchester Avenue
   White Plains, New York 10603
   Telephone: (914) 640-8100
   Attention: Shareholder Relations

   To obtain Starwood stock quotations and the exchange ratio, call toll free 1-800-431-9643.

                                    SUMMARY

    This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we refer.

                                 THE COMPANIES

    VISTANA, INC.
8801 Vistana Centre Drive
Orlando, Florida 32821
Telephone: (407) 239-3568
Attention: Investor Relations

    Founded in 1980, Vistana is a leading developer of high quality timeshare resorts in the United States. Vistana's principal operations consist of acquiring, developing and operating vacation ownership resorts, marketing and selling vacation ownership interests (referred to in this information statement/prospectus as "VOIs") in its resorts (which typically entitle the buyer to ownership of a fully-furnished unit for a one-week period on either an annual or alternate-year basis), and providing financing to customers who purchase VOIs at its resorts. Vistana also furnishes management, operations, maintenance and telecommunications services at its resorts and provides limited telecommunications contracting services to other customers.

    At June 30, 1999, Vistana operated ten vacation ownership resorts, with six in active sales. Four of these ten resorts are in Florida (Vistana Resort in Orlando, Hampton Vacation Resort-Oak Plantation in Kissimmee, Vistana's Beach Club on Hutchinson Island, and Vistana Resort at World Golf Village in St. Augustine), three are in Colorado (Eagle Point in Vail and Falcon Point and Lakeside Terrace in Avon), one is in South Carolina (Embassy Vacation Resort at Myrtle Beach) and two are in Arizona (Embassy Vacation Resort at Scottsdale and Villas of Cave Creek located north of Scottsdale). Available inventory at four of these ten resorts (Vistana's Beach Club, Eagle Point, Falcon Point and Villas of Cave Creek) is primarily limited to VOIs that Vistana has reacquired in connection with owner upgrades and defaults under customer mortgages. In addition, Vistana acts as exclusive sales and marketing agent for The Christie Lodge, a large vacation ownership resort in Avon, Colorado. Vistana is planning three new resorts: PGA Vacation Resort by Vistana at PGA Village in Port St. Lucie, Florida; Harborside at Atlantis on Paradise Island in The Bahamas (which will be developed in a joint venture with a subsidiary of Sun International Hotels Limited); and a large successor property to Vistana's flagship Vistana Resort in Orlando.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
777 Westchester Avenue
White Plains, New York 10604
Telephone: (914) 640-8100
Attention: Shareholder Relations

    Starwood Hotels & Resorts Worldwide, Inc. is one of the world's largest hotel operating companies. Starwood conducts its business both directly and through its subsidiaries, including ITT Sheraton Corporation, Starwood Hotels & Resorts and Ciga, S.p.a. Starwood's brand names include Sheraton, Westin, St. Regis/The Luxury Collection, W and Four Points. Through these brands, Starwood is represented in most major markets of the world.

    Starwood's business emphasizes the global operation of full-service hotels in the luxury and upscale segment of the lodging industry. Starwood seeks to acquire interests in or management rights with respect to this segment. At June 30, 1999, Starwood's portfolio of owned, leased, managed or franchised hotels totaled approximately 695 hotels with over 220,000 rooms in 72 countries. This portfolio is comprised of 171 hotels that Starwood owns or leases or in which Starwood has a majority equity interest (substantially all of which hotels Starwood also manages), approximately 236 hotels Starwood manages on behalf of third-party owners (including entities in which Starwood has a minority equity interest), and approximately 288 hotels for which Starwood receives franchise fees.

FIRE ACQUISITION CORP.
c/o Starwood Hotels & Resorts Worldwide, Inc.
777 Westchester Avenue
White Plains, New York 10604
Telephone: (914) 640-8100
Attention: Shareholder Relations

    Fire Acquisition Corp., the merger sub, is a Florida corporation and a wholly owned subsidiary of Starwood that was recently formed solely for the purpose of effecting the merger with Vistana.

                          THE CONTROLLING SHAREHOLDERS

    Raymond L. Gellein, Jr. is the Chairman of the Board and Co-Chief Executive Officer of Vistana. Jeffrey A. Adler is the President and Co-Chief Executive Officer of Vistana. As of July 18, 1999, the date that Messrs. Gellein and Adler and certain of their affiliates signed and delivered the written consent approving and adopting the merger agreement and the merger, they had voting power over approximately 53% of the outstanding Vistana common stock.

                                   THE MERGER

    The merger agreement provides for the merger of Vistana with and into the merger sub, with the merger sub continuing as the surviving corporation. As a result of the merger, the merger sub will be renamed "Vistana, Inc." and will be a wholly owned subsidiary of Starwood.

                             REASONS FOR THE MERGER

    The Board of Directors of Vistana believes that the merger will enhance shareholder value for Vistana shareholders for a number of reasons, including the following:

    - the merger will provide Vistana shareholders with an investment in a larger and more diversified enterprise;

    - the merger is expected to provide Vistana shareholders with cash and Starwood units at a premium over the average closing price for shares of Vistana stock over the past year;

    - the merger is expected to be partially tax free to Vistana shareholders;

    - the merger will provide Vistana shareholders with greater liquidity due to the more active trading market for Starwood units; and

    - the merger is expected to improve Vistana's competitive position and future scale by providing access to Starwood's brands, frequency program, customer base and resort development opportunities.

    The Board of Directors of Starwood believes that the merger is in the best interest of Starwood and its shareholders. Starwood expects to benefit from Vistana's products, market presence, know how and people. Starwood believes that the addition of Vistana will enable Starwood to take advantage of numerous synergies between its hotel businesses and Vistana's vacation ownership resort business, thereby creating positive prospects for both shareholder value and improved customer satisfaction.

    Please note that achieving these benefits is subject to important factors that could affect the future results of Vistana and Starwood. For a discussion of these factors, please see "Cautionary Statement Concerning Forward-Looking Statements" on page 14.

                   NO FURTHER SHAREHOLDER APPROVAL REQUIRED;
                             VISTANA BOARD APPROVAL

    We are not asking you to vote on the merger. On July 18, 1999, the controlling shareholders, who on that date together held about 53% of Vistana's voting power, voted by written consent to approve and adopt the merger agreement and the merger. Their vote was sufficient for shareholder approval and adoption of the merger agreement and the merger under Florida law, Vistana's articles of incorporation and Vistana's bylaws.

    The Board of Directors of Vistana believes that the merger is advisable and fair and in the best interest of Vistana and Vistana's shareholders. The Vistana board, upon the recommendation of a special committee, has unanimously approved and adopted the merger agreement and the merger.

                        OPINION OF SALOMON SMITH BARNEY

    In connection with the merger, the Vistana board and special committee received a written opinion from Salomon Smith Barney Inc. as to the fairness, from a financial point of view, of the merger consideration to the holders of Vistana common stock (other than those shareholders who delivered as of the date of the opinion written consents in respect of the merger, as to whom Salomon Smith Barney was not requested to express an opinion). The full text of Salomon Smith Barney's written opinion dated July 18, 1999 is attached to the back of this document as Appendix D, and should be read carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE VISTANA BOARD AND SPECIAL COMMITTEE AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER.

                              THE MERGER AGREEMENT

    The merger agreement is the legal document that governs the merger. It is attached as Appendix A to this information statement/ prospectus, and we encourage you to read it carefully. The following is just a summary of the terms of the merger agreement and omits numerous details.

WHAT YOU WILL RECEIVE IN THE MERGER. (SEE PAGE 43)

    Each share of Vistana common stock that you own will be exchanged for $5.00 in cash and a fraction of a unit of Starwood stock equal to an exchange ratio. The exchange ratio is based on the average of the high and low prices for each trading day of units of Starwood stock on the New York Stock Exchange over a twenty-trading day period ending with the sixth trading day prior to the merger. The exchange ratio will be calculated as follows:

    - if the average trading price of units of Starwood stock as calculated above is between $30 and $36, the exchange ratio will equal $14 divided by such average price;

    - if the average trading price is $30 or less, the exchange ratio will be fixed at .4667; and

    - if the average trading price is $36 or more, the exchange ratio will be fixed at .3889.

    This means that the fraction of a unit of Starwood stock received as part of the merger consideration for each share of Vistana common stock will never be less than .3889, nor greater than .4667.

    Starwood and Vistana each has the right to terminate the merger agreement if:

    - the average trading price of units of Starwood stock as calculated above is less than $23; or

    - if the closing price of units of Starwood stock on the trading day immediately preceding the effective time of the merger is less than $23 (although this right is subject to a ten-trading day notice period during which, if the closing price of the units of Starwood stock is greater than $23 on any trading day, the merger will become effective on the next business day).

    You will receive a cash payment instead of any fractional units of Starwood stock you would have otherwise received. This amount will be calculated by multiplying the per unit closing price of the units of Starwood stock on the date of the effective time of the merger by the fractional interest to which you would otherwise be entitled.

    On August 20, 1999, the last day for which this information could be calculated before the date of this information statement/prospectus, the units of Starwood stock closed at $26.63, and the average price of the units as calculated above for the twenty-trading day period ending with that date was $26.13. If these were the average closing price and the average trading price, respectively, of the units of Starwood stock on the effective date of the merger, because the average trading price is $30 or less, the exchange ratio would be equal to .4667 and Vistana shareholders would receive .4667 of a unit of Starwood stock plus $5.00 in cash in exchange for each share of Vistana common stock. Based on a value of units of Starwood stock equal to the average price as calculated above, this exchange ratio would result in Vistana shareholders receiving cash and stock with a total value of $17.19 per share of Vistana common stock. This calculation is intended solely to illustrate the calculation of the exchange ratio. THE ACTUAL VALUE OF THE UNITS OF STARWOOD STOCK RECEIVED IN THE MERGER MAY VARY SIGNIFICANTLY FROM THE VALUE OF SUCH STOCK BASED ON THE AVERAGE CLOSING PRICE.

    The following table gives you illustrative examples of the exchange ratio and the corresponding value of consideration per share of Vistana common stock at various average Starwood unit trading prices.

                                                    VALUE OF
                                                      TOTAL
     AVERAGE                                      CONSIDERATION
    STARWOOD                       VALUE OF            PER
  UNIT TRADING      EXCHANGE         CASH            VISTANA
     PRICE*           RATIO      CONSIDERATION        SHARE
    $      23**         .4667      $    5.00        $   15.73
    $      27           .4667      $    5.00        $   17.60
    $      30           .4667      $    5.00        $   19.00
    $      33           .4242      $    5.00        $   19.00
    $      36           .3889      $    5.00        $   19.00
    $      39           .3889      $    5.00        $   20.17

 * The average Starwood unit trading price will be calculated based on the average of the high and low prices for each trading day of units of Starwood stock on the New York Stock Exchange over a twenty-trading day period ending with the sixth trading day prior to the merger.

** The merger agreement may be terminated by either Vistana or Starwood if the average Starwood unit trading price during the twenty-trading day period is less than $23.

CONDITIONS TO THE MERGER. (SEE PAGE 49)

    The completion of the merger depends upon satisfaction of a number of conditions, including:

    - approval for listing on the New York Stock Exchange of the units of Starwood stock issuable in the merger;

    - no pending or threatened litigation, that has a significant likelihood of success, which seeks to prohibit or limit completion of the merger, and no effective law, rule, regulation, injunction or other order making the merger illegal;

    - approvals and consents from lenders and other third parties, as well as other material regulatory approvals and consents;

    - receipt of legal opinions about certain tax consequences of the merger;

    - receipt of "comfort letters" from Starwood's and Vistana's independent accountants;

    - representations and warranties of each of Starwood and Vistana contained in the merger agreement remaining true and correct in all material respects at the closing;

    - each of Starwood and Vistana having performed in all material respects each of their agreements under the merger agreement;

    - execution by Starwood and certain of Vistana's executives of employment agreements; and

    - no material adverse effect since the date of the merger agreement on the business, properties, assets, results of operations or condition (financial or otherwise) of Vistana.

    The merger will occur, and your shares of Vistana common stock will be converted into a right to receive cash and units of Starwood stock, no later than two business days after Vistana and Starwood satisfy or waive all the conditions specified in the merger agreement.

REGULATORY APPROVALS. (SEE PAGE 41)

    Because of the nature of Vistana's business, certain filings must be made with and certain approvals must be obtained from government authorities, relating to federal and state land development, mortgage servicing and telemarketing laws, state time share laws, state securities laws applicable to the sale or offer of VOIs, and seller of travel and travel agency laws. We believe that all material notifications, filings and approvals have been made or obtained, or will be made or obtained prior to the date of the merger (or, if appropriate, after the merger is effective).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES. (SEE PAGE 38)

    The merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. You will recognize gain, but not loss, on the exchange of your shares of Vistana common stock for the merger consideration in an amount equal to the lesser of (a) the gain realized on the exchange (I.E., the amount by which the sum of the cash (excluding any cash received instead of a fractional share of common stock of Starwood) and the fair market value as of the effective time of the units of Starwood stock received exceeds your adjusted tax basis in the shares of Vistana stock that you exchange) and (b) the amount of cash (including any cash received instead of a fractional class B share but not including any cash received instead of a fractional share of common stock of Starwood) and the fair market value of the class B shares you receive.

ACCOUNTING TREATMENT. (SEE PAGE 41)

    The Vistana merger will be accounted for under the "purchase" method of accounting, in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Starwood to Vistana shareholders in the merger will be allocated to Vistana's assets and liabilities based upon their fair market value with any excess being treated as goodwill.

TERMINATION. (SEE PAGE 50)

    The merger agreement may be terminated, and the merger abandoned, only in the following circumstances:

    - if the merger is not completed by January 31, 2000;

    - if either Starwood or Vistana breaches its representations, warranties, covenants or agreements and the breach is not cured within ten business days;

    - if the parties agree to terminate the merger agreement;

    - if the average of the high and low prices for each trading day of units of Starwood stock on the New York Stock Exchange over a twenty-trading day period ending with the sixth trading day prior to the merger is less than $23; or

    - if the closing price of units of Starwood stock on the trading day immediately preceding the effective time of the merger is less than $23 (although this right is subject to a ten-trading day notice period during which, if the closing price of the units of Starwood stock is greater than $23 on any trading day, the merger will become effective on the next business day).

EFFECTS OF THE MERGER ON THE RIGHTS OF VISTANA SHAREHOLDERS. (SEE PAGE 14)

    As a result of the merger, you will become a holder of shares of common stock of Starwood Hotels & Resorts Worldwide, Inc. and a holder of class B shares of beneficial interest of Starwood Hotels & Resorts, which shares are attached and trade together as a unit on the New York Stock Exchange. Starwood Hotels & Resorts Worldwide, Inc. is organized under Maryland corporate law and its articles of incorporation and bylaws; Starwood Hotels & Resorts is organized under the Maryland real estate investment trust law and its declaration of trust and bylaws. Vistana is organized under Florida corporate law and its articles of incorporation and bylaws. Your rights as a shareholder of Starwood Hotels & Resorts

Worldwide, Inc. and Starwood Hotels & Resorts will differ in certain respects from your rights as a shareholder of Vistana.

INTERESTS OF OFFICERS, DIRECTORS AND THE CONTROLLING SHAREHOLDERS IN THE MERGER. (SEE PAGE 32)

    Vistana's executive officers, directors and several of the controlling shareholders have certain interests in the merger that include:

    - accelerated vesting of stock options;

    - employment arrangements and change of control payments; and

    - indemnification and directors' and officers' liability insurance policies.

    The executive officers and directors of Vistana have stock options that will become immediately exercisable as a result of the merger and will be converted under the terms of the merger agreement into options to purchase units of Starwood stock. In certain cases, the exercise prices relating to those stock options will be lowered in connection with the merger. As of July 31, 1999, the executive officers and directors of Vistana held stock options to purchase an aggregate of 525,000 shares of Vistana common stock.

    Certain executive officers have stock options granted by the controlling shareholders. In certain cases, the exercise prices relating to those stock options will be lowered in connection with the merger. The controlling shareholders may cash out those options for the difference between the applicable exercise price and the value of the merger consideration or they may keep those options in place which would then be exercisable by the option holders for the consideration received in connection with the merger.

    Certain executive officers, including the controlling shareholders, will also enter into or extend the terms of their employment agreements with Vistana and, in connection therewith, will receive options exercisable for units of Starwood stock.

    In assessing the fairness of the merger to shareholders of Vistana, the Vistana board took into account all these interests. These interests are different from and in addition to your interests as shareholders.

                             NO DISSENTERS' RIGHTS

    Florida law does not provide for any dissenters' rights to an appraisal for Vistana shareholders in connection with the merger.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

                     VISTANA SUMMARY FINANCIAL INFORMATION

    The summary historical financial information of Vistana set forth below for each of the years in the five-year period ended December 31, 1998 has been derived from the historical financial statements of Vistana. The summary historical financial information for Vistana for the six months ended June 30, 1999 and 1998 has been obtained from the unaudited financial statements of Vistana which, in the opinion of management of Vistana, include all adjustments of a normal and recurring nature that are necessary to present fairly the information for such periods. Such financial information should be read in conjunction with the financial statements of Vistana and other financial information incorporated by reference in this information statement/prospectus.

                                                            FISCAL YEAR ENDED                          SIX MONTHS ENDED
                                                               DECEMBER 31,                                JUNE 30,
                                        ----------------------------------------------------------  ----------------------
                                           1994        1995        1996        1997        1998        1998        1999
                                        ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
EARNINGS STATEMENT DATA:..............
Total revenues........................  $   77,636  $   81,109  $   96,936  $  145,352  $  233,722  $  104,737  $  143,457
Operating income......................      10,714       5,850      10,594      23,025      33,303      13,982      19,030
Net income............................      10,714       5,850      10,594         298      20,648       8,669      11,007

Income from continuing operations per
  share
  Basic...............................          --          --          --        0.09        0.98        0.41        0.55
  Diluted.............................          --          --          --        0.09        0.96        0.40        0.54

BALANCE SHEET DATA:
Total assets..........................     117,989     140,651     173,922     287,209     471,420     374,371     518,896
Long-term debt........................      64,769     101,504     118,557     109,547     242,644     167,842     276,687
Total liabilities.....................      84,331     122,747     142,822     163,820     325,539     240,442     361,661
Shareholders' equity..................      33,658      17,904      26,648     119,405     144,216     130,524     156,499

OTHER DATA:
Cash dividends declared per common
  share:..............................          --          --          --          --          --          --          --

                     STARWOOD SUMMARY FINANCIAL INFORMATION

    The summary historical financial information of Starwood set forth below for each of the years in the five-year period ended December 31, 1998 has been derived from the historical financial statements of Starwood. The summary historical financial information for Starwood for the six months ended June 30, 1999 and 1998 has been obtained from the unaudited financial statements of Starwood which, in the opinion of management of Starwood, include all adjustments of a normal and recurring nature that are necessary to present fairly the information for such periods. Such financial information should be read in conjunction with the financial statements of Starwood and other financial information incorporated by reference in this information statement/prospectus.

                                                              FISCAL YEAR ENDED                      SIX MONTHS ENDED
                                                                DECEMBER 31,                             JUNE 30,
                                            -----------------------------------------------------  --------------------
                                              1994       1995       1996       1997       1998       1998       1999
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                (IN MILLIONS, EXCEPT PER UNIT DATA)
EARNINGS STATEMENT DATA:
Revenues..................................  $   1,209  $   1,606  $   1,646  $   1,762  $   3,333  $   1,510  $   1,819
Income (loss) from continuing
  operations..............................         53        101        156       (233)       220        124       (783)
Income (loss) from continuing operations
  per Unit................................        .42        .80       1.25      (1.85)      1.06       0.59      (4.21)

BALANCE SHEET DATA:
Total assets..............................      4,721      6,769      7,452      6,790     13,417     13,417     13,088
Total debt, including capital leases......        617        854      1,183        607      6,489      6,489      6,134

OTHER DATA:
Cash dividends declared per Unit..........         --         --         --         --       1.71       1.04       0.30

                        COMPARATIVE PER SHARE/UNIT DATA

    Set forth below are earnings, cash dividends declared and book value per share/unit data for Starwood and Vistana on a historical basis. The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Starwood and Vistana incorporated by reference in this information statement/prospectus.

                                                                      AT OR FOR THE YEAR ENDED     SIX MONTHS ENDED
                                                                          DECEMBER 31, 1998          JUNE 30, 1999
                                                                      -------------------------  ---------------------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
VISTANA--HISTORICAL
Income from continuing operations per share:
  Basic.............................................................          $    0.98                $    0.55
  Diluted...........................................................               0.96                     0.54
Cash dividends declared per Vistana common share....................                 --                       --
Book Value per Vistana common share.................................               6.79                     7.34

STARWOOD--HISTORICAL
Income (loss) from continuing operations per unit:
  Basic.............................................................               1.06                    (4.21)
  Diluted...........................................................               1.05                    (4.21)
Cash dividends declared per unit....................................               1.71                     0.30
Book value per unit.................................................              25.38                    19.81

PRO FORMA COMBINED
Income (loss) from continuing operations per unit:
  Basic.............................................................               1.06                    (3.95)
  Diluted...........................................................               1.05                    (3.95)
Cash dividends declared per unit....................................               1.71                     0.30
Book value per unit.................................................              25.62                    20.41

PRO FORMA EQUIVALENT--VISTANA
Income (loss) from continuing operations per share:
  Basic.............................................................                .50                    (1.84)
  Diluted...........................................................                .49                    (1.84)
Cash dividends declared per share...................................                .80                      .14
Book value per share................................................              11.95                     9.52

                         MARKET PRICE AND DIVIDEND DATA

    The following table reflects (i) the range of the reported high and low last sale prices of units of Starwood stock on the New York Stock Exchange, Inc. (the "NYSE") Composite Tape and the per unit dividends paid thereon and (ii) the range of the reported high and low last sale prices of shares of Vistana common stock on the Nasdaq National Market tier of the Nasdaq Stock Market (the "NASDAQ/NM") and the per share dividends paid thereon, in each case for the calendar quarters indicated.

                                                                     STARWOOD                          VISTANA
                                                          -------------------------------  -------------------------------
                                                            HIGH        LOW       DIV.       HIGH        LOW       DIV.
                                                          ---------  ---------  ---------  ---------  ---------  ---------
1997:
  First quarter.........................................  $   45.88  $   34.50  $    0.39  $   15.88  $   11.00         --
  Second quarter........................................      42.81      34.25       0.39      15.50       9.00         --
  Third quarter.........................................      57.44      41.56       0.48      22.88      14.75         --
  Fourth quarter........................................      60.38      52.13       0.48      27.75      18.50         --
1998:
  First quarter.........................................      57.88      49.50       0.52      27.50      20.00         --
  Second quarter........................................      54.38      44.44       0.52      29.75      16.00         --
  Third quarter.........................................      49.19      29.19       0.52      21.50      11.00         --
  Fourth quarter........................................      31.38      18.75       0.15      16.50       6.81         --
1999:
  First quarter.........................................      34.19      22.69       0.15      14.25       9.38         --
  Second quarter........................................      37.75      28.00       0.15      17.50      12.13         --
  Third quarter (as of August 20, 1999).................      31.00      23.31       0.15(a)     18.38     14.00        --

------------------------

(a) Starwood has declared a distribution of $0.15 per share payable on October 22, 1999 to shareholders of record on September 30, 1999.

    Units of Starwood stock are listed on the NYSE and the Pacific Exchange under the symbol "HOT." On July 16, 1999, the last full trading day prior to the announcement of the merger agreement, the closing price per unit of Starwood stock was $29.06, as reported on the NYSE Composite Tape. Vistana common stock is listed on the NASDAQ/NM under the symbol "VSTN." On such date, the closing price per share of Vistana common stock was $17.25, as reported on the NASDAQ/NM. On August 20, 1999, the most recent practicable date prior to the mailing of this information statement/ prospectus, the closing prices of a unit of Starwood common stock and Vistana common stock were $26.63 per unit and $16.38 per share, respectively, as reported, in the case of a unit of Starwood common stock, on the NYSE Composite Tape and, in the case of Vistana stock, on the NASDAQ/NM. Vistana shareholders are encouraged to obtain current market quotations for units of Starwood stock and Vistana common stock. To obtain Starwood common stock quotations and the exchange ratio, call toll free 1-800-431-9643.

    Starwood will apply for the listing on the NYSE of the units of Starwood stock to be issued in the merger.

    Vistana has agreed in the merger agreement that it will not declare or pay any dividends between the date of the merger agreement and the effective time of the merger.

                        CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

    Certain information included or incorporated by reference in this information statement/prospectus may be deemed to be "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that Starwood or Vistana intends, expects, projects, believes or anticipates will or may occur in the future are forward looking statements. Such statements are characterized by terminology such as "believe," "hope," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These statements are based on assumptions and assessments made by Starwood management or Vistana management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward looking statements are subject to a number of risks and uncertainties, including but not limited to those set forth below.

    In addition, Starwood and Vistana are subject to risks and uncertainties that affect the hotel and lodging and vacation ownership resort businesses generally, including, but not limited to, economic, competitive, governmental and technological factors affecting Starwood's and Vistana's operations, markets, products, services and prices. Any such forward looking statements are not guarantees of future performances, and actual results, developments and business decisions may differ from those envisaged by such forward looking statements. Starwood and Vistana disclaim any duty to update any forward looking statements, all of which are expressly qualified by the foregoing.

IF THE UNITS OF STARWOOD STOCK TRADE BELOW $30, THE VALUE OF THE CONSIDERATION RECEIVED BY VISTANA SHAREHOLDERS IN THE MERGER MAY BE BELOW $19 PER SHARE.

    If the average of the high and low prices for each trading day of units of Starwood stock on the New York Stock Exchange over a twenty-trading day period ending with the sixth trading day prior to the merger is less than $30, then the combination of cash and units that you will receive in the merger may have a value of less than $19 per share of Vistana common stock. The closing price of units of Starwood stock on the New York Stock Exchange on July 16, 1999, the last trading day prior to the signing of the merger agreement, was less than $30, and the units have traded below $30 through the date of this information statement/prospectus.

THE PRICE PER UNIT OF STARWOOD STOCK AT THE EFFECTIVE TIME OF THE MERGER MAY BE LESS THAN THE AVERAGE PRICE USED TO ESTABLISH THE EXCHANGE RATIO.

    The exchange ratio establishing the number of units of Starwood stock into which shares of Vistana common stock will be converted will be determined by the average of the high and low prices for each trading day of units of Starwood stock on the New York Stock Exchange over a twenty-trading day period ending with the sixth trading day prior to the merger. Accordingly, it is possible that the market price of units of Starwood stock at the effective time of the merger will be higher or lower than the average price on which the exchange ratio was based. If this is the case, the value of the consideration to be received by Vistana shareholders will be more or less than the average price on which the exchange ratio was based, depending on the direction of the price movement. There can be no assurance that the price of units of Starwood stock will not decline from the prices used in the calculation of the exchange ratio.

AS A STARWOOD SHAREHOLDER, YOU WILL HAVE DIFFERENT RIGHTS THAN AS A VISTANA SHAREHOLDER.

    Starwood and its subsidiary, Starwood Hotels & Resorts (the "Trust"), are organized under the laws of Maryland and Vistana is organized under the laws of Florida. If the merger is consummated, you will become a holder of units of Starwood stock and your rights will be governed by Maryland law, the articles of incorporation and bylaws of Starwood, and the declaration of trust and bylaws of the Trust, rather than Florida law and the articles of incorporation and bylaws of Vistana.

    You should be aware of the following differences in your rights as shareholders of Vistana as compared to shareholders of Starwood and the Trust:

    - As a holder of Starwood stock, you will technically hold shareholder interests in two separate entities each of which is governed by its own organizational documents. However, such shareholder interests, which consist of one share of common stock of Starwood and one class B share of the Trust, are attached and trade together as a unit on the New York Stock Exchange.

    - Starwood's articles of incorporation and the Trust's declaration of trust each provide that as long as the Trust maintains its status as a real estate investment trust (a "REIT"): (a) no person shall beneficially own units of Starwood stock in excess of 8%, by value, vote or number of such shares; (b) any transfer resulting in beneficial ownership of greater than such 8% value shall be void as to the shares in excess of such 8% value;
      (c) any transfer resulting in beneficial ownership of units of Starwood stock by fewer than 100 persons (determined without reference to any rules of attribution) shall be void; and (d) any transfer of units of Starwood stock resulting in the Trust being "closely held" within the meaning of
      Section 856(h) of the Internal Revenue Code of 1986, as amended, shall be void as to the number of units of Starwood stock that cause the Trust to be "closely held."

    - Starwood has a shareholders rights plan that will cause substantial dilution to a person or group that attempts to acquire control of Starwood in a manner that causes the rights issued thereunder to become exercisable. Vistana does not currently have a shareholder rights plan.

    - Holders of Starwood's shares may act by written consent only if the written consent of every shareholder is obtained. Holders of the Trust's publicly traded shares are not generally entitled to vote or act by written consent. Vistana shareholders are entitled to act by written consent if a number of holders of the outstanding stock of each voting group at least as great as the number that would be required at a meeting, deliver signed written consents, and notice is given to all other shareholders within ten days after delivery thereof.

    See "Comparison of Shareholder Rights."

RISKS RELATED TO HOTEL OPERATIONS

    STARWOOD'S PROPERTIES ARE SUBJECT TO ALL THE OPERATING RISKS COMMON TO THE HOTEL INDUSTRY. These risks include:

    - changes in general economic conditions;

    - decreases in the level of demand for rooms and related services;

    - cyclical over-building in the hotel industry;

    - restrictive changes in zoning and similar land use laws and regulations or in health, safety and environmental laws, rules and regulations;

    - the inability to obtain property and liability insurance to fully protect against all losses or to obtain such insurance at reasonable rates; and

    - changes in travel patterns.

    In addition, the hotel industry is highly competitive. Starwood's properties compete with other hotel properties in their geographic markets, and some of its competitors may have substantially greater marketing and financial resources than it does.

    THE HOTEL INDUSTRY IS SEASONAL IN NATURE. However, the periods during which Starwood's properties experience higher hotel revenue vary from property to property and depend principally upon location. Although Starwood's revenue historically has been lower in the first quarter than in the second, third or fourth quarters, future acquisitions may affect seasonal fluctuations in revenue and cash flow.

    THE HOTEL AND LODGING BUSINESS IS CAPITAL INTENSIVE. In order for Starwood's properties to remain attractive and competitive, Starwood has to spend money periodically to keep them well maintained, modernized and refurbished. This creates an ongoing need for cash and, to the extent such expenditures cannot be funded from cash generated by its operations, Starwood may be required to borrow or otherwise obtain such funds. Accordingly, Starwood's financial results may be sensitive to the cost and availability of funds.

REAL ESTATE INVESTMENT RISKS

    REAL PROPERTY INVESTMENTS ARE SUBJECT TO NUMEROUS RISKS. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties, as well as the expenses incurred.

    In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, real estate, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate, zoning or tax laws can make it more expensive and/or time consuming to develop real property or expand, modify or renovate hotels.

    When interest rates increase, the cost of acquiring, developing, expanding or renovating real property increases. On the other hand, when interest rates increase, real property values decrease as the number of potential buyers decreases. Similarly, as financing becomes less available, it becomes more difficult both to acquire and to sell real property. Finally, governments can, under eminent domain laws, take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have a material adverse impact on Starwood's results of operations or financial condition, as well as on Starwood's ability to make distributions to its shareholders.

    In addition, equity real estate investments, such as the investments Starwood holds and any additional properties that it may acquire, are relatively difficult to sell quickly. If Starwood's properties do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, its income will be adversely affected.

    HOTEL DEVELOPMENT IS SUBJECT TO NUMEROUS RISKS. Starwood intends to develop hotel properties as suitable opportunities arise; Starwood is currently developing several luxury or upscale full-service hotels. New project development is subject to a number of risks, including risks associated with:

    - construction delays or cost overruns that may increase project costs;

    - receipt of zoning, occupancy and other required governmental permits and authorizations;

    - incurring development costs for projects that are not pursued to completion;

    - so-called "acts of God" such as hurricanes, floods or fires that could adversely impact a project; and

    - governmental restrictions on the nature or size of a project.

    Starwood cannot assure you that any development project will be completed on time or within budget.

    STARWOOD HAS POSSIBLE LIABILITY RELATED TO ENVIRONMENTAL
MATTERS. Environmental laws, ordinances and regulations of various federal, state, local and foreign governments regulate certain of Starwood's operations and could make Starwood liable for the costs of managing, removing or cleaning up hazardous or toxic substances on, under or in property it currently owns or operates or previously owned or operated. Such laws could impose liability without regard to whether Starwood knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure to properly address such substances when present, could jeopardize Starwood's ability to develop, use, sell or rent the real property or to borrow using the real property as collateral. If Starwood arranges for the disposal or treatment of hazardous or toxic wastes it could be liable for the costs of removing or cleaning up such wastes at the disposal of treatment facility, even if it never owned or operated that facility. Other laws, ordinances and regulations could require Starwood to manage, abate or remove lead or asbestos-containing materials. Similarly, the operation and closure of storage tanks are often regulated by federal, state, local and foreign laws. Finally, certain laws, ordinances and regulations, particularly those governing the management or preservation of wetlands, coastal zones and threatened or endangered species, could limit Starwood's ability to develop, use, sell or rent its real property.

MODERATE OR SEVERE ECONOMIC DOWNTURNS OR ADVERSE CONDITIONS MAY ADVERSELY AFFECT HOTEL AND GAMING OPERATIONS.

    The conditions may be widespread or isolated to one or more geographic regions. As a result, general economic conditions may have a negative impact on Starwood's ability to achieve or sustain substantial improvements in funds from operations and other important financial tests.

    Further, an economic downturn in the countries of Starwood's high-end international customers could cause a reduction in the frequency of their visits and, consequently, the revenue generated by such customers. Similarly, the receivables from international gaming customers could be harder to collect due to future business or economic trends, or significant events, in the countries where such customers live.

    Large parts of the world economy, including Asia, are currently in moderate to severe recession. In addition, the United States could experience a recession in the near or medium term. A continued recession overseas or a recession in the United States would likely have a material adverse effect on the results of operations of Starwood.

STARWOOD FACES RISKS RELATED TO THE YEAR 2000.

    Many computer systems were originally designed to recognize calendar years by the last two digits in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish twenty-first century dates from twentieth century dates--that is, they will need to be "Year 2000 Compliant." As a result, the computerized systems and applications Starwood uses need to be reviewed and evaluated and modified or replaced, if necessary. In less than four months, Starwood needs to ensure that all its financial, information and operational systems are Year 2000 Compliant.

    Because Starwood has tested all major computerized systems and applications and has already accepted reservations for the year 2000, Starwood believes that it has addressed all significant risks related to the reservation function. The remaining risks relate to the non-critical business applications, support hardware for the central facilities and embedded systems at the properties Starwood owns or manages. A failure of certain of these systems to become Year 2000 Compliant could disrupt the timeliness or the accuracy of management information provided by the central facilities.

    Starwood cannot assure you that its efforts will be sufficient to make the computerized systems and applications at its hotel and gaming properties Year 2000 Compliant on time or that it has allocated sufficient resources to the task. A failure to become Year 2000 Compliant could affect the integrity of the gaming and hotel property guest check-in, billing and accounting functions. Certain physical hotel property, machinery and equipment could also fail, resulting in safety risks and customer dissatisfaction.

    Additionally, failure of the gaming systems to become Year 2000 Compliant could result in the inefficient processing of operational gaming information and the malfunction of computerized gaming machines.

THERE IS A RISK THAT THE TRUST MAY FAIL TO QUALIFY AS A REIT.

    Qualifying as a REIT requires compliance with highly technical and complex tax provisions that courts and administrative agencies have interpreted only to a limited degree. Due to the complexities of Starwood's ownership, structure and operations, the Trust is more likely than are other REITs to face interpretative issues for which there are no clear answers. Also, facts and circumstances that Starwood does not control may affect the Trust's ability to qualify as a REIT. The Trust believes that since the taxable year ended December 31, 1995, it has qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). The Trust intends to continue to operate so as to qualify as a REIT. However, the Trust cannot assure you that it will continue to qualify as a REIT. If the Trust failed to qualify as a REIT for any prior tax year, the Trust would be liable to pay a significant amount of taxes for those years. Similarly, if the Trust fails to qualify as a REIT in the future, Starwood's liability for taxes would increase.

FOREIGN OPERATIONS AND CURRENCY FLUCTUATIONS.

    Starwood has significant international operations which, as of March 31, 1999, included (other than gaming properties, which are held for disposition) 31 properties owned in Europe, two properties owned in Africa and the Middle East, 15 properties owned in Latin America (including three in Brazil) and three properties owned in the Asia/Pacific region. International operations generally are subject to various political and other risks that are not present in U.S. operations. Such risks include, among other things, the risk of war or civil unrest, expropriation and nationalization. In addition, certain international jurisdictions restrict the repatriation of non-U.S. earnings. Various international jurisdictions also have laws limiting the right and ability of non-U.S. entities to pay dividends and remit earnings to affiliated companies unless specified conditions have been met.

    In addition, sales in international jurisdictions typically are made in local currencies, which subjects Starwood to risks associated with currency fluctuations. Currency devaluations and unfavorable changes in international monetary and tax policies could materially adversely affect Starwood's profitability and financing plans, as could other changes in the international regulatory climate and international economic conditions. Other than Italy, where risks are heightened due to the relatively large number of properties Starwood owns, Starwood's properties are geographically diversified and are not concentrated in any particular region.

STARWOOD MUST ATTRACT AND RETAIN KEY PERSONNEL.

    Starwood's future success and its ability to manage future growth depends largely upon the work of its senior management and its ability to hire key officers and other highly qualified personnel and retain them. Competition for such personnel is intense. Since January 1996, Starwood has experienced significant changes in its senior management, including its executive officers. Starwood cannot assure you that it will continue to be successful in attracting and retaining qualified personnel.

STARWOOD HAS RISKS RELATING TO EUROPEAN UNION CURRENCY CONVERSIONS.

    On January 1, 1999, 11 of the 15 member countries of European Union established fixed conversion rates between their existing sovereign currencies and the euro. Following the introduction of the euro, the legacy currencies of the participating countries will remain legal tender during a transition period ending on January 1, 2002. During the transition period, both the legacy currency and the euro will be legal tender in the respective participating countries, and currency conversions will be computed by a triangulation with reference to conversion rates between the respective currencies and the euro. Starwood currently operates in 10 of the 11 participating countries. Starwood is uncertain what effect the adoption of the euro by the participating countries will have on it. However, it is possible that the euro adoption will result in increased competition in the European market. In addition, a number of Starwood's information systems are not currently euro compliant. Starwood is evaluating and updating its information systems to make them euro compliant; however, it cannot assure you that it or its third-party application vendors will successfully bring all systems into compliance. Failure to do so could result in disruptions in the processing of transactions in euros or computed by reference to the euro.

STARWOOD CAPITAL MAY EXERT INFLUENCE OVER STARWOOD.

    Barry S. Sternlicht is the Chairman and Chief Executive Officer and a board member of Starwood and the Trust. Mr. Sternlicht also serves as the President and Chief Executive Officer of, and may be deemed to control, Starwood Capital Group, L.L.C. ("Starwood Capital"), which owns limited partnership interests in SLT Realty Limited Partnership and SLC Operating Limited Partnership. In addition, Jonathan D. Eilian and Madison F. Grose, each of whom is a director of Starwood and a trustee of the Trust, are also employed by or affiliated with Starwood Capital. Although Starwood's policy requires a majority of the trustees and directors to be "independent" of Starwood Capital, Starwood Capital may be able to exercise influence over Starwood's affairs. Because Starwood Capital's tax situation is different from Starwood's tax situation, Starwood Capital may not share the same objectives as do Starwood shareholders or management with regard to the pricing, structure and timing of any sale of properties or mortgage loans.

STARWOOD FACES RISKS INVOLVED IN INVESTMENTS THROUGH PARTNERSHIPS OR JOINT VENTURES.

    Instead of purchasing hotel properties directly, Starwood may invest as a co-venturer. Joint venturers often have shared control over the operation of the joint-venture assets. Therefore, such investments may, under certain circumstances, involve risks such as the possibility that the co-venturer in an investment might become bankrupt, or have economic or business interests or goals that are inconsistent with Starwood's business interests or goals, or be in a position to take action contrary to Starwood's instructions or requests or contrary to Starwood's policies or objectives.

    Consequently, actions by a co-venturer might subject hotel properties owned by the joint venture to additional risk. Although Starwood generally seeks to maintain sufficient control of any joint venture, Starwood may be unable to take action without the approval of its joint-venture partners. Alternatively, these joint-venture partners could take actions binding on the joint venture without Starwood's consent. Additionally, should a joint-venture partner become bankrupt, Starwood could become liable for such partner's share of joint-venture liabilities.

ALTHOUGH STARWOOD HAS ENTERED INTO DEFINITIVE AGREEMENTS TO SELL SUBSTANTIALLY ALL ITS GAMING ASSETS, STARWOOD FACES RISKS RELATED TO GAMING OPERATIONS UNTIL THOSE SALES ARE COMPLETED.

    REGULATION OF GAMING OPERATIONS. Pending the completion of the sale of Caesars World, Inc. ("Caesars World") and the Desert Inn Hotel & Resort (the "Desert Inn"), Starwood owns and operates several casino gaming facilities, including Caesars Palace and the Desert Inn in Las Vegas, Nevada; Caesars Atlantic City in Atlantic City, New Jersey; and Caesars Tahoe in Stateline, Nevada. Other gaming facilities are located in Delaware, Indiana and Mississippi, in six foreign countries and on the cruise ships S.S. Crystal Harmony and S.S. Crystal Symphony while they are in international waters. Each of these gaming operations is subject to extensive licensing, permitting and regulatory requirements administered by various governmental entities.

    Starwood cannot assure you that the sale of Caesars World or the sale of the Desert Inn will be completed under the terms of the current agreements or completed at all. Either sale may be terminated, postponed or delayed for numerous reasons, including the failure to obtain approval from the appropriate gaming regulatory authorities.

    Typically, gaming regulatory authorities have broad powers with respect to the licensing of gaming operations. They may revoke, suspend, condition or limit gaming approvals and licenses and those of gaming subsidiaries, impose substantial fines and take other actions, any of which could have a material adverse effect on the business and the value of Starwood's hotel/casinos. Starwood's directors, officers and some key employees, together with those of the gaming subsidiaries, are subject to licensing or suitability determinations by various gaming authorities. If any of those gaming authorities were to find someone unsuitable, Starwood could have to sever its relationship with that person.

    INCREASED GAMING COMPETITION. Starwood is facing significant domestic and international competition from both established casinos and newly emerging gaming operations. Starwood's competitors have made a significant number of proposals for casinos, both land-based and on navigable waters, in a number of jurisdictions and large metropolitan areas. If gaming were legalized in new jurisdictions, Starwood's competitors would have additional opportunities to expand. This could have a negative impact on existing gaming operations. Starwood believes that if legalized gaming is adopted in any jurisdiction near Nevada (particularly California or the Southwestern states) or near New Jersey (particularly New York or Pennsylvania) or on nearby Native American lands, this could have a material adverse effect on operations in Las Vegas and Atlantic City, respectively.

    In November 1998, California voters approved a ballot initiative that mandates that the California governor sign compacts relating to gaming on tribal lands with California tribes upon their request. The initiative also amended current California law to permit gambling devices, including slot machines, banked card games and lotteries, at tribal casinos. The Supreme Court of California has stayed the implementation of this initiative, and its ultimate impact on gaming operations is uncertain.

    RISKS ASSOCIATED WITH HIGH-END GAMING. The high-end gaming business is more volatile than other forms of gaming. Variability in high-end gaming could have a positive or negative impact on cash flow, earnings and other financial measures in any given quarter. In addition, a substantial portion of Starwood's table gaming revenue from Caesars Palace and Desert Inn operations is attributable to the play of a relatively small number of international customers. The loss of, or a reduction in play of, the most significant of such customers (because of recessionary conditions in Asia or otherwise) could have a material adverse effect on future operating results.

    REDEMPTION PURSUANT TO GAMING LAWS. Although Starwood's gaming operations are currently discontinued, Starwood cannot assure you that the sale of Caesars World or the sale of the Desert Inn will be completed. If these sales are not completed, Starwood will continue to be subject to state gaming regulatory authorities. Some state gaming regulatory authorities reserve the right to require beneficial owners of securities issued by gaming companies or their affiliates to be licensed or found qualified or suitable to hold such securities. Because Starwood has a significant presence in the gaming industry through its subsidiary, Caesars World, if a gaming authority required you to be licensed or found qualified or suitable to hold or own units of Starwood stock, you would either have to obtain such a license or be found qualified or suitable, or you would have to dispose of the units. If you were required to dispose of the units and failed to do so within the time period specified by the gaming authority, Starwood would have the right to redeem your units.

                                   THE MERGER

GENERAL

    We are furnishing this information statement/prospectus to you in connection with the proposed merger of Vistana with Fire Acquisition Corp., a Florida corporation and wholly owned subsidiary of Starwood formed for the purpose of effecting the merger (referred to in this information statement/ prospectus as the "merger sub"), with the merger sub surviving the merger as a wholly owned subsidiary of Starwood. This merger will be carried out as provided in the Agreement and Plan of Merger, dated as of July 18, 1999, as amended August 16, 1999, among Starwood, the merger sub and Vistana (referred to as the "merger agreement"). A copy of the merger agreement is attached as Appendix A to this information statement/prospectus and is incorporated by reference in this information statement/prospectus. This information statement/prospectus has been sent to you because on July 18, 1999, the date on which the controlling shareholders executed a written consent adopting the merger agreement and approving the merger, you were a holder of Vistana common stock, par value $.01 per share.

    In the merger, each publicly outstanding share of Vistana stock will be converted into $5.00 in cash and a fraction of a unit of Starwood stock equal to an exchange ratio (as described below under "The Merger Agreement--Consideration to be Received in the Merger; Exchange Ratio"). If the number of units of Starwood stock that you would receive under the exchange ratio includes a fraction of a unit of Starwood stock, rather than give you a fractional unit of Starwood stock, Starwood will instead pay you an amount in cash equal to the value on the date of the merger of that fractional interest.

    This information statement/prospectus is to inform you of the merger. Your vote is not required for the merger, because the controlling shareholders of Vistana, Raymond L. Gellein, Jr., Jeffrey A. Adler and certain of their affiliates, executed and delivered to Vistana on July 18, 1999 a written consent in lieu of a meeting of shareholders approving and adopting the merger agreement and the merger. At the time the controlling shareholders signed the written consent, they held of record, in the aggregate, 12,414,500 shares of Vistana common stock (entitled to one vote per share). This means that the controlling shareholders represented the requisite majority of the votes entitled to be cast at a meeting of Vistana's shareholders to consider the merger agreement and the merger. As a result, no meeting or further approval or consent of shareholders of Vistana is necessary to effect the merger. The merger will become effective no earlier than 20 business days after this information statement/ prospectus is mailed to Vistana shareholders, and only after satisfaction or waiver of the conditions to the merger contained in the merger agreement.

    This information statement/prospectus also constitutes a prospectus of Starwood and the Trust, which is a part of the Registration Statement on Form S-4 filed by Starwood and the Trust with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, in order to register the units of Starwood stock to be issued to Vistana shareholders in the merger.

BACKGROUND OF THE MERGER

    Following the completion of its initial public offering in February 1997, Vistana adopted a growth oriented business strategy that focused on internal development of Vistana-branded resorts, joint ventures and other strategic relationships and acquisitions of operating companies.

    During 1997 and 1998, Vistana held discussions with a number of companies in the timeshare, hospitality and leisure business about potential joint ventures, acquisitions and other strategic transactions.

    In August 1998, Barry Sternlicht, Starwood's Chairman and Chief Executive Officer, telephoned Mr. Gellein to suggest that the parties meet to explore the possibility of a business combination or strategic relationship.

    Later that month, Messrs. Gellein and Charles E. Harris, the Vice Chairman and Chief Financial Officer of Vistana, met in Orlando with representatives of Bear, Stearns & Co. Inc. to discuss the possibility of entering into a transaction with Starwood. The representatives of Bear Stearns and Vistana agreed that Bear Stearns would serve as financial advisor to Vistana in any negotiations with Starwood.

    On August 21, 1998, Mr. Gellein met in Orlando with Mr. Sternlicht to explore the possible benefits of a business combination or strategic relationship between Vistana and Starwood. On August 26, 1998, Mr. Gellein advised the Vistana board on his meeting with Mr. Sternlicht.

    On September 14, 1998, Starwood and Vistana entered into a confidentiality agreement. On September 14 and 15, 1998, representatives of Starwood met in Orlando with representatives of Vistana to review financial and operating information about Vistana. Following the meeting, Vistana provided additional financial information to Starwood.

    On September 23, 1998, Vistana's directors were advised about the status of the Starwood discussions at a regular board meeting held on that date.

    On October 13, 1998, Mr. Sternlicht telephoned Mr. Gellein to express further interest in pursuing a business combination with Vistana.

    On October 29, 1998, Vistana's board held a special session in Atlanta to review Vistana's strategic choices and opportunities. At the meeting, Vistana's directors discussed a number of topics, including management's assumptions and beliefs about the vacation ownership industry and the key strategic factors necessary for future success. The directors also considered the strategic alternatives available to Vistana with respect to brands, points-based vacation ownership systems, ownership and financing. During the meeting, the directors reached informal consensus with respect to several points, including the following:

    - Brands, scale and points-based ownership systems would be increasingly important to Vistana's future success.

    - Marketing and sales would likely become more sophisticated over time, increasing the importance of database and affinity marketing programs in reducing costs.

    - Internal growth and acquisitions of smaller companies alone would be unlikely to build scale and branding opportunities fast enough to meet Vistana's strategic goals.

    - Emphasis should be placed on exploring acquisitions or peer mergers with public companies or, alternatively, exploring the sale of Vistana.

    On November 24, 1998, Bear Stearns presented information about Vistana to Starwood. On the same date at a regularly-scheduled board meeting, the Vistana directors held further discussions regarding Vistana's strategic alternatives.

    On December 7, 1998, Messrs. Gellein and Harris met at Starwood's headquarters with Mr. Sternlicht and other Starwood representatives to discuss the possible benefits of a business combination or strategic relationship.

    On December 11, 1998, Mr. Gellein and Mr. Adler met with Mr. Sternlicht to discuss possible benefits of a business combination or strategic relationship.

    During the period from November 1998 through January 1999, Mr. Gellein explored possible relationships with several publicly traded companies and responded to any expressions of interest received from third parties regarding strategic alliances or business combinations.

    On January 22, 1999, Vistana made a proposal to Starwood relating to a strategic relationship between the parties. The proposal provided, among other things, for the parties to form a joint venture to develop and sell vacation ownership interests at Starwood hotels and resorts, for Starwood to license its brands for use at Vistana's resorts and for Starwood to make an investment of approximately $100 million in Vistana debentures and stock. On January 26, 1999, Messrs. Sternlicht, Gellein and Harris and a representative of Bear Stearns met in New York City to discuss the proposal. Starwood rejected the joint venture and licensing structure proposal.

    On January 28, 1999, Vistana engaged counsel in connection with its negotiations with Starwood and other strategic alternatives.

    On February 19, 1999, Starwood made an alternative proposal to Vistana. The proposal provided, among other things, for Starwood to acquire control of Vistana by purchasing all the shares of Vistana common stock owned by the public and a portion of the shares owned by Vistana's management. The proposal also provided for Starwood to receive an option to purchase the remaining shares owned by Vistana's management. Vistana rejected this approach.

    On March 12, 1999, Mr. Sternlicht and Mr. Gellein met in Atlanta to discuss the structure and financial terms of a possible business combination between Vistana and Starwood.

    During this period, Mr. Gellein continued to have conversations with other publicly-traded companies about possible business combinations or strategic relationships with Vistana.

    On March 23, 1999, Starwood's investment banker communicated certain key transaction terms and delivered a due diligence request list to Bear Stearns. On March 25, 1999, Vistana responded to the Starwood proposal. Vistana did not respond to Starwood's due diligence request list at this time, pending additional negotiation of the proposal. During the ensuing weeks, the parties and their representatives held various telephone discussions concerning the terms of a possible business combination.

    On March 25, 1999, the Vistana directors discussed the status of management's conversations with Starwood and others and discussed other strategic alternatives generally.

    From March through June 1999, Vistana held preliminary discussions with a number of hospitality or leisure companies regarding possible interest in a business combination or other strategic relationship with Vistana. None of these discussions resulted in proposals.

    On April 5, 1999, the Vistana board held a special meeting to discuss the status of the strategic discussions with Starwood and other parties regarding possible business combinations or joint venture relationships. During the meeting, the board appointed a special committee consisting of Vistana's three non-management directors (James G. Brocksmith, Jr., Laurence S. Geller and Steven J. Heyer, with Mr. Geller as chairman), to assist in the board's evaluation of strategic transaction proposals. The special committee was authorized to retain separate legal counsel and a financial advisor. The special committee retained counsel and held a telephonic meeting on April 9, 1999. During the meeting, counsel advised the committee as to its role in considering a strategic transaction and the appropriate procedures to be followed in connection with the evaluation of any transaction. The special committee also engaged Salomon Smith Barney as the special committee's financial advisor and discussed with representatives of Salomon Smith Barney the potential valuation methodologies to be used in analyzing the fairness, from a financial point of view, of the consideration payable in a transaction. Between April 9, 1999, and July 18, 1999 (the date the merger agreement was signed), the special committee held nine meetings, including two joint meetings with the full Vistana board.

    On April 13, 14, 15 and 16, representatives of Starwood met in Orlando with representatives of Vistana to conduct a due diligence investigation of Vistana. Over a period of weeks after this meeting, Vistana delivered additional due diligence materials to Starwood and Starwood and its advisors conducted additional due diligence with respect to Vistana.

    On April 21, 1999, Starwood's counsel delivered an initial draft of a merger agreement to Vistana's counsel and management.

    On April 28, 1999, Vistana's directors discussed the status of Vistana's strategic alternatives at a regular board meeting held on that date.

    During this period, management continued to have discussions with third parties regarding possible business combinations or joint venture relationships.

    On May 5, 6 and 7, Messrs. Adler, Gellein and Harris traveled to New York City to hold negotiations about the merger agreement with representatives of Starwood. On May 6, 1999, Vistana's counsel met with Starwood's counsel to discuss the draft merger agreement. During this meeting, Starwood's counsel advised that Starwood would require as conditions that the controlling shareholders deliver written shareholder consents and irrevocable proxies when the merger agreement was signed, and that the controlling shareholders indemnify Starwood for any breaches by Vistana of its representations and warranties in the merger agreement. No agreement as to those conditions was reached by Starwood and Vistana at this point. Additional communications between Mr. Sternlicht and Mr. Gellein and further negotiations between the parties and their representatives continued the following week.

    On May 27, 1999, Vistana's directors considered the status of Vistana's strategic alternatives at a regular board meeting held on that date, including discussions with one third party expressing interest in acquiring Vistana for a price of $16.00 per share, which represented the high end of the range that the potential purchaser was willing to pay, and with another third party expressing interest in acquiring approximately 31% of Vistana's outstanding shares (15.5% from Vistana and 15.5% from Messrs. Adler and Gellein) at a price equal to 95% of fair market value with options to acquire the balance and joint ventures for certain vacation ownership projects.

    On June 8, 1999, Messrs. Adler and Gellein met in New York with Mr. Sternlicht to discuss Starwood's business strategies, post-merger management structure, and potential operating synergies with Vistana. Negotiations between the parties continued during the weeks following the meeting. During the ensuing negotiations, Starwood indicated that it would consider paying a higher price to Vistana's shareholders and would eliminate any termination breakup fee if Messrs. Adler and Gellein would agree to deliver written consents and irrevocable proxies when the merger agreement was signed and to indemnify Starwood against any breach by Vistana of certain of its representations and warranties in the merger agreement.

    On June 25, 1999, Messrs. Adler, Gellein and Harris met with representatives of Starwood at its headquarters to review Starwood's financial prospects and related due diligence matters and to discuss business issues relating to the merger.

    On June 30, 1999, Vistana's board held its regular meeting in New York City. During this session, a joint meeting of the board and the special committee was held to consider Starwood's acquisition proposal and review Vistana's other possible strategic alternatives. Management provided an update concerning the status of discussions with Starwood and others. Counsel reviewed the terms of the latest draft of the Starwood merger agreement and related documents. Bear Stearns reviewed the process and negotiations with Starwood and discussions with other potential strategic partners and acquisition proposals. Salomon Smith Barney provided financial and market information with respect to Vistana and Starwood and reviewed its preliminary valuation methodologies and results. Neither the board nor the special committee took any action with respect to the Starwood proposal or any alternative transaction. However, members of the board expressed concern about the lack of a termination right for Vistana based upon a decline in the price of Starwood's units, and management was encouraged to seek such a provision. Following the board meeting, material terms to the merger agreement remained to be negotiated and when agreement could not be reached, Vistana's management returned to Orlando.

    During the week of July 6, 1999, negotiations between Vistana and Starwood resumed and revised draft agreements were exchanged.

    On July 14, 1999, a special telephonic meeting of Vistana's board was held to consider the status of the Starwood negotiations. The board did not take any action with respect to the Starwood transaction. On July 15, 1999, a further special telephonic meeting of Vistana's board was held to consider the status of the Starwood negotiations. During a recess in the board meeting, a special meeting of the board compensation committee was held to review executive employment and compensation matters relating to the Starwood merger, and the committee approved several of these matters.

    Following these meetings, negotiations continued between Vistana and Starwood. The parties finalized negotiations during the evening on July 16, 1999.

    On July 18, 1999, a joint telephonic special meeting of Vistana's board and special committee was held to consider approval of the merger agreement, the merger, and related matters. Management provided an update about the status of the negotiations. Counsel reviewed the final terms and conditions of the merger agreement and related documents. Salomon Smith Barney made a financial presentation and rendered its oral opinion (subsequently confirmed by delivery of a written opinion dated July 18, 1999) to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to holders of Vistana common stock (other than those shareholders who delivered as of the date of the opinion written consents in respect of the merger, as to whom Salomon Smith Barney was not requested to express an opinion). The board was also informed that the controlling shareholders were in favor of the transaction and had agreed to execute a written consent to the merger and to indemnify Starwood to the extent provided in the shareholders agreements (see "The Merger--General" and "Shareholders Agreements.") During a recess in the board meeting, the board compensation committee considered and approved, or recommended that the board approve, certain executive employment and compensation matters relating to the merger (see "The Merger--Interests of Certain Persons in the Merger"). During this recess, the special committee also held a separate meeting to consider the merger agreement and the merger. The special committee unanimously recommended that the board approve the merger agreement and the merger. Following this recess, the board unanimously:

    - determined that the merger is in furtherance of and consistent with Vistana's long-term business strategies and in the best interest of its shareholders;

    - approved the merger agreement, the merger and related documents; and

    - approved certain executive employment and compensation matters related to the merger.

    The parties thereafter executed and delivered the merger agreement, and the controlling shareholders executed and delivered the written consent approving the merger agreement and the merger, thereby providing the shareholder approval required by Florida law.

    On July 19, 1999, Vistana and Starwood issued a joint press release announcing the execution of the merger agreement.

    On August 16, 1999, Starwood, merger sub and Vistana amended the merger agreement in certain minor respects.

VISTANA'S REASONS FOR THE MERGER; APPROVAL OF THE VISTANA BOARD

    The following factors were among those considered by Vistana's special committee in reaching its decision to recommend the merger agreement to the Vistana board and by Vistana's board in reaching its decision to approve the merger agreement and the merger.

    - the merger will provide Vistana shareholders with an investment in a larger and more diversified enterprise;

    - the merger is expected to provide Vistana shareholders with cash and Starwood units at a premium over the average market price for shares of Vistana stock over the past year;

    - the merger is expected to be partially tax free to Vistana shareholders;

    - the merger will provide Vistana shareholders with greater liquidity due to the more active trading market for Starwood units; and

    - the merger is expected to improve Vistana's competitive position and future scale by providing access to Starwood's brands, frequency program, customer base and resort development opportunities.

    The board and the committee also considered the following additional factors:

    - the risks and benefits associated with Vistana continuing as an independent company, including trading value and liquidity issues;

    - the other strategic alternatives available to Vistana;

    - the judgment, advice and analysis of Vistana's controlling shareholders and senior management, including their favorable recommendation of the merger and the fact that Vistana's controlling shareholders approved of the transaction;

    - discussions with Vistana's senior management, legal advisors and investment bankers regarding the terms of the merger agreement, including those provisions required by Starwood as a condition to its signing the merger agreement which preclude consideration of alternative transactions;

    - information concerning the financial and operating performance and condition, business operations, debt and capital levels, asset quality and prospects of Vistana and Starwood;

    - current industry, economic and market conditions and trends, including the likelihood of continuing expansion by branded entities in the vacation ownership industry;

    - the importance of market position, significant scale and financial resources to a company's ability to compete effectively in the changing environment in the vacation ownership industry;

    - the opinion dated July 18, 1999 of Salomon Smith Barney described below under "Opinion of Salomon Smith Barney" as to the fairness, from a financial point of view, of the merger consideration to the holders of Vistana common stock (other than those shareholders who delivered as of the date of the opinion written consents in respect of the merger, as to whom Salomon Smith Barney was not requested to express an opinion);

    - the ability of the parties to complete the merger, including, in particular, the likelihood of obtaining regulatory approvals; and

    - the belief that the corporate cultures of the two companies would be complementary.

    The Vistana board and special committee also considered the following negative factors:

    - the fact that fluctuations in the market value of Starwood's units prior to the closing of the merger may result in Vistana shareholders receiving total consideration of less than $19 per share in value;

    - the fact that the closing price of Starwood's units was below the $30 price floor used in calculating the exchange ratio when the merger agreement was executed;

    - the interests of Vistana's management in the merger as described in "Interests of Certain Persons in the Merger";

    - the provisions of the merger agreement and the shareholders agreement which preclude subsequent consideration of alternative transactions; and

    - the impact that any failure to complete the merger would have on Vistana's business, shareholders and employees.

    The foregoing discussion of the information and factors considered by the Vistana board is not intended to be exhaustive but is believed to include all material factors considered by Vistana's board. In view of the complexity and wide variety of information and factors, both positive and negative, considered by Vistana's board, they did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the Vistana board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor, but, rather, conducted an overall analysis of the factors described above, including discussions with Vistana's management and legal, financial and accounting advisors. In considering the factors described above, individual members of Vistana's board may have given different weight to different factors. Vistana's board considered all these factors as a whole and believed the factors supported its determination to approve the merger. After taking into consideration all the factors set forth above, Vistana's board concluded that the merger was in furtherance of and consistent with Vistana's long-term business strategies and in the best interests of its shareholders and that Vistana should proceed with the merger.

STARWOOD'S REASONS FOR THE MERGER

    The Starwood board believes that the merger is in the best interest of Starwood and its shareholders. Starwood expects to benefit from Vistana's products, market presence, know how and people. Starwood believes that the addition of Vistana will enable Starwood to take advantage of numerous synergies between its hotel businesses and Vistana's vacation ownership resort business, thereby creating positive prospects for both increased shareholder value and improved customer satisfaction.

OPINION OF SALOMON SMITH BARNEY

    Vistana retained Salomon Smith Barney to act as the special committee's financial advisor in connection with the proposed merger. In connection with its engagement, the special committee requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to the holders of Vistana common stock of the merger consideration provided for in the merger. On July 18, 1999, at a joint meeting of the Vistana board and special committee held to evaluate the proposed merger, Salomon Smith Barney delivered to the Vistana board and special committee an oral opinion to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the holders of Vistana common stock (other than those shareholders who delivered as of the date of the opinion written consents in respect of the merger, as to whom Salomon Smith Barney was not requested to express an opinion). Salomon Smith Barney confirmed its oral opinion by delivery of a written opinion dated July 18, 1999, a copy of which is attached as Appendix D to this information statement/prospectus.

    In arriving at its opinion, Salomon Smith Barney:

    - reviewed the merger agreement and related documents;

    - held discussions with senior officers, directors and other representatives and advisors of Vistana and senior officers, representatives and advisors of Starwood concerning the businesses, operations and prospects of Vistana and Starwood;

    - examined publicly available business and financial information relating to Vistana and Starwood;

    - examined financial forecasts for Vistana and publicly available financial forecasts for Starwood and other information and data for Vistana and Starwood which were provided to or otherwise discussed with Salomon Smith Barney by the managements of Vistana and Starwood;

    - reviewed the financial terms of the merger as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Vistana common stock and units of Starwood stock, the historical and projected earnings and other operating data of Vistana and Starwood, the capitalization of Vistana and Starwood, and the financial condition of Vistana and Starwood;

    - considered, to the extent publicly available, the financial terms of other transactions recently effected that it considered relevant in evaluating the merger;

    - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations it considered relevant in evaluating those of Vistana and Starwood; and

    - conducted other analyses and examinations and considered other financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data that it reviewed or considered. With respect to these financial forecasts and other information and data, the managements of Vistana and Starwood advised Salomon Smith Barney that they were prepared on bases reflecting reasonable estimates and judgments as to the future financial performance of Vistana and Starwood and the other matters covered thereby.

    Salomon Smith Barney assumed, with Vistana's consent, that the merger will qualify at the corporate level as a tax-free reorganization for federal income tax purposes. Salomon Smith Barney also assumed, with Vistana's consent, that the Trust was organized and has operated in conformity with the requirements for qualification as a REIT for federal income tax purposes and that the merger and the related transactions will not adversely affect the REIT status or operations of the Trust. Salomon Smith Barney did not express any opinion as to what the value of the units of Starwood stock actually will be when issued in the merger or the prices at which the units of Starwood stock will trade after the merger. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Vistana or Starwood, and Salomon Smith Barney did not make any physical inspection of the properties or assets of Vistana or Starwood.

    Salomon Smith Barney was not requested to, and did not, participate in the negotiation or structuring of the merger, and Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of Vistana. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Vistana or the effect of any other transaction in which Vistana might engage. Salomon Smith Barney's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion. Although Salomon Smith Barney evaluated the merger consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiation between Vistana and Starwood. No other instructions or limitations were imposed by Vistana on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

    THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED JULY 18, 1999, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN AND IS ATTACHED TO THIS DOCUMENT AS APPENDIX D, IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE VISTANA BOARD AND SPECIAL COMMITTEE AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER.

    In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Vistana and Starwood. No company, transaction or business used in those analyses as a comparison is identical to Vistana, Starwood or the proposed merger, nor is an evaluation of those analyses entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

    The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

    Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Vistana board and special committee in their evaluation of the merger and should not be viewed as determinative of the views of the Vistana board and special committee or management with respect to the merger consideration or the proposed merger.

    The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated July 18, 1999. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. IN ORDER TO UNDERSTAND FULLY SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. CONSIDERING THE DATA SET FORTH BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES.

    PUBLIC MARKET ANALYSIS. Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of the following three publicly traded companies in the timeshare industry:

    - Fairfield Communities, Inc.

    - Sunterra Corporation

    - Trendwest Resorts, Inc.

    Salomon Smith Barney compared, among other things, equity values as a multiple of estimated calendar years 1999 and 2000 earnings per share, commonly called "EPS," and enterprise values, calculated as equity value, plus total debt and minority interests, less cash, as multiples of latest 12 months and estimated calendar 1999 earnings before interest, taxes, depreciation and amortization, commonly called "EBITDA." All multiples were based on closing stock prices on July 16, 1999. Estimated financial data for the selected timeshare companies were based on publicly available research analysts' estimates and estimated financial data for Vistana were based on internal estimates of the management of Vistana.

    Applying a range of multiples derived from the selected timeshare companies of estimated calendar 1999 and 2000 EPS and latest 12 months and estimated calendar 1999 EBITDA to corresponding financial data of Vistana resulted in an implied equity reference range for Vistana of approximately $12.05 to $18.26 per share, as compared to the equity value implied by the merger consideration of approximately $18.56 per share based on the closing stock price of a unit of Starwood stock on July 16, 1999.

    Using publicly available information, Salomon Smith Barney also analyzed the market values and trading multiples of Starwood and the following four publicly traded companies in the lodging industry:

    - Four Seasons Hotels Inc.

    - Hilton Hotels Corporation

    - Marriott International, Inc.

    - Promus Hotels Corporation

    Salomon Smith Barney compared, among other things, equity values as a multiple of estimated calendar years 1999 and 2000 EPS, and enterprise values as a multiple of latest 12 months and estimated calendar year 1999 EBITDA. All multiples were based on closing stock prices on July 16, 1999. Estimated financial data for Starwood and the selected lodging companies were based on publicly available research analysts' estimates. This analysis indicated the following implied high, low and average multiples for Starwood and the selected lodging companies:

                                                                              SELECTED LODGING COMPANIES
                                                                          -----------------------------------
                                                                             HIGH        AVERAGE       LOW      STARWOOD
                                                                          -----------  -----------  ---------  -----------
Estimated calendar 1999 EPS.............................................     28.9x          20.3x       12.8x       19.0x
Estimated calendar 2000 EPS.............................................     26.2x          18.1x       12.1x       15.2x
Latest 12 months EBITDA.................................................     23.6x          13.9x        7.5x        9.2x
Estimated calendar 1999 EBITDA..........................................     23.6x          13.2x        7.3x        8.7x

    PRECEDENT TRANSACTIONS ANALYSIS. Using publicly available information, Salomon Smith Barney reviewed the purchase prices and implied transaction value multiples paid or proposed to be paid in the following six selected transactions in the lodging industry:

              ACQUIROR                                                             TARGET
--------------------------------------------------------  --------------------------------------------------------
- Equivest Finance Inc.                                   - Eastern Resorts Corp.
- Vistana                                                 - The Success Companies and Points of Colorado
- Fairfield Communities Inc.                              - Vacation Break U.S.A.
- Signature Resorts Inc.                                  - LSI Group Holdings plc
- Signature Resorts Inc.                                  - Plantation Resort Group Inc.
- Signature Resorts Inc.                                  - AVCOM International Inc.

    Salomon Smith Barney compared purchase prices in the selected transactions as a multiple of latest 12 months and one-year forward EPS, and transaction values as a multiple of one-year forward EBITDA. All multiples were based on publicly available financial information for the relevant transaction.

    Applying a range of multiples derived from the selected transactions of latest 12 months EPS and one-year forward EBITDA to the latest 12 months and estimated calendar year 1999 EPS and estimated calendar year 1999 EBITDA of Vistana resulted in an implied equity reference range for Vistana of approximately $14.09 to $23.96 per share, as compared to the equity value implied by the merger consideration of approximately $18.56 per share based on the closing stock price of a unit of Starwood stock on July 16, 1999.

    NET PRESENT VALUE ANALYSIS. Salomon Smith Barney performed a net present value analysis of selected resorts of Vistana, excluding unannounced planned resorts under development, in order to determine the aggregate net present value of the equity cash flows of those resorts, net of the full payment of outstanding debt balances. Estimated financial data for the resorts were based on internal estimates of the management of Vistana. A terminal value multiple of 5.0x was applied to the projected annualized management fee income in the final month in which timeshare units for the selected resorts were expected to be fully sold. The equity cash flows were then discounted to present value using discount rates ranging from 14.0% to 18.0%. This analysis resulted in an implied reference range for the aggregate value of the selected resorts of approximately $8.00 to $11.12 per Vistana share. The results of this analysis are not, and should not be interpreted as, a valuation of Vistana as a going concern.

    PREMIUMS ANALYSIS. Salomon Smith Barney analyzed the premiums paid in 22 selected cash and stock merger and acquisition transactions announced since July 1, 1994 that had transaction values between $500 million and $1.0 billion. The premiums paid in the selected transactions were calculated based on the target company's stock price one day, one week and four weeks prior to public announcement of the transaction. Applying a range of selected premiums derived from the selected transactions to the closing stock price of Vistana common stock one day, one week and four weeks prior to public announcement of the merger resulted in an implied equity reference range for Vistana of approximately $18.49 to $20.99 per share, as compared to the equity value implied by the merger consideration of approximately $18.56 per share based on the closing stock price of a unit of Starwood stock on July 16, 1999.

    OTHER FACTORS. In rendering its opinion, Salomon Smith Barney also reviewed and considered, among other things:

    - a business, financial and shareholder profile of Vistana and Starwood;

    - historical and current price to earnings trading multiples for Vistana and selected timeshare companies;

    - the relationship between movements in Vistana common stock and movements in the common stock of selected companies in the lodging and timeshare industries and the relationship between movements in units of Starwood stock, movements in selected companies in the lodging industry and movements in the S&P 400 Index; and

    - selected analysts' reports on Starwood, including calendar years 1999 and 2000 EPS estimates of those analysts.

    MISCELLANEOUS. Pursuant to the terms of its engagement, Vistana has agreed to pay Salomon Smith Barney in connection with the delivery of its opinion an aggregate fee of $675,000. Vistana has also agreed to reimburse Salomon Smith Barney for its travel and other reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    Salomon Smith Barney has advised Vistana that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Vistana and Starwood for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney has in the past provided investment banking services to Vistana and Starwood unrelated to the proposed merger, for which services Salomon Smith Barney has received compensation. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Vistana, Starwood and their respective affiliates.

    Salomon Smith Barney is an internationally recognized investment banking firm and was selected by Vistana based on its experience, expertise and familiarity with Vistana and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

EMPLOYMENT AGREEMENTS

    JEFFREY A. ADLER. Mr. Adler serves as President of Vistana pursuant to the terms of an employment agreement dated as of December 27, 1996 between Mr. Adler and Vistana. Under the agreement, Mr. Adler is entitled to a base salary of $430,000 per year, which is to be automatically increased each year by the percentage increase in the Consumer Price Index and which may be further increased from time to time by the Vistana board. The agreement also provides that Mr. Adler shall be paid an annual bonus of up to 100% of adjusted base salary, to be determined under a formula similar to that used by Vistana to determine the annual bonuses for other senior executive officers. Under the agreement, Mr. Adler is entitled to the employee benefits generally made available by Vistana to similar level management employees including pension or other retirement benefits, health, hospitalization and similar insurance and group or individual life insurance.

    The initial term of Mr. Adler's employment agreement is for four years beginning on the completion of Vistana's public offering of its common stock in March, 1997. The term may be extended by written agreement of Mr. Adler and Vistana. If Mr. Adler's employment is terminated during the term of the agreement for any reason, he will be entitled only to the compensation and benefits provided under the agreement through the date of his termination and will not be entitled to any additional severance pay.

    The agreement generally restricts Mr. Adler from disclosing confidential information of Vistana during or after the term of the agreement and from competing with Vistana or soliciting any employees of Vistana for a period of two years following the termination of his employment.

    Mr. Adler and Vistana have entered into a new employment agreement dated July 18, 1999 that will become effective and will supersede the employment agreement dated December 27, 1996 on the effective date of the merger. Under the new employment agreement, Mr. Adler will serve as President and Co-Chief Executive Officer of Vistana and shall, with Mr. Gellein, be one of the two highest ranking time-share executives within the Starwood group. Mr. Adler will report to the Chief Executive Officer or Chief Operating Officer of Starwood or Starwood's Hotel Group. Under the new employment agreement, Mr. Adler will be entitled to a base salary of $430,000 per year, which may be increased from time to time by the Vistana board. Mr. Adler is also entitled to an annual bonus which, for 1999, will be determined under the terms of Vistana's Annual Performance Incentive Plan as in effect on July 18, 1999 and using the payout percentages in effect on such date, but with EPS goals converted to EBITDA goals and exclusion of the transaction costs of the merger and other extraordinary items. For 2000 and future years, Mr. Adler's annual bonus will be determined under Starwood's annual incentive plan with a target bonus equal to 100% of base salary. Performance targets and measures applicable to Mr. Adler's annual bonus for 2000 and future years are to be agreed upon by Starwood and Mr. Adler based upon achievement of Vistana's budget and Starwood's objectives. The new employment agreement also provides that Mr. Adler is to be provided cash long-term incentive compensation opportunities in accordance with Starwood's executive compensation policies. In addition, Mr. Adler is to be granted nonqualified options under Starwood's 1999 Long-Term Incentive Compensation Plan for not less than 100,000 units in equal installments of not less than 25,000 units annually over the term of the new employment agreement beginning on the effective date of the merger and on subsequent anniversaries thereof. Such options will have a ten-year term, will become exercisable at the rate of 25% per year beginning on the first anniversary on the date of grant and will be governed by the terms of Starwood's 1999 Long-Term Incentive Compensation Plan.

    The term of the new employment agreement is for four years beginning on the effective date of the merger, subject to automatic extension for additional one-year periods unless either Vistana or Mr. Adler shall give written notice to the contrary to the other party not less than 90 days prior to the date on which the term would otherwise be extended. The new employment agreement also provides that Mr. Adler is to receive credit for his service with Vistana prior to the effective date of the merger for purposes of his entitlement to employee benefits following the effective date of the merger. Mr. Adler is also entitled to be reimbursed by Vistana for his reasonable attorneys' fees incurred in the negotiation of the new employment agreement.

    In the event Mr. Adler's employment is terminated during the term of the new employment agreement, Mr. Adler will be entitled to the following benefits and payments:

        1. If Mr. Adler's employment is terminated by Vistana for "cause," his base salary would be prorated through the date of termination.

        2. If Mr. Adler's employment is terminated by Vistana without cause or by Mr. Adler for "good reason", (i) his base salary would be prorated through the date of termination, (ii) his annual bonus earned for the year in which his employment terminates, if any, would be prorated through the date of termination, (iii) the vesting of his stock options and other employee benefits subject to vesting would be accelerated, (iv) the Company would pay his COBRA health insurance premiums for 12 months thereafter and
    (v) his base salary would continue for 12 months after his termination date.

        3. If Mr. Adler's employment is terminated by his voluntary resignation, his base salary would be prorated through the date of termination.

        4. If Mr. Adler's employment is terminated for any other reason, such as by reason of Mr. Adler's death or permanent disability, he or a beneficiary designated by Mr. Adler would receive his base salary prorated through the date of termination plus his annual bonus earned for the year in which his employment terminates, if any, prorated through the date of termination.

    "Good reason" is defined to include (i) any reduction in Mr. Adler's authority, title or rank, with Mr. Gellein, as one of the two highest ranking time-share executives within the Starwood group, (ii) any change in Mr. Adler's reporting relationship, (iii) relocation of Mr. Adler's place of employment more than 35 miles from its current location, provided that Mr. Adler is to spend such time as reasonably necessary in connection with Vistana's business at Starwood's principal executive offices without being deemed to be relocated, or
(iv) any material breach by Vistana or Starwood of the new employment agreement.

    "Cause" is defined as (a) the commission of an act of fraud, embezzlement or willful breach of a fiduciary duty to Vistana or Starwood (including, but not limited to, the unauthorized disclosure of confidential or proprietary material information of Vistana or Starwood); (b) the commission of a breach of any material covenant, provision, term, condition, understanding or undertaking set forth in his employment agreement; (c) the commission (other than in the capacity as an agent of the Vistana) of a crime constituting a felony under applicable law (or a plea of NOLO CONTENDERE in lieu thereof); (d) the exposure of Vistana, Starwood or any of their affiliates to any civil liability which is determined by an arbitrator or court in a final and nonappealable decision to constitute unlawful discrimination or harassment in employment; (e) any gross negligence or willful misconduct in the performance of his duties to Vistana where such conduct results in a material detriment to Vistana; or (f) habitual abuse of alcohol or any use by the employee of an unlawful controlled substance (other than use in compliance with a current prescription); PROVIDED, HOWEVER, that in the event of a termination falling solely within clause (b) of this definition (and excluding termination for breach of the confidentiality, non-competition or non-solicitation provisions), Vistana, prior to terminating the employee's employment, will give the employee written notice of the conduct or event that Vistana asserts constitutes a breach of a material covenant, provision, term, condition, understanding or undertaking and afford the employee 15 days after receipt of such notice to cure such breach; PROVIDED FURTHER, that the employee will be deemed terminated for cause unless any such breach is cured within such 15-day period.

    The new employment agreement also generally restricts Mr. Adler from disclosing confidential information of Vistana, Starwood or any member of the Starwood group during or after the term of the agreement and from competing with Vistana or with the time-share business of the Starwood group or soliciting the employees of Vistana, Starwood or any member of the Starwood group for a period equal to the longer of two years following the termination of his employment or six years following the effective date of the merger.

    The new employment agreement provides for binding arbitration of any disputes between Mr. Adler and Vistana thereunder, other than disputes regarding the confidentiality, noncompetition and nonsolicitation provisions.

    RAYMOND L. GELLEIN, JR. Mr. Gellein serves as Chairman of the Board of Vistana pursuant to the terms of an employment agreement dated as of December 27, 1996 between Mr. Gellein and Vistana that is substantially identical to that of Mr. Adler. Mr. Gellein and Vistana have entered into a new employment agreement dated July 18, 1999 that will become effective and will supersede the employment agreement dated December 27, 1996 on the effective date of the merger. Under the new employment agreement, which is substantially identical to Mr. Adler's, Mr. Gellein will serve as Chairman and Co-Chief Executive Officer of Vistana and shall, with Mr. Adler, be one of the two highest ranking time-share executives within the Starwood group.

CHANGE OF CONTROL PROVISIONS IN EXECUTIVE OFFICER AGREEMENTS

    Vistana has employment agreements with the following executive officers of Vistana that contain change of control provisions:

           NAME AND PRINCIPAL POSITION

           Charles E. Harris
           VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER

           Susan Werth
           SENIOR VICE PRESIDENT AND GENERAL COUNSEL

    Under the terms of the employment agreement with Mr. Harris, dated as of November 18, 1997, if Mr. Harris voluntarily terminates employment with Vistana within 90 days after a change of control, Mr. Harris is entitled to receive a payment equal to three times the sum of his then-current annual base salary and the higher of (i) his annual bonus payment for the immediately preceding year and (ii) his annual bonus payment for the year in which the change of control occurs, plus an amount equal to certain taxes required to be paid by Mr. Harris in connection with his receipt of the change of control payment and the acceleration of any of the stock options granted to him by Vistana or its controlling shareholders.

    Under the terms of the employment agreement with Ms. Werth, dated December 27, 1996, if Ms. Werth voluntarily terminates employment with Vistana within 90 days after a change of control, Ms. Werth is entitled to receive a payment equal to 120% of her then-current base salary multiplied by two.

    For purposes of Mr. Harris' and Ms. Werth's employment agreements, "change of control" is defined as the occurrence of any one of the following events:

    - any (A) consolidation or merger of Vistana in which Vistana is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/or assets of Vistana will be controlled by another corporation or (B) a recapitalization (including an exchange of Vistana equity securities), in either case, in which any "person" (as used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the controlling shareholders of Vistana (identified in the agreement as Mr. Gellein, Mr. Adler and the JGG Holdings Trust), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Vistana representing more than 50% of the combined voting power of Vistana's then-outstanding securities ordinarily having the right to vote in the election of directors;

    - any sale, lease, exchange or transfer (in one transaction or a series of transactions) of all or substantially all the assets of Vistana and its affiliates;

    - approval by the shareholders of Vistana of any plan or proposal for liquidation or dissolution of the Company, unless such plan or proposal is abandoned within 60 days following such approval; or

    - any "person" (as used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than the controlling shareholders of Vistana (identified in the agreement as Mr. Gellein, Mr. Adler and the JGG Holdings Trust) becomes the beneficial owner of securities of Vistana representing more than 50% of the combined voting power of Vistana's then-outstanding securities ordinarily having the right to vote in the election of directors.

    Mr. Harris and Ms. Werth have entered into stay agreements with Vistana pursuant to which they have waived their rights to receive severance under their employment agreements upon a change of control (see "Interests of Certain Persons in the Merger--Stock Options--Stay Agreements).

STOCK OPTIONS

    VISTANA STOCK OPTIONS. No later than the effective time, each outstanding option granted by Vistana under its stock option plan to purchase shares of Vistana common stock will be assumed by Starwood and will constitute an option to acquire, on the same terms and subject to the same conditions as applied to the Vistana stock option prior to the effective time, the number, rounded to the nearest whole number, of shares of Starwood units determined by multiplying:

       - the number of shares of Vistana common stock subject to the option immediately before the effective time, by

       - the exchange ratio.

    The exercise price of each of these options will be a price per share equal to the difference between:

       - the exercise price per share of Vistana common stock immediately before the effective time divided by the exchange ratio, and

       - $5.00 divided by the exchange ratio.

    Except as described above with regard to the conversion of Vistana options into options to purchase units of Starwood stock, the merger will not materially affect options granted the Vistana employees, including Vistana executive officers or non-employee directors of Vistana. The Vistana stock option plan will continue to govern the substitute options. Under the terms of the plan, Vistana options granted that are not exercisable prior to the effective time of the merger will become exercisable at the time of the merger.

    Prior to the effective time, Vistana intends to reduce the exercise price of stock options granted by Vistana to Charles E. Harris to purchase 180,000 shares of Vistana common stock from $24.625 per share to $12.00 per share. In addition, Messrs. Gellein and Adler intend to reduce the exercise price of certain stock options granted by them to several Vistana employees with respect to Vistana common stock that they own, provided that, in order to receive the increased spread resulting from such reductions, the merger must occur and the respective employee must continue to be employed at the time of the payment. In addition, the increased spread resulting from the reduction in those exercise prices shall be payable in annual installments ranging from two to four years after the merger, depending upon the employee. Specifically with respect to the executive officers of Vistana, Messrs. Gellein and Adler intend to reduce the exercise price of the stock option granted to (1) Charles E. Harris to purchase 400,000 shares of Vistana stock from $24.625 per share to $12.00 per share, with 50% of the increased spread being payable at the time of the merger and 50% being payable in two equal annual installments beginning with the first anniversary of the merger, and (2) Susan Werth to purchase 125,000 shares of Vistana stock from $12.00 to $9.60 per share, with the increased spread being payable in three equal annual installments beginning with the first anniversary of the merger.

    STARWOOD STOCK OPTIONS. In addition to those options to purchase Starwood units granted to Messrs. Gellein and Adler pursuant to their new employment agreements, at the effective time, Starwood will grant options to purchase Starwood units under Starwood's 1999 Long-Term Incentive Compensation Plan to the following executive officers of Vistana:

NAME AND PRINCIPAL POSITION                                                    NUMBER OF UNITS
-----------------------------------------------------------------------------  ---------------

Charles E. Harris............................................................       200,000
VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER

Susan Werth..................................................................        75,000
SENIOR VICE PRESIDENT AND GENERAL COUNSEL

Mark E. Patten...............................................................        30,000
VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER

Each of these options will remain in effect for 10 years and will become exercisable at a rate of 25% per year beginning on the first anniversary of the date of grant. The exercise price will be the fair market value of Starwood units on the date of grant.

    STAY AGREEMENTS. Vistana has entered into stay agreements that will provide for the payment of a one-time cash bonus to each of the following executive officers of Vistana:

NAME AND PRINCIPAL POSITION                                                 CASH BONUS AMOUNT
-------------------------------------------------------------------------  -------------------

Charles E. Harris........................................................     $   2,110,000
VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER

Susan Werth..............................................................     $     660,000
SENIOR VICE PRESIDENT AND GENERAL COUNSEL

Mark E. Patten...........................................................     $     150,000
VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER

With respect to Mr. Harris and Ms. Werth, the cash bonus will be payable if the individual waives his or her rights to receive severance under his or her employment agreement upon a change of control resulting from the merger and either (1) continues to be employed by Vistana through the effective date of the merger and enters into an amendment to his or her employment agreement extending the term of the employment agreement for a specified period after the effective date of the merger or (2) the individual is terminated without cause prior to the effective date and the merger takes place. With respect to Mr. Patten, the cash bonus will be payable if (a) he continues to be employed by Vistana through the six month anniversary of the effective date of the merger and enters into an amendment to his employment agreement extending the term of the employment agreement for a specified period after the effective date of the merger or (b) he is terminated without cause prior to the six-month anniversary of the effective date of the merger.

    EXTENSION OF EMPLOYMENT AGREEMENTS. Vistana intends to enter into amendments of the existing employment agreements with the following executive officers of Vistana extending the terms of these employment agreements as provided below:

NAME AND PRINCIPAL POSITION                                                           EXTENSION
-----------------------------------------------------------------------------------  -----------

Charles E. Harris..................................................................     4 years
VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER

Susan Werth........................................................................     4 years
SENIOR VICE PRESIDENT AND GENERAL COUNSEL

Mark E. Patten.....................................................................     4 years
VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER

    TAX GROSS-UP PAYMENT. Vistana (or the surviving corporation in the merger) will pay Charles E. Harris an amount equal to the total federal excise tax amount payable by Mr. Harris as a result of (i) his $2,110,000 stay bonus, (ii) any gain attributable to the stock options granted to Mr. Harris by Vistana or Messrs. Gellein and Adler and (iii) other compensation and benefits paid under the terms of his employment agreement dated November 18, 1997. See "Interests of Certain Persons in the Merger--Stock Options" and "--Stay Agreements."

EFFECTIVE TIME OF THE MERGER

    On the day of the closing of the merger, which will occur no later than the second business day after satisfaction or waiver of all the conditions to the merger, the merger will become effective upon filing of the articles of merger with the Department of State of the State of Florida (or on such later date and time as may be specified in the articles of merger). See "The Merger Agreement-- Conditions."

ARTICLES OF INCORPORATION AND BYLAWS

    At the effective time, the articles of incorporation and bylaws of the merger sub as in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the surviving corporation (except that the articles of incorporation shall be amended at the effective time to provide that the name of the surviving corporation will be "Vistana, Inc.") until thereafter changed or amended as provided in the articles of incorporation or by applicable law. The directors of the merger sub will be the directors of the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

    The merger agreement provides that the articles of incorporation of the surviving corporation will contain provisions with respect to indemnification and exculpation from liability of officers and directors to the extent set forth in Vistana's articles of incorporation on the date of the merger agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material federal income tax consequences of the merger and certain additional federal income tax consequences of owning units of Starwood stock. This summary is based upon the Code, applicable Treasury Regulations under the Code and judicial and administrative interpretations of the Code, all of which are subject to change, including changes that may be retroactive. This summary does not purport to deal with all aspects of taxation that may be relevant to shareholders of Vistana in light of their personal investment or tax circumstances. Except as specifically provided, the discussion below does not address foreign, state, or local tax consequences, nor does it specifically address the tax consequences to taxpayers subject to special treatment under the federal income tax laws. The discussion below assumes that the shares of Vistana common stock and the units of Starwood stock (each of which consists of one share of common stock of Starwood (a "Common Share") and one class B share of the Trust (a "Class B Share")) are, as of the effective time, held as "capital assets" within the meaning of Section 1221 of the Code.

    Sidley & Austin, counsel for Starwood, is opining on certain federal income tax consequences of the merger for Starwood and Battle Fowler LLP, counsel for Vistana, is opining on certain federal income tax consequences of the merger for Vistana shareholders. These opinions have been filed as exhibits to the registration statement of which this information statement/prospectus is a part. Sidley & Austin's and Battle Fowler LLP's opinions rely upon and are premised on, without independent investigation, the accuracy of factual statements and representations made by Starwood and Vistana, which statements and representations are incorporated by reference into Sidley & Austin's and Battle Fowler LLP's opinion letters.

    WE URGE EACH OF YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER.

    FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. In the opinion of Sidley & Austin, counsel to Starwood, and Battle Fowler LLP, counsel to Vistana, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, no gain or loss will be recognized by Vistana, Starwood or the shareholders of Starwood as a result of the merger.

    You will recognize gain, but not loss, on the exchange of your shares of Vistana common stock for the merger consideration in an amount equal to the lesser of (a) the gain realized on the exchange (I.E., the amount by which the sum of the cash (excluding any cash received in lieu of a fractional Common Share) and the fair market value as of the date of the effective time of the units of Starwood stock received exceeds your adjusted tax basis in your shares of Vistana stock) and (b) the amount of cash (including any cash received instead of a fractional Class B Share but not including any cash received instead of a fractional Common Share) and the fair market value of the Class B Shares you receive.

Any gain recognized by you will constitute capital gain. If you are an individual, then you may be entitled to lower capital gains tax rates, if you have held your shares of Vistana common stock for more than one year as of the effective time. In general, your aggregate tax basis in your Common Shares (including the fractional Common Share for which cash is received) will be equal to your aggregate tax basis in the Vistana shares you exchange, decreased by the amount of cash (including any cash received instead of a fractional Class B Share but not including any cash received instead of a fractional Common Share) and the fair market value of the Class B Shares you receive and increased by the amount of any gain recognized by you by reason of the receipt of such cash and the Class B Shares. In addition, you should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of any cash received instead of a fractional Common Share and the basis allocable to the fractional Common Share. Your tax basis in your Class B Shares will be the fair market value of the Class B Shares as of the effective time. Your holding period for the Common Shares you receive (including the fractional Common Share for which cash is received) will include the holding period of the Vistana shares you exchange. Starwood will tell you the approximate fair market value, as of the effective time, of the Class B Shares that you receive. Based on current market conditions and Starwood's current financial condition, Starwood expects that the value of each Class B Share as of the effective time should be approximately $4.50.

    FEDERAL INCOME TAXATION OF HOLDERS OF UNITS OF STARWOOD STOCK

    FEDERAL INCOME TAXATION OF TAXABLE U.S. HOLDERS OF UNITS OF STARWOOD
STOCK. As used herein, the term "U.S. Shareholder" means a holder of units of Starwood stock who is: (i) a citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; or (iii) any estate or trust described in Section 7701(a)(30) of the Code (taking into account effective dates, transition rules and elections). As long as the Trust qualifies as a REIT, distributions made by the Trust to U.S. Shareholders up to the amount of the Trust's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by U.S. Shareholders as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are properly designated by the Trust as capital gain dividends will be taxed as long-term capital gain (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the U.S. Shareholders have held their stock. Any dividend declared by the Trust in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by the Trust and received by the U.S. Shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year.

    If the Trust elects to retain and pay tax on its net capital gains, the Trust's U.S. Shareholders will be required to include their proportionate share of the undistributed long-term capital gains in income and will receive a credit for their share of the tax paid by the Trust. The basis of the Trust's U.S. Shareholders' Class B Shares will be increased by a corresponding amount.

    In general, a U.S. Shareholder will recognize capital gain or loss on the disposition of units of Starwood stock equal to the difference between the amount realized on such disposition and the U.S. Shareholder's adjusted basis in those units. Such gain or loss will generally constitute long-term capital gain or loss if the U.S. Shareholder held the units of Starwood stock for more than one year. However, any loss upon a sale or exchange of Class B Shares by a U.S. Shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Trust that are treated by such U.S. Shareholder as long-term capital gain.

    FEDERAL INCOME TAXATION OF TAX-EXEMPT HOLDERS OF UNITS OF STARWOOD STOCK. In general, distributions by the Trust will not, subject to certain exceptions, be unrelated business taxable income

("UBTI") to a qualified plan, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided the Tax-Exempt Shareholder has not held its Class B Shares as "debt financed property" within the meaning of the Code. Similarly, income from the sale of the Class B Shares or Common Shares will not, subject to certain exceptions, constitute UBTI unless the Tax-Exempt Shareholder has held such Class B Shares or Common Shares as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt-financed property" within the meaning of Section 514 of the Code.

    FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS OF UNITS OF STARWOOD STOCK. The rules governing the federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, non-resident alien individuals, foreign corporations, foreign partnerships, or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules.

    Treasury Regulations were issued on October 14, 1997 (the "1997 Final Regulations") that will affect the United States federal income taxation of distributions by the Trust to Non-U.S. Shareholders. The 1997 Final Regulations are generally effective for payments made after December 31, 2000. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224) with a single, revised IRS Form W-8 (which, in certain circumstances, requires more information than previously required). The discussion below does not include a complete discussion of the 1997 Final Regulations, and prospective Non-U.S. Shareholders are urged to consult their tax advisors concerning the tax consequences of their investment in light of the 1997 Final Regulations.

    In general, a Non-U.S. Shareholder will be subject to regular United States income tax with respect to its investment in units of Starwood stock if the income or gain attributable to such investment is "effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The following discussion will apply to Non-U.S. Shareholders whose income or gain attributable to such investment in units of Starwood stock is not so effectively connected.

    DISTRIBUTIONS. Distributions by the Trust to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by the Trust of United States real property interests nor designated by the Trust as capital gains dividends will be treated as dividends of ordinary income. The Trust expects to withhold United States income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. Shareholder unless (i) a lower rate is provided for under an applicable tax treaty and the shareholder files the required form evidencing eligibility for that reduced rate with the Trust or (ii) the Non-U.S. Shareholder files an IRS Form 4224 (or, pursuant to the 1997 Final Regulations, a revised IRS Form W-8) with the Trust claiming that the distribution is "effectively connected" income.

    Distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Trust of United States real property interests will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders will thus generally be taxed at the same rates applicable to U.S. Shareholders. Also, such gain will be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation and that is not entitled to an exemption under a tax treaty. The Trust is required to withhold and remit to the IRS 35% of any distribution that could be designated a capital gains dividend. That amount is creditable against the Non-U.S. Shareholder's United States federal income tax liability.

    SALE OF UNITS OF STARWOOD STOCK. Gain recognized by a Non-U.S. Shareholder upon a sale or other disposition of units of Starwood stock generally will not be subject to United States federal income tax if (i) in the case of Class B Shares, the Trust is a "domestically controlled REIT" or (ii)(a) the units of Starwood stock are regularly traded on an established securities market (such as the New York Stock Exchange, where the units of Starwood stock are traded) and (b) the selling Non-U.S. Shareholder held 5% or less of the outstanding units of Starwood stock at all times during the specified period, unless, in the case of a Non-U.S. Shareholder who is a non-resident alien individual, such individual is present in the United States for 183 days or more and certain other conditions apply. A domestically controlled REIT is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Trust believes that it qualifies as a domestically controlled REIT.

    INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING. Under certain circumstances, U.S. Shareholders will be subject to backup withholding at a rate of 31% on payments made with respect to, or on cash proceeds of a sale or exchange of, units of Starwood stock. Backup withholding will apply only if the holder: (i) fails to furnish its taxpayer identification number ("TIN") (which, for an individual, would be his or her Social Security number); (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that the holder has failed to report properly payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that the holder has furnished a correct TIN and has not been notified by the IRS that the holder is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. In addition, the Trust will be required to withhold a portion of capital gain distributions made to any holders who fail to certify their non-foreign status.

ACCOUNTING TREATMENT

    The merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles (commonly called "GAAP"). Under the purchase method of accounting, the aggregate consideration paid by Starwood for the shares of Vistana common stock, together with the direct costs of the merger, will be allocated to the assets acquired and liabilities assumed based upon their estimated relative fair values, with the excess consideration allocated to goodwill. The results of Starwood's operations will include the results of operations of Vistana from the date of completion of the merger.

REGULATORY APPROVALS

    Because of the nature of Vistana's business, certain filings must be made with and certain approvals must be obtained from government authorities, relating to federal and state land development, mortgage servicing and telemarketing laws, state time share laws, state securities laws applicable to the sale or offer of vacation ownership interests, and seller of travel and travel agency laws. We believe that all material notifications, filings and approvals have been made or obtained, or will be made or obtained prior to the date of the merger (or, if appropriate, after the merger is effective).

LISTING OF UNITS OF STARWOOD STOCK ON THE NYSE

    In the merger agreement, Starwood has agreed to use all reasonable efforts to cause the units of Starwood stock which are to be issued pursuant to the merger agreement and upon exercise of options granted to employees of Vistana and its subsidiaries to be listed for trading on the New York Stock Exchange. Such authorization for listing is a condition to the obligations of Starwood, the merger sub and Vistana to consummate the merger.

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
RESALE OF UNITS OF STARWOOD STOCK ISSUED IN THE MERGER; AFFILIATES

    The units of Starwood stock to be issued to Vistana shareholders in connection with the merger will be freely transferable under the Securities Act of 1933, as amended, except for units of Starwood stock issued to any person deemed to be an affiliate of Vistana for purposes of Rule 145 under the Securities Act of 1933, as amended, at the time of the execution and delivery of the written consent by the controlling shareholders on July 18, 1999. Those affiliates may not sell their units of Starwood stock acquired in connection with the merger except pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering such shares, or in compliance with Rule 145 promulgated under the Securities Act of 1933, as amended, or another applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

    Pursuant to the merger agreement, Vistana has delivered to Starwood a letter identifying all persons who at the time of the execution and delivery of the written consent may be deemed to be affiliates under Rule 145. Vistana has further agreed to use its best efforts to cause each person who is so identified as an affiliate in such letter to deliver to Starwood on or prior to the effective time a written agreement that such affiliate will not sell, pledge, transfer or otherwise dispose of any units of Starwood stock received in the merger in violation of the Securities Act of 1933, as amended. In addition, the units of Starwood stock received in the merger by Messrs. Gellein and Adler and certain of their affiliates are subject to additional restrictions on transfer set forth in the shareholders agreements (see "Shareholders Agreements") and may be subject to additional restrictions on transfer under the Securities Act of 1933, as amended.


CERTAIN LITIGATION



    On August 6, 1999, a complaint was filed by a shareholder of Vistana, purportedly as a class action, in the Circuit Court of the Ninth Judicial Circuit, Orange County, Florida against Vistana and its directors. The complaint seeks, among other things, a declaration that the merger agreement was entered into in breach of the directors' fiduciary duties, an injunction enjoining consummation of the merger or any business combination with a third party until certain procedures are adopted to obtain the highest price for Vistana, and damages, attorneys' fees and other costs. The complaint was served on Vistana on August 24, 1999. Vistana believes that the claims asserted in the complaint are without merit and intends to vigorously defend against the action. It is a condition to the merger that no court or other governmental entity shall have issued any order making the merger or any of the transactions contemplated by the merger agreement illegal. It is also a condition to Starwood's obligations to complete the merger that no action that has a significant likelihood of success seeking to enjoin consummation of the merger be pending. See "The Merger Agreement--Conditions."


NO APPRAISAL RIGHTS

    Under Florida law, shareholders of a company whose shares are traded as Nasdaq National Market securities are not entitled to appraisal rights in a merger. Accordingly, holders of Vistana stock are not entitled to appraisal rights in connection with the merger because the shares of Vistana common stock are designated as Nasdaq National Market securities.

                              THE MERGER AGREEMENT

    In this section of the information statement/prospectus, we describe the material provisions of the merger agreement. We have attached a copy of the merger agreement as Appendix A to this information statement/prospectus and incorporate the merger agreement into this information statement/prospectus by reference. The summary of the merger agreement we provide below is qualified in its entirety by reference to the merger agreement. We encourage you to read the merger agreement because it is the legal document that governs the merger.

THE MERGER

    Under the terms and subject to the conditions set forth in the merger agreement, Vistana will merge with and into the merger sub, with the merger sub continuing as the surviving corporation. The surviving corporation will be a wholly owned subsidiary of Starwood after the merger, and will have the name "Vistana, Inc."

CONSIDERATION TO BE RECEIVED IN THE MERGER; EXCHANGE RATIO

    At the effective time, each share of Vistana common stock, except for treasury stock and stock held by Starwood, the merger sub or any wholly owned subsidiary of Vistana or Starwood, will be converted into the right to receive $5.00 in cash and a fraction of a unit of Starwood stock equal to the applicable exchange ratio. The exchange ratio is based on the average trading price (I.E., the average of the high and low prices for each trading day) of units of Starwood stock on the New York Stock Exchange over a twenty-trading-day period ending on the sixth trading day prior to the effective time. The exchange ratio will be:

    - .4667, if the average trading price of a unit of Starwood stock is $30 or less;

    - $14.00 divided by the average trading price of a unit of Starwood stock, if the average trading price of a unit of Starwood stock is greater than $30 but less than $36; or

    - .3889, if the average trading price of a unit of Starwood stock is $36 or greater.

    As of the effective time, all shares of Vistana common stock to be exchanged for the merger consideration will be automatically canceled and will cease to exist, and each holder of a certificate representing any of these shares will cease to have any rights in respect of those shares except the right to receive the merger consideration. See "Procedures for Surrender of Vistana Certificates; Fractional Shares." The merger consideration was determined through arms'-length negotiations between Vistana and Starwood.

    TREATMENT OF VISTANA STOCK HELD BY VISTANA, STARWOOD AND MERGER SUB. Each share of Vistana stock held by Vistana as treasury stock, by Starwood, by the merger sub or by any wholly owned subsidiary of Starwood or Vistana shall be canceled and no cash, units of Starwood stock or other consideration shall be delivered in exchange for such shares.

PROCEDURES FOR SURRENDER OF VISTANA CERTIFICATES; FRACTIONAL SHARES

    SURRENDER OF VISTANA CERTIFICATES. As soon as practicable after the effective time, ChaseMellon Shareholder Services, L.L.C., Ridgefield, New Jersey, Starwood's exchange agent for the merger, will send a letter of transmittal and instructions with respect to the surrender by Vistana shareholders of their Vistana stock certificates to each former Vistana shareholder. Starwood will deposit with ChaseMellon certificates representing the units of Starwood stock to be issued in the merger, and will make available to ChaseMellon, as required from time to time by ChaseMellon, cash merger consideration, cash payable in lieu of fractional units of Starwood stock, and cash or other property to make dividend or other payments (as provided in the merger agreement). The certificates and cash remaining after one year will be returned to Starwood, and the former holders of Vistana stock shall thereafter look only to Starwood, and not to ChaseMellon, for payment of their claim for cash and units of Starwood stock.

    Upon surrender by the Vistana shareholders of their stock certificates representing shares of Vistana stock together with a duly executed letter of transmittal and other documents, the Vistana shareholders will be entitled to receive the cash merger consideration and stock certificates representing whole units of Starwood stock which such holder has the right to receive pursuant to the merger agreement in respect of shares of Vistana stock formerly evidenced by such Vistana certificate, together with a cash payment in lieu of fractional units of Starwood stock, if any.

    After the merger, until so surrendered to the exchange agent, each certificate that previously represented shares of Vistana stock will represent only the right to receive upon surrender the cash merger consideration and a certificate evidencing whole shares of Starwood common stock into which such shares of Vistana stock were converted in the merger and cash in lieu of fractional units of Starwood stock, if any.

    Holders of certificates previously representing shares of Vistana stock will not be paid any cash merger consideration, cash in lieu of fractional units of Starwood stock or dividends or other distributions payable to holders of record of units of Starwood stock as of any record date after the effective time, until their certificates are surrendered to the exchange agent. When such certificates are surrendered, any cash merger consideration, any cash in lieu of fractional units of Starwood stock and any unpaid dividends with a record date after the effective time but prior to such surrender (however such unpaid dividends will be paid on the payment date for such dividends, if later than the time when the certificates are surrendered) with respect to whole units of Starwood stock will be paid without interest.

    We will close Vistana's stock transfer books at the effective time, and no further transfers of shares of Vistana stock will be recorded on its stock transfer books. If a transfer of ownership of Vistana stock that is not registered in the transfer records of Vistana has occurred, a certificate representing the proper number of units of Starwood stock will be issued to a person other than the person in whose name the certificate so surrendered is registered, together with the cash merger consideration, a cash payment in lieu of fractional units of Starwood stock, if any, and payment of dividends or distributions, if any, so long as the Vistana stock certificates are accompanied by all documents required to evidence and effect the transfer and the person requesting such payment pays any transfer or other taxes required by reason of the issuance of units of Starwood stock or establishes to Starwood's satisfaction that such taxes have been paid.

    FRACTIONAL SHARES. No fractional units of Starwood stock will be issued to any Vistana shareholder upon surrender of certificates previously representing Vistana stock. Instead, the exchange agent will pay to each of those shareholders an amount in cash determined by multiplying the fractional unit interest to which the holder would otherwise be entitled by the closing sale price of a unit of Starwood stock on the New York Stock Exchange composite tape on the date of the effective time.

REPRESENTATIONS AND WARRANTIES

    Starwood, the merger sub and Vistana have made representations and warranties in the merger agreement relating to, among other things:

    - their corporate organization, standing and power;

    - their capital structures;

    - the authorization, execution, delivery, and enforceability of the merger agreement and related matters, including approval of the merger agreement and the merger by the Starwood board, the Vistana board and the controlling shareholders of Vistana, and the absence of a requirement for a shareholder vote in connection with the merger agreement and the merger;

    - required consents, approvals, orders and authorizations of governmental authorities relating to, and non-contravention of certain agreements as a result of, the merger agreement;

    - documents filed by each of Starwood and Vistana with the SEC and the accuracy of the information contained in such documents;

    - absence of certain material changes or events with respect to Vistana and Starwood since December 31, 1998;

    - compliance with applicable laws, permits and licensing requirements;

    - qualification of the merger as a reorganization for tax purposes;

    - engagement of and payment of fees to brokers, investment bankers, finders and financial advisors in connection with the merger agreement; and

    - accuracy of information to be provided in this information statement/prospectus.

    The merger agreement also contains certain representations and warranties of Vistana, relating to, among other things:

    - taxes and tax returns;

    - litigation and other proceedings;

    - employee benefit plans and compliance with the Employee Retirement Income Security Act of 1974;

    - the absence of undisclosed liabilities;

    - intellectual property;

    - properties, title to properties and related matters, including matters specific to Vistana's business;

    - customer warranties;

    - environmental matters;

    - insurance;

    - mortgages receivable;

    - excess parachute payments;

    - the opinion of its financial advisor; and

    - exemption of the merger from the requirements of Sections 607.0901 through
      607.0903 of the Florida Business Corporation Act, and the inapplicability of other state takeover laws.

    The representations and warranties made by the parties to the merger agreement will not survive the effective time, but they form the basis of a condition to closing regarding the obligations of Starwood and the merger sub, on the one hand, and Vistana, on the other hand. Certain of these representations and warranties are also the basis for the representations and warranties contained in the shareholders agreements, as described below, which will survive the effective time.

COVENANTS

    CONDUCT OF BUSINESS PENDING THE MERGER. The merger agreement provides that, except as contemplated by the merger agreement or unless Starwood agrees in writing, Vistana will carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted in the past, and, except as contemplated by the merger agreement, will not, among other things, without the written consent of Starwood:

    - declare or pay any dividends, or purchase or redeem any shares of capital stock (including options) or other securities;

    - except for shares of Vistana common stock issued pursuant to a certain existing earnout agreement as in effect on January 1, 1999, issue, deliver, sell, pledge or dispose of any shares of its capital stock, including options or warrants (other than the issuance of shares of capital stock upon the exercise of employee stock options outstanding on the date the merger agreement was executed);

    - amend its articles of incorporation or bylaws;

    - acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, any business, or (ii) except for certain pending development projects and purchases of inventory in the ordinary course of business, any material assets or properties;

    - sell, lease or mortgage any of its assets, except in connection with the securitization pending on the date of the merger agreement, or the sale and financing of inventory, customer contracts and mortgages receivable;

    - incur, issue or guarantee any indebtedness, other than (i) certain indebtedness incurred in the financing of customer contracts and mortgage receivables; (ii) indebtedness in connection with certain pending development projects in accordance with Vistana's budgets; (iii) indebtedness or other loans among Vistana and its wholly-owned subsidiaries; (iv) other indebtedness in a maximum aggregate principal amount not exceeding $10 million; (v) indebtedness incurred in connection with the issuance of certain construction, utility and other bonds; and
      (vi) the borrowing of up to $20 million in working capital under Vistana's unsecured line of credit;

    - alter the corporate structure or ownership of Vistana or any of its non-wholly-owned subsidiaries;

    - enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any benefit plan or employment or consulting agreement, except for (i) employment agreements with terms of less than 2 years and an annual base salary of less than $125,000, (ii) consulting agreements terminable on no more than 90 days notice, (iii) stay agreements with certain specified officers of Vistana and (iv) amendments or extensions of employment agreements with certain specified officers of Vistana;

    - increase the compensation payable or to become payable to its officers or other employees, except for increases required by employment agreements existing on the date the merger agreement was executed and increases in the ordinary course of business consistent with past practice in salaries or wages of such officers or other employees;

    - grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards;

    - take any action other than reasonable actions in the ordinary course of business and consistent with past practice, with respect to accounting policies (unless required by GAAP);

    - make or agree to make any capital expenditure that is not disclosed in the budgets for certain pending developments or Vistana's 1999 capital expenditure plan or committed to prior to the date of execution of the merger agreement, except capital expenditures not in excess of $1 million individually or $8 million in the aggregate;

    - pay, discharge or satisfy any claims, liabilities or obligations other than liabilities reflected or reserved against in Vistana's financial statements or incurred in the ordinary course of business consistent with past practice;

    - settle or compromise any material liability under any tax law or environmental law; or

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
    - enter into any contract requiring the lease or purchase of equipment or materials in excess of $100,000 individually or $1 million in the aggregate over a period of more than 12 months, except for certain expenditures budgeted for in connection with planned projects.

    NO SOLICITATION. The merger agreement provides that neither Vistana nor its officers, directors, employees, advisors or agents shall (i) solicit, initiate or encourage the submission of any proposal for a merger, sale of substantially all the assets of or other business combination involving Vistana or any proposal or offer to acquire an equity interest in excess of 15% in Vistana (any such proposal is referred to as a "Takeover Proposal"), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

    The merger agreement requires Vistana to promptly advise Starwood of any Takeover Proposal or any inquiry which could lead to a Takeover Proposal and to keep Starwood advised of the material terms of such Takeover Proposal and the identity of the person making such Takeover Proposal. Vistana will also keep Starwood promptly and fully informed of the status, changes in and details of such Takeover Proposal.

    The merger agreement prohibits Vistana from terminating, amending, modifying or waiving the provisions of any confidentiality, standstill or similar agreement to which it is a party. Vistana will also enforce, to the fullest extent permitted by law, the provisions of any such agreements.

    REORGANIZATION. The merger agreement provides that neither Starwood nor Vistana will take any action, or fail to take any action, that would jeopardize the qualification of the merger as a reorganization under Section 368(a) of the Code, or would cause any of the representations and warranties in the tax certificates of either Starwood or Vistana to be untrue or incorrect in any material respect.

    EMPLOYEE BENEFITS. In the merger agreement, Starwood agreed, for one year following the effective time, to cause the surviving corporation to maintain Vistana's employee benefit plans in effect on the date of the merger agreement, or to provide benefits to the employees of Vistana that are not in the aggregate less favorable to Vistana's employees than the employee benefit plans in effect at the effective time. Starwood has also agreed to provide severance pay and other benefits owing to any employee terminated at or after the effective time as a result of the transactions contemplated by the merger agreement. For the first year after the effective time, such severance pay and other benefits will be determined in accordance with Vistana's severance policy, if more favorable than Starwood's severance policy after the effective time.

    Starwood has also agreed to honor in accordance with their terms all benefits vested as of the date of the merger agreement under Vistana's employee benefit plans, although this does not limit Starwood's ability to amend or terminate any of such benefit plans or require Starwood to continue (other than as required by its terms) any written employment contract or any employee of Vistana or its subsidiaries. Vistana's employees' service prior to the effective time shall be considered service with the surviving corporation for purposes of eligibility, vesting and level of benefits under any plan, program or arrangement maintained or contributed to by the surviving corporation.

    VISTANA STOCK OPTIONS. The parties have agreed to convert the outstanding options to purchase Vistana common stock under the Vistana Stock Plan as described under "Interest of Certain Persons in the Merger--Stock Options."

    INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. If the merger is consummated, Starwood has agreed to cause the surviving corporation to indemnify the directors and officers of Vistana for a period of six years to the same extent such persons are indemnified under Vistana's articles of incorporation and bylaws and any indemnity agreements, and to maintain for a period of six years Vistana's existing directors and officers insurance. Starwood has also agreed to indemnify the officers and directors of Vistana for a period of six years to the same extent such persons are indemnified under Vistana's articles of incorporation and bylaws and any indemnity agreements for acts or omissions in furtherance of the merger agreement, the merger, the shareholders agreements with the controlling shareholders and all agreements and actions contemplated therein.

    FEES AND EXPENSES. Pursuant to the merger agreement, whether or not the merger is completed, Starwood and Vistana will pay their own costs and expenses incurred in connection with the merger and the merger agreement.

    ACCOUNTING MATTERS. Starwood and Vistana have agreed to use all reasonable efforts to cause their respective independent public accountants to deliver comfort letters to the other party at the closing.

    STOCK EXCHANGE LISTING. Starwood will use all reasonable efforts to list on the New York Stock Exchange, upon official notice of issuance, the units of Starwood stock to be issued in the merger and upon exercise of substitute Vistana stock options, as described under "Vistana Stock Options" above.

    PUBLIC ANNOUNCEMENTS. Starwood and Vistana have agreed not to issue any press release or other written public statement with respect to the transactions contemplated by the merger agreement without prior consultation with the other party, except as required by applicable law, or pursuant to any listing agreement with a national securities exchange.

    ALL REASONABLE EFFORTS. Upon the terms and subject to the conditions of the merger agreement, each party has agreed to use all reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate and make effective, in the most expeditious manner possible, the merger and other transactions contemplated by the merger agreement including:

    - making all necessary registrations and filings with all third parties and governmental entities;

    - obtaining all necessary consents, approvals or waivers from third parties;

    - defending any lawsuits or other legal proceedings challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement; and

    - executing and delivering all additional instruments necessary to complete the transactions contemplated by, and to carry out the purpose of, the merger agreement.

    Neither Starwood nor Vistana shall take or fail to take any action that might reasonably be expected to (i) cause any of its representations or warranties to be untrue in any material respect, (ii) result in a breach of any covenant made by it, (iii) result directly or indirectly in any of the conditions to the merger not being satisfied, or (iv) impair the ability of the parties to consummate the merger at the earliest time possible.

    ADDITIONAL COVENANTS. The merger agreement provides for additional covenants relating to, among other things:

    - the preparation and mailing of the notice to Vistana's shareholders required under Florida law and Vistana's bylaws;

    - the preparation and filing of this information statement/prospectus and the registration statement on Form S-4 of which it is a part;

    - the filing and other actions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

    - obtaining comfort letters from the independent accountants of both Starwood and Vistana;

    - access to information and confidentiality;

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
    - payment of transfer taxes;

    - actions with respect to state takeover statutes;

    - notifying the other parties of certain breaches of representations and warranties, certain failures to comply with the covenants of the merger agreement and any event that would reasonably be expected to have a material adverse effect on Starwood or Vistana;

    - conduct of any shareholder litigation;

    - obtaining regulatory approvals with respect to land development, mortgage servicing and telemarketing laws, state time share laws, state securities laws applicable to the sale or offer of vacation ownership interests, and seller of travel or travel agency laws; and

    - establishing a commercial paper conduit facility.

CONDITIONS

    MUTUAL CONDITIONS. The obligations of Vistana and Starwood to effect the merger are subject to the satisfaction or waiver of the following conditions:

    - the units of Starwood stock issuable in the merger shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

    - all authorizations, consents or approvals of, or registrations with, any governmental entity, where the failure to obtain or make would have the effect of making the merger illegal or would have a material adverse effect on Vistana (assuming the merger had taken place), shall have been obtained or shall have been made;

    - the registration statement covering the units of Starwood stock to be issued in the merger (of which this information statement/prospectus is a part) shall have become effective in accordance with the provisions of the Securities Act of 1933, as amended;

    - no court or other governmental entity shall have enacted or issued any law or order making the merger or any of the transactions contemplated by the merger agreement illegal; and

    - at least 20 calendar days have passed since the mailing of this information statement/prospectus.

    CONDITIONS OF VISTANA'S OBLIGATION TO EFFECT THE MERGER. The obligations of Vistana to effect the merger will be subject to the satisfaction or waiver of the following additional conditions:

    - Starwood and the merger sub shall have performed in all material respects each of their agreements contained in the merger agreement and each of the representations and warranties of Starwood and the merger sub contained in the merger agreement that are qualified as to materiality shall be true and correct at the effective time and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at the effective time;

    - Vistana shall have received an opinion from Battle Fowler LLP to the effect that, for federal income tax purposes, the merger will constitute a "reorganization" and Vistana, the merger sub and Starwood will each be a party to that reorganization, all within the meaning of Section 368(a) of the Code;

    - Vistana shall have received certain "comfort letters" from Starwood's independent accountants; and

    - employment agreements with certain executives of Vistana shall have been executed by Starwood or the merger sub and shall be in full force and effect.

    CONDITIONS OF STARWOOD'S OBLIGATION TO EFFECT THE MERGER. The obligations of Starwood to effect the merger will be subject to the satisfaction or waiver of the following additional conditions:

    - Vistana shall have performed in all material respects each of its agreements contained in the merger agreement and each of the representations and warranties of Vistana contained in the merger agreement that are qualified as to materiality shall be true and correct at the effective time and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at the effective time;

    - Starwood shall have received an opinion from Sidley & Austin to the effect that, for federal income tax purposes, the merger will constitute a "reorganization" and Vistana, the merger sub and Starwood will each be a party to that reorganization, all within the meaning of Section 368(a) of the Code;

    - Vistana shall have obtained the consent or approval of each person that is not a governmental entity whose consent or approval (i) is specified in the schedules to the merger agreement or (ii) shall be required in connection with the transactions contemplated by the merger agreement under any loan or credit agreement, note, mortgage, indenture or other agreement, except as to which the failure to obtain such consents and approvals would not be expected to have a material adverse effect on Vistana or upon the consummation of the transactions contemplated in the merger agreement;

    - there shall not be pending or threatened any suit that has a significant likelihood of success (i) challenging the acquisition by Starwood or the merger sub of any shares of common stock of Vistana, seeking to restrain or prohibit the consummation of the merger or seeking to obtain from Vistana, Starwood or the merger sub any damages that are material, (ii) seeking to prohibit or limit the ownership or operation by Vistana or Starwood of any material portion of the business of Vistana or Starwood,
      (iii) seeking to impose limitations on the ability of Starwood or merger sub to acquire or hold, or exercise full rights of ownership of, any shares of common stock of Vistana, (iv) seeking to prohibit Starwood from effectively controlling in any material respect the business or operations of Vistana or (v) which otherwise would reasonably be expected to have a material adverse effect on Vistana;

    - Starwood shall have received certain "comfort letters" from Vistana's independent accountants;

    - since the date of the merger agreement, there shall have been no material adverse effect with respect to Vistana (which shall not include any delays incurred in constructing or opening certain projects under development, the termination of Vistana's joint venture with Promus Hotels, Inc., or any termination of Vistana's proposed joint venture to develop timeshare units on Paradise Island, the Bahamas except because of a material breach or failure to perform by Vistana); and

    - employment agreements with the following executives of Vistana shall have been executed by such executives and shall be in full force and effect:
      Raymond L. Gellein, Jr., Jeffrey A. Adler, Charles E. Harris, Carol A. Lytle, William J. McLaughlin, Donald J. Dubin, Susan Werth and Mark E. Patten.

TERMINATION

    The merger agreement may be terminated at any time prior to the effective time:

    - by mutual written consent;

    - by either Starwood or Vistana if the other of them shall have failed to comply in any material respect with any of its covenants or agreements contained in the merger agreement;

    - by either Starwood or Vistana if there has been a breach by the other of them of any representation or warranty that: (i) is not qualified as to materiality, which breach has the effect of making such representation or warranty not true and correct in all material respects or (ii) is qualified as to materiality;

    - by either Starwood or Vistana if: (i) the merger has not been effected on or prior to the close of business on January 31, 2000; or (ii) any court or other governmental entity shall have issued an order, decree or ruling permanently enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree or ruling shall have become final and non-appealable;

    - by either Starwood or Vistana if the closing price of units of Starwood stock on the trading day immediately preceding the closing date is less than $23; PROVIDED, HOWEVER, that neither Starwood nor Vistana may terminate the merger agreement pursuant to this provision unless (i) either party has delivered a notice of termination, and (ii) during each of the ten business days following delivery of such notice, the closing price of units of Starwood stock is less than $23; PROVIDED, FURTHER, that if the closing price of units of Starwood stock is greater than or equal to $23 on any of such ten trading days, then the closing of the merger shall occur on the first business day after the date on which the closing price of units of Starwood stock is greater than or equal to $23; or

    - by either Starwood or Vistana if the average of the high and low prices for each trading day of units of Starwood stock on the New York Stock Exchange over the twenty-trading-day period ending with the sixth trading day prior to the date that would, but for this termination right, be the closing date of the merger, is less than $23.

    Upon termination, the merger agreement will become void and there will be no liability on the part of Vistana, Starwood or the merger sub, or their respective officers or directors (except for provisions relating to confidentiality, brokers, fees and expenses, and general provisions), however nothing contained in the merger agreement will relieve any party from any liability for any willful breach of a representation or warranty, or any breach of a covenant, in the merger agreement.

AMENDMENTS

    The parties to the merger agreement may amend the merger agreement, but any amendment that by law or in accordance with the rules of any relevant stock exchange requires further approval by the Vistana shareholders will not be made without the further approval of those shareholders. To the extent such Vistana shareholder approval is required, the controlling shareholders have the voting power to approve any such amendment without the vote of any other shareholder. Any amendment must be in writing.

EXTENSION; WAIVER

    The merger agreement permits Vistana and Starwood each to extend the time for performance of any of the obligations of the other parties, to waive any inaccuracies in the representations and warranties of the other parties and waive compliance with any of the agreements or conditions contained in the merger agreement. Any extension or waiver is valid only if set forth in a written instrument duly executed by the party making such extension or waiver.

                            SHAREHOLDERS AGREEMENTS

    The description of the shareholders agreements set forth below does not purport to be complete and is qualified in its entirety by reference to those agreements. Copies of the shareholders agreements are attached as Appendices B and C to this information statement/prospectus and are incorporated by reference herein.

    As an inducement for Starwood to enter into the merger agreement, each of Vistana's controlling shareholders entered into a shareholders agreement. Mr. Gellein and certain of his affiliates entered into the shareholders agreement set forth as Appendix B, and Mr. Adler and certain of his affiliates entered into the shareholders agreement set forth as Appendix C. Both shareholders agreements contain substantially identical terms and provisions. Set forth below is a brief summary of the principal terms of the shareholders agreements.

    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS; INDEMNIFICATION. The controlling shareholders represented and warranted, among other things, that, to their knowledge, certain of the representations and warranties of Vistana in the merger agreement are true and correct. This representation and warranty terminates:

    - one year from the date of the effective time, with respect to those representations and warranties made by Vistana with respect to (i) compliance with applicable laws, permits and licensing requirements, (ii) litigation and other proceedings, (iii) certain employee benefits agreements and (iv) customer warranties; and

    - at the earlier of (x) March 31, 2001 and (y) the date of delivery by Starwood's independent accountants of an audit report on Starwood's December 31, 2000 financial statements, with respect to those representations and warranties made by Vistana with respect to (i) accuracy of documents filed with the SEC, (ii) absence of certain material changes or events with respect to Vistana since December 31, 1998 and
      (iii) absence of undisclosed liabilities.

    Messrs. Gellein and Adler and certain of their affiliates have agreed to indemnify Starwood against and in respect of any and all losses and expenses resulting from any inaccuracy in or breach of any warranty or representation, or any nonfulfillment of any agreement on the part of any shareholder under the shareholders agreement. However, the aggregate liability of each of Mr. Gellein and his affiliates and Mr. Adler and his affiliates for any inaccuracy in or breach of any representation or warranty is limited to $20,000,000, except that under certain circumstances the aggregate liability of each of Mr. Gellein and his affiliates and Mr. Adler and his affiliates shall be limited to $30,000,000. Furthermore, each of Mr. Gellein and his affiliates and Mr. Adler and his affiliates will be liable only if the aggregate losses and expenses incurred by Starwood exceed $2,500,000 in the aggregate, and only for the amount that such losses and expenses exceed $2,500,000. In addition, if one or more of the controlling shareholders provides notice to Starwood of any fact or event that has caused or may cause any representation or warranty to be untrue or inaccurate in any material respect, and Starwood nonetheless elects to proceed with the merger, then none of the controlling shareholders will be liable for losses caused by such facts or events, but 50% of those losses will be counted for determining whether all losses in the aggregate exceed $2,500,000.

    COVENANTS; IRREVOCABLE PROXY. Each shareholders agreement provides that until the earlier of (i) the effective time or (ii) the valid termination of the shareholders agreement:

    - The controlling shareholders will vote all shares of Vistana common stock they own or have voting control over in favor of the merger.

    - The controlling shareholders will vote against (i) any other Takeover Proposal, (ii) certain proposals or transactions that would in any manner impede the merger and (iii) any action or agreement which would result in a breach of the merger agreement.

    - The controlling shareholders will not (i) sell or transfer any shares of Vistana common stock they own at the time the merger agreement is executed or (ii) enter into any voting arrangement.

    - The controlling shareholders will not (i) solicit, initiate or encourage the submission of any Takeover Proposal, (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, any Takeover Proposal.

    - The controlling shareholders irrevocably appoint Starwood as their attorney and proxy to vote all shares of Vistana common stock that the shareholders are entitled to vote in favor of the merger.

    TRANSFER RESTRICTIONS. Each of Mr. Gellein and certain of his affiliates and Mr. Adler and certain of his affiliates agree that they will not sell, transfer or encumber any of the units of Starwood stock they receive in the merger, except that:

    - the restrictions on transfer will lapse with respect to 20% of the units six months after the effective time of the merger;

    - the restrictions on transfer will lapse with respect to an additional 20% of the units twelve months after the effective time of the merger;

    - the restrictions on transfer will lapse with respect to an additional 30% of the units eighteen months after the effective time of the merger; and

    - the restrictions on transfer will lapse with respect to the balance of the units twenty-four months after the effective time of the merger.

    The transfer restrictions will terminate with respect to Messrs. Gellein or Adler immediately upon the valid termination of such person's employment by Vistana without cause or by such person for good reason. The transfer restrictions will not prevent Messrs. Gellein or Adler and certain of their affiliates from transferring units in satisfaction of certain options granted by Messrs. Gellein and Adler and certain of their affiliates to certain employees of the company.

    FORFEITURE. If Messrs. Gellein's or Adler's employment with Vistana is terminated for any reason other than (i) by Vistana without cause, (ii) by Messrs. Gellein or Adler for good reason or (iii) as a result of Messrs. Gellein's or Adler's death or permanent disability during the period commencing on the date of the merger and ending on the day immediately prior to the first anniversary of the date of the merger, then Messrs. Gellein or Adler, as the case may be, shall surrender and forfeit (and immediately deliver to Starwood for cancellation) a number of units of Starwood stock equal to the Forfeiture Number (as defined below).

    If Messrs. Gellein's or Adler's employment with Vistana is terminated for any reason other than (i) by Vistana without cause, (ii) by Messrs. Gellein or Adler for good reason or (iii) as a result of Messrs. Gellein's or Adler's death or permanent disability during the period commencing on the first anniversary of the date of the merger and ending on the day immediately prior to the second anniversary of the date of the merger, then Messrs. Gellein or Adler, as the case may be, shall surrender and forfeit (and immediately deliver to Starwood for cancellation) a number of units of Starwood stock equal to the product of
(i) the Forfeiture Number and (ii) one-half.

    For purposes of the shareholders agreements, the "Forfeiture Number" means a number equal to (i) $10,000,000 divided by (ii) the average of the high and low prices for each trading day of a unit of Starwood stock on the New York Stock Exchange over a twenty-trading day period ending with the sixth trading day prior to the effective time.

    OTHER PROVISIONS. The shareholders agreements also include confidentiality, non-competition and non-solicitation provisions restricting Messrs. Gellein and Adler for a period of six years after the effective time.

    TERMINATION. The shareholders agreements will terminate only upon a valid termination of the merger agreement pursuant to its terms.

                        COMPARISON OF SHAREHOLDER RIGHTS

    Starwood and the Trust are both organized under and governed by the laws of Maryland. Starwood is also governed by its articles of incorporation and bylaws, and the Trust is governed by its declaration of trust and bylaws. Vistana is incorporated under and governed by the laws of Florida, and also by its articles of incorporation and bylaws. If the merger is consummated, you will become a shareholder of Starwood and of the Trust and your rights will be governed by Maryland law, the articles of incorporation and bylaws of Starwood and the declaration of trust and bylaws of the Trust. The following is a summary of the material differences between the rights of shareholders of Starwood and the Trust on the one hand, and Vistana on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Maryland and Florida law, the articles of incorporation and bylaws of Starwood, the declaration of trust and bylaws of the Trust, and the articles of incorporation and bylaws of Vistana.

       SUMMARY OF MATERIAL DIFFERENCES BETWEEN CURRENT RIGHTS OF VISTANA
        SHAREHOLDERS AND RIGHTS THOSE SHAREHOLDERS WILL HAVE AS STARWOOD
                  AND TRUST SHAREHOLDERS FOLLOWING THE MERGER

                          STARWOOD SHAREHOLDER RIGHTS            VISTANA SHAREHOLDER RIGHTS

AUTHORIZED CAPITAL      Starwood's authorized capital         Vistana's authorized capital stock
STOCK:                  stock consists of 1,000,000,000     consists of 100,000,000 shares of
                      shares of common stock, par value     common stock, par value $.01 per
                      $.01 per share, 200,000,000 shares    share, and 5,000,000 shares of
                      of preferred stock, par value $.01    preferred stock, par value $.01 per
                      per share, 50,000,000 shares of       share.
                      excess common stock, par value $.01
                      per share, and 100,000,000 shares of
                      excess preferred stock, par value
                      $.01 per share. In connection with
                      Starwood's adoption of a rights
                      agreement (see "Shareholder Rights
                      Plan" below), 1,000,000 of the
                      authorized shares of preferred stock
                      have been designated Series A Junior
                      Participating Preferred Stock.
                        The beneficial interest in the
                      Trust consists of 5,000 class A
                      shares, par value $.01 per share,
                      1,000,000,000 class B shares, par
                      value $.01 per share, 30,000,000
                      class A exchangeable preferred
                      shares, par value $.01 per share,
                      15,000,000 class B exchangeable
                      preferred shares, par value $.01 per
                      share, 55,000,000 undesignated
                      preferred shares, par value $.01 per
                      share, 200,000,000 excess trust
                      shares, par value $.01 per share,
                      and 50,000,000 excess preferred
                      shares, par value $.01 per share.
                        Each unit of Starwood stock
                      consists of one share of Starwood
                      common stock and one class B share
                      of the Trust, which shares are
                      attached and trade together as a
                      unit on the New York Stock Exchange.

NUMBER OF DIRECTORS;    Maryland corporate law requires       Vistana's bylaws provide that
CLASSIFICATION:         that a corporation with at least      there will be between three and
                      three shareholders have at least      nine directors on the Vistana board.
                      three directors. Starwood's and the   The Vistana board currently consists
                      Trust's bylaws provide that the       of six members.
                      Starwood board and the Trust board        Vistana's articles of
                      shall each have between three and     incorporation and bylaws both
                      twenty members. Each board currently  provide that the board be divided
                      consists of the same sixteen          into three classes, with each class
                      members.                              serving a staggered three-year term.
                          Starwood's articles of
                      incorporation and bylaws and the
                      Trust's declaration of trust and
                      bylaws provide that the Starwood
                      board and the Trust board be divided
                      into three classes, with each class
                      serving a staggered three-year term.
VOTING STOCK:           Starwood's outstanding voting         Vistana's outstanding voting stock
                        stock consists solely of Starwood   consists solely of Vistana common
                      common stock.                         stock.
                        The Trust's class A shares, all
                      outstanding shares of which are held
                      by Starwood, are generally the only
                      outstanding shares entitled to vote.
                      The class B shares, the class A
                      exchangeable preferred shares and
                      the class B exchangeable preferred
                      shares are entitled to vote, as a
                      single class, upon only matters
                      materially and adversely affecting
                      the rights of holders of class B
                      shares disproportionately to the
                      effect on holders of class A shares.
REMOVAL OF DIRECTORS    Maryland law provides that a          Florida law and Vistana's bylaws
OR TRUSTEES:            director or trustee may be          provide that directors may be
                      removed, with or without cause, by a  removed with or without cause by the majority of all votes entitled to be  holders of a majority of the shares cast in the election of directors or  entitled to vote for the election of trustees, unless otherwise specified  the director being considered for
                      in the articles of incorporation or   removal, unless the articles of
                      declaration of trust. Starwood's      incorporation provide that a
                      articles of incorporation provide     director may be removed only for
                      that directors may be removed only    cause.
                      for cause, and only by the
                      affirmative vote of two-thirds of
                      the votes entitled to be cast for
                      the election of directors. The
                      Trust's declaration of trust
                      provides that trustees may be
                      removed with or without cause by the
                      holders of two-thirds of outstanding
                      voting shares of the Trust.

STANDARDS OF CONDUCT    Maryland corporate law requires a     Florida corporate law requires a
FOR DIRECTORS AND     director of a Maryland corporation    director of a Florida corporation to
TRUSTEES:             to perform his duties as a director   perform his duties as a director in
                      in good faith, in a manner he         good faith, in a manner he
                      reasonably believes to be in the      reasonably believes to be in the
                      best interests of the corporation     best interests of the corporation
                      and with the care that an ordinarily  and with the care that an ordinarily
                      prudent person in a like position     prudent person in a like position
                      would use under similar               would use under similar
                      circumstances. The Maryland REIT law  circumstances. Florida law also
                      does not contain any similar          allows a director to consider, in
                      provision concerning the standard of  discharging his duties, such factors
                      conduct for trustees. However, the    as the director deems relevant,
                      declaration of trust provides that    including the long-term prospects
                      the Maryland corporate law standard   and interests of the corporation and
                      of conduct for directors and court    its shareholders, and the social,
                      decisions on the subject shall be     economic, legal, or other effects of
                      fully applicable to the Trust and     any action on the employees,
                      its trustees.                         suppliers, customers of the
                                                            corporation or its subsidiaries, the
                                                            communities and society in which the
                                                            corporation or its subsidiaries
                                                            operate, and the economy of the
                                                            state and the nation. Under Florida
                                                            law, if a director performs his
                                                            duties in compliance with these
                                                            standards, then the director will
                                                            not be liable for any action taken
                                                            as a director.

INDEMNIFICATION OF      Starwood's articles of                Florida law permits a corporation
DIRECTORS, TRUSTEES     incorporation and the Trust's         to indemnify the following persons
AND OFFICERS:         declaration of trust provide that     (using a case-by-case determination)
                      Starwood and the Trust,               against liabilities arising in the
                      respectively, shall indemnify, to     following circumstances:
                      the fullest extent permitted by law,    - any person who is or was party
                      all persons who may be indemnified    to any proceeding by reason of his
                      pursuant to Maryland law. Maryland        or her service as a director,
                      law requires a corporation (unless        officer, employee or agent of
                      its articles of incorporation             the corporation; or
                      provide otherwise, which Starwood's     - any person serving in such
                      articles of incorporation do not) to  capacity, at the request of the
                      indemnify a director or officer who       corporation, for another
                      has been successful, on the merits        corporation or business entity.
                      or otherwise, in the defense of any       To be indemnified, a person
                      proceeding to which he is made a      seeking indemnification must have
                      party by reason of his service in     acted in good faith and in a manner
                      that capacity. Maryland REIT law      he or she reasonably believed to be
                      permits a Maryland REIT to indemnify  in, or not opposed to, the best and advance expenses to its trustees  interests of the corporation. With
                      and officers to the same extent       respect to any criminal action or
                      permitted by the Maryland corporate   proceeding, such person must have
                      law for directors and officers of     had no reasonable cause to believe
                      Maryland corporations. Maryland       his or her conduct was unlawful.
                      corporate law permits a corporation   Under Florida law the corporation
                      to indemnify its present and former   can indemnify such a person who is a
                      directors and officers, among         party to any proceeding by or in the
                      others, against judgments,            right of the corporation against
                      penalties, fines, settlements and     expenses and amounts paid in
                      reasonable expenses actually          settlement which were actually and
                      incurred by them in connection with   reasonably incurred in connection
                      any proceedings to which they may be  with the defense or settlement of
                      made a party by reason of their       the proceeding. Such indemnification
                      service in those or other capacities  may not exceed the board of
                      unless it is established that:        directors' estimated expense of
                        - the act or omission of the        litigating the matter to a
                      director or officer was material to   conclusion. No indemnification shall
                          the matter giving rise to the     be made in respect of any issue as
                          proceeding and (i) was committed  to which such person shall have been
                          in bad faith or (ii) was the      adjudged to be liable unless, and
                          result of active and deliberate   only to the extent that, a court
                          dishonesty;                       shall determine, in view of all
                        - the director or officer actually  circumstances, that such person is
                          received an improper personal     fairly and reasonably entitled to
                          benefit in money, property or     indemnity for such expenses which
                          services; or                      such court shall deem proper.
                        - in the case of any criminal
                          proceeding, the director or
                          officer had reasonable cause to
                          believe that the act or omission
                          was unlawful.

                        However, under Maryland corporate     Under Florida law, indemnification
                      law, a Maryland corporation may not   for expenses actually and reasonably
                      indemnify for an adverse judgment in  incurred in the defense of any
                      a suit by or in the right of the      proceeding is mandatory to the
                      corporation or for a judgment of      extent that a director, officer,
                      liability on the basis that personal  employee or agent is successful in
                      benefit was improperly received,      such defense. Expenses of an officer
                      unless in either case a court orders  or director may be paid by the
                      indemnification and then only for     corporation in advance, upon receipt
                      expenses.                             of an undertaking by or on behalf of
                          In addition, Maryland corporate   such director or officer to repay
                      law permits a corporation to advance  such amounts if he or she is reasonable expenses to a director or  ultimately found not to be entitled
                      officer upon the receipt by the       to indemnification. Florida law also
                      corporation of:                       allows a corporation to provide any
                        - a written affirmation by the      other or further indemnification or
                      director or officer of his good       advancement of expenses to its
                          faith belief that he has met the  directors, officers, employees or
                          standard of conduct necessary     agents; however such indemnification
                          for indemnification by the        or advancement of expenses may not
                          corporation and                   extend to situations where a final
                        - a written undertaking by or on    adjudication establishes that such
                      his behalf to repay the amount paid   person's actions were material to
                          or reimbursed by the corporation  the cause of action so adjudicated
                          if it shall ultimately be         and constitute:
                          determined that the standard of     - a criminal violation, unless
                          conduct was not met.              such person had reasonable cause to
                          Starwood and the Trust have           believe his conduct was lawful
                      entered into indemnification              or had no reasonable cause to
                      agreements with their directors,          believe his conduct was
                      trustees and executive officers           unlawful;
                      providing for the maintenance of        - a transaction from which such
                      directors, trustees and officers          person derived an improper
                      liability insurance, subject to           personal benefit;
                      certain conditions, and the             - a circumstance under which the
                      indemnification of and advancement        director would be liable for
                      of expenses to such directors,            authorizing an improper
                      trustees and executive officers.          distribution; or
                                                              - willful misconduct or conscious
                                                                disregard for the best interests
                                                                of the corporation in a
                                                                proceeding by or in the right of
                                                                the corporation to procure a
                                                                judgment in its favor, or in a
                                                                proceeding by or in the right of
                                                                a shareholder.

                                                              Vistana's articles of
                                                            incorporation provide that Vistana
                                                            shall indemnify all its directors,
                                                            officers, employees and agents to
                                                            the fullest extent permitted by
                                                            Florida law. Vistana's articles of
                                                            incorporation also provide that no
                                                            amendment to such section of the
                                                            articles shall adversely affect any
                                                            right to indemnification arising
                                                            from any act or omission occurring
                                                            prior to the time of such amendment.
                                                            Vistana has also entered into
                                                            indemnification agreements with its
                                                            directors and certain officers
                                                            providing for the indemnification of
                                                            and advancement of expenses to such
                                                            directors and officers.

EXCULPATION OF          Maryland law permits a Maryland       Florida corporate law provides
DIRECTORS AND         corporation or a Maryland REIT to       that directors are not personally
OFFICERS:             include in its articles of            liable for monetary damages to the
                      incorporation or declaration of       corporation or any other person,
                      trust a provision limiting the        unless the director breached or
                      liability of its directors, trustees  failed to perform his or her duties
                      or officers to the corporation or     as a director, and the director's
                      the trust and their shareholders for  breach of or failure to perform
                      money damages except for liability    those duties constituted any of the
                      resulting from (a) actual receipt of  following:
                      an improper benefit or profit in        - a violation of the criminal law
                      money, property or services or (b)        (unless the director had
                      active and deliberate dishonesty          reasonable cause to believe his
                      established by a final judgment as        or her conduct was lawful or had
                      being material to the cause of            no reasonable cause to believe
                      action. Starwood's articles of            his or her conduct was
                      incorporation and the Trust's             unlawful);
                      declaration of trust contain            - a transaction from which the
                      provisions which eliminate such           director derived an improper
                      liability to the maximum extent           personal benefit, either
                      permitted by Maryland law (in the         directly or indirectly;
                      case of the Trust, for acts or          - a circumstance under which the
                      omissions after June 6, 1988).            director would be liable for
                          The declaration of trust              authorizing an improper
                      provides that no trustee, officer or      distribution;
                      agent of the Trust shall be liable      - in a proceeding by or in the
                      or held to any personal liability     right of the corporation or a
                      whatsoever for an obligation or           shareholder, conscious disregard
                      contract of the Trust. In addition,       for the best interest of the
                      the declaration of trust provides         corporation or willful
                      that the provisions of Maryland law       misconduct; or
                      which set forth the standard of care    - in a proceeding by or in the
                      required of directors of              right of someone other than the
                      corporations organized under the          corporation or shareholder,
                      laws of Maryland, and all other           recklessness or an act or
                      statutory or decisional law which         omission which was committed in
                      sets forth the standard of care           bad faith or with malicious
                      required of officers, employees and       purpose or in a manner
                      agents of corporations organized          exhibiting wanton and willful
                      under the laws of Maryland, shall be      disregard of human rights,
                      fully applicable to the Trust, and        safety or property.
                      to trustees, officers, employees and        Vistana's articles of
                      agents of the Trust, as if the Trust  incorporation provide that, to the
                      were a corporation organized under    fullest extent permitted by Florida
                      the laws of Maryland and its          law, a director of Vistana is not
                      trustees, officers, employees and     liable to Vistana or its
                      agents were, respectively,            shareholders for monetary damages
                      directors, officers, employees and    for breach of fiduciary duty as a
                      agents of such corporation.           director. Vistana's articles of
                                                            incorporation also provide that no
                                                            amendment to, or repeal of such
                                                            provisions will apply to or have any
                                                            effect on the liability or alleged
                                                            liability of any director of Vistana
                                                            for or with respect to any act or
                                                            omission of such director occurring
                                                            prior to such amendment. Vistana's
                                                            articles of incorporation also
                                                            require at least a two-thirds vote
                                                            to amend such provision.

AMENDMENT OF            Under Maryland law, unless            Under Florida law, unless a
ARTICLES OF           otherwise provided in the articles      greater vote or a vote by voting
INCORPORATION:        of incorporation or declaration of    groups is required by Florida law,
                      trust, a proposed amendment to the    the articles of incorporation, or
                      articles of incorporation or          the board of directors, any
                      declaration of trust requires         substantive amendment to the
                      approval by the holders of two-       articles of incorporation must be
                      thirds of the votes entitled to be    approved by a majority of the votes
                      cast on the matter. Starwood's        entitled to be cast on the amendment
                      articles of incorporation and the     by any voting group that would have
                      Trust's declaration of trust require  dissenters' rights because of the
                      only a majority vote to approve an    amendment, and the votes of every
                      amendment (although two-thirds is     other voting group entitled to vote
                      required to amend certain             on the amendment. Vistana's articles
                      provisions).                          of incorporation do not contain
                                                            provisions concerning amendment,
                                                            except that they require that any
                                                            provision changing the
                                                            classification of the Vistana board
                                                            or the exculpation of Vistana's
                                                            directors be approved by the
                                                            affirmative vote of the holders of
                                                            at least two-thirds of the voting
                                                            power of all shares of Vistana
                                                            entitled to vote generally in the
                                                            election of directors.

AMENDMENT OF BYLAWS:    Under Maryland corporate law, the     Florida law provides that a
                      power to change the bylaws may be     corporation's board of directors may
                      left with the shareholders, vested    amend or repeal that corporation's
                      exclusively in the directors or       bylaws unless (i) the articles of
                      shared by both groups. Starwood's     incorporation or Florida law reserve
                      bylaws provide that the bylaws may    the power to amend the bylaws
                      be amended only by the vote or        generally or a specific provision
                      written consent of the Starwood       exclusively to the shareholders or
                      Board. The Trust's bylaws provide     (ii) the shareholders, in amending
                      that the bylaws may be amended only   or repealing the bylaws generally or
                      by the vote or written consent of     a particular provision, provide
                      the Trust board. Starwood's and the   expressly that the board of
                      Trust's shareholders have no power    directors may not amend or repeal
                      to amend Starwood's bylaws or the     the bylaws or that bylaw provision.
                      Trust's bylaws.                       Florida law also provides that the
                                                            shareholders have the right to amend
                                                            or repeal the bylaws even though the
                                                            bylaws may also be amended or
                                                            repealed by its board of directors.
                                                            Vistana's articles of incorporation
                                                            and bylaws provide that both
                                                            Vistana's board and Vistana's
                                                            shareholders have the power to
                                                            amend, repeal or otherwise alter the
                                                            bylaws.
CERTAIN                 Under Maryland corporate law any      Under Florida law, any merger (or
EXTRAORDINARY         merger (or similar transaction)       similar transaction), other than a
TRANSACTIONS:         requires approval by holders of       short- form merger, requires the
                      two-thirds of the shares of the       approval of a majority of the shares
                      corporation entitled to vote on such  of each class entitled to vote with
                      matter, unless the articles of        each such class voting separately.
                      incorporation provide for a greater
                      or lesser percentage, which
                      percentage may not be less than a
                      majority of all votes entitled to be
                      cast on the matter. The Maryland
                      REIT law also requires approval of
                      two-thirds of all votes entitled to
                      be cast to approve a merger, unless
                      the declaration of trust provides
                      for a greater or lesser percentage,
                      which percentage may not be less
                      than a majority of all votes
                      entitled to be cast on the matter.
                      Starwood's articles of incorporation
                      and the Trust's declaration of trust
                      each require the affirmative vote of
                      a majority of all votes entitled to
                      be cast to approve such a
                      transaction.

APPRAISAL AND           Under Maryland law, shareholders      Florida law provides that a
DISSENTER RIGHTS:     of a corporation are entitled to        dissenting shareholder of a
                      appraisal rights in certain mergers   corporation participating in certain
                      (and similar transactions), as well   transactions, under varying
                      as when the corporation amends its    circumstances, may receive cash in
                      articles of incorporation in a way    the amount of the fair value of his
                      which alters the contractual rights   or her shares (as determined by a
                      of any outstanding shares as          court) in lieu of the consideration
                      expressly set forth in the articles   otherwise receivable in the
                      of incorporation, and substantially   transaction. Florida law provides
                      adversely affects such shareholders'  these dissenters' rights in rights, if the right to do so is not  connection with certain corporate
                      reserved in the articles of           actions including, but not limited
                      incorporation. However, except with   to, the following:
                      respect to certain transactions         - mergers, if the shareholders are
                      involving an interested shareholder,      entitled to vote on the merger;
                      shareholders generally have no          - sales of substantially all a
                      appraisal rights with respect to          corporation's assets;
                      their shares if (i) the shares are      - amendment to the articles of
                      listed on a national securities           incorporation that may adversely
                      exchange or are designated as a           affect certain rights or
                      Nasdaq national market system             preferences of shareholders; and
                      security, or (ii) the shares are        - control share acquisitions.
                      those of the successor in the           Unless the articles of
                      merger, unless (a) the merger alters  incorporation provide otherwise, the contractual rights of the shares  under Florida law dissenters' rights
                      as expressly set forth in the         are not available with respect to a
                      articles of incorporation, and the    plan of merger or share exchange or
                      articles of incorporation do not      a proposed sale or exchange of
                      reserve the right to do so, or (b)    property to holders of shares of any
                      the shares are to be changed or       class or series which, on the
                      converted in whole or in part in the  relevant record date were one of the
                      merger into something other than      following:
                      either shares in the successor or       - registered on a national
                      cash, scrip or other rights or        securities exchange;
                      interests arising out of provisions     - designated as a Nasdaq national
                      for the treatment of fractional           market system security; or
                      shares in the successor. The            - held of record by not fewer than
                      Maryland REIT law provides for            2,000 shareholders.
                      appraisal rights for shareholders of
                      a Maryland REIT only in the case of
                      a merger and with respect to certain
                      transactions involving an interested
                      shareholder and only to the extent
                      available to an objecting
                      shareholder under Maryland corporate
                      law.

LIMITATION ON           Starwood's articles of                There are no restrictions on the
OWNERSHIP OF SHARES   incorporation and the Trust's         ownership of shares of Vistana
OR UNITS:             declaration of trust each provide     common stock in either the Vistana
                      that as long as the Trust maintains   articles of incorporation or the
                      its REIT status:                      Vistana bylaws.
                        - no person shall beneficially own
                          units of Starwood stock in
                          excess of 8%, by value, vote or
                          number of such shares;
                        - any transfer resulting in
                      beneficial ownership of greater than
                          such 8% value shall be void, AB
                          INITIO, as to the shares in
                          excess of such 8% value;
                        - any transfer resulting in
                      beneficial ownership of units of
                          Starwood stock by fewer than 100
                          persons (determined without
                          reference to any rules of
                          attribution) shall be void, AB
                          INITIO; and
                        - any transfer of units of
                      Starwood stock resulting in the
                          Trust being "closely held"
                          within the meaning of Section
                          856(h) of the Code shall be
                          void, ab initio, as to the
                          number of units of Starwood
                          stock that shall cause the Trust
                          to be "closely held."
                        The Starwood board and the Trust
                      board may exempt a person from the
                      8% ownership limit.
                        Starwood's articles of
                      incorporation also provide that:
                        - all Starwood securities are
                      subject to redemption by Starwood to
                          the extent necessary to prevent
                          the loss or to secure the
                          reinstatement of any casino
                          gaming license held by Starwood
                          or any of its subsidiaries in
                          any jurisdiction;
                        - all Starwood securities are held
                          subject to the condition that if
                          a holder thereof is found by a
                          gaming authority in any such
                          jurisdiction to be disqualified
                          or unsuitable pursuant to any
                          gaming law, such holder will be
                          required to dispose of all
                          Starwood securities held by such
                          holder; and
                        - it will be unlawful for any such
                          disqualified person to (a)
                          receive payments of interest or
                          dividends on any Starwood
                          securities, (b) exercise,
                          directly or indirectly, any
                          rights conferred by any Starwood
                          securities or (c) receive any
                          remuneration in any form for
                          services rendered or otherwise
                          from the subsidiary that holds
                          the gaming license in such
                          jurisdiction.

BUSINESS                Maryland corporate law prohibits      Florida corporate law requires
COMBINATIONS          certain business combinations,          that, in addition to any vote
INVOLVING INTERESTED  including a merger, between a         required by Florida law and the
SHAREHOLDERS:         Maryland corporation or a Maryland    corporation's articles of
                      REIT and any "interested              incorporation and subject to certain
                      shareholder" or any affiliate of the  exceptions, any "affiliated
                      interested shareholder for five       transaction" between a Florida
                      years after the interested            corporation and any beneficial owner
                      shareholder becomes an interested     of 10 percent or more of the
                      shareholder. An "interested           corporation's outstanding voting
                      shareholder" is any person who        shares be approved by two-thirds of
                      beneficially owns 10% or more of the  the voting shares other than the
                      voting power of the corporation's     shares beneficially owned by the
                      shares or shares of beneficial        interested shareholder, or, in the
                      interest of the Maryland REIT or an   absence thereof, that a statutory
                      affiliate or associate (as defined    "fair price" be paid to shareholders
                      under Maryland corporate law) of the  in the transaction. This requirement corporation or Maryland REIT who, at  does not apply if:
                      any time within the two-year period     - the transaction was approved by
                      prior to the date in question, was    a majority of the corporation's
                      the beneficial owner of 10% or more       disinterested directors;
                      of the voting power of the then         - the corporation did not have
                      outstanding voting stock of the       more than 300 shareholders of record
                      corporation or shares of beneficial       at any time during the preceding
                      interest of the Maryland REIT.            three years;
                      Thereafter, any such business           - the affiliated shareholder has
                      combination must be recommended by    been the beneficial owner of at
                      the board of directors or board of        least 80% of the corporation's
                      trustees and approved by 80% of the       outstanding voting shares for
                      votes entitled to be cast by              the past five years;
                      outstanding voting shares voting        - the affiliated shareholder is
                      together as a single group, and       the beneficial owner of at least 90%
                      two-thirds of the votes entitled to       of the corporation's outstanding
                      be cast by holders of voting shares       voting shares, exclusive of
                      other than voting shares held by the      those acquired in a transaction
                      interested shareholder who (or whose      not approved by a majority of
                      affiliate) will be party to the           disinterested directors; or
                      business combination or by an           - the consideration received by
                      affiliate or associate of the         each shareholder in connection with
                      interested shareholder, voting            the transaction satisfies the
                      together as a single voting group,        "fair price" provisions of the
                      unless, among other conditions, the       statute.
                      common shareholders receive a             This statute applies to any
                      minimum price (as defined under           corporation governed by Florida
                      Maryland corporate law) for their         law unless the articles of
                      shares and the consideration is           incorporation or bylaws contain
                      received in cash or in the same form      a provision expressly electing
                      as previously paid by the interested      not to be governed by this
                      shareholder for its shares. These         statute. Such an mendment to the
                      provisions of Maryland law do not         articles of incorporation or
                      apply, however, to business               bylaws must be approved by the
                      combinations that are approved or         affirmative vote of a majority
                      exempted by the board of directors        of disinterested shareholders.
                      of the corporation or board of            The merger is not subject to
                      trustees of the Maryland REIT prior       this prohibition because it has
                      to the time that the interested           been approved by a majority of
                      shareholder becomes an interested         the disinterested directors on
                      shareholder. Each of Starwood and         the Vistana board.
                      the Trust has exempted from the
                      business combination provisions of
                      Maryland law all business
                      combinations involving any person.
                      As a result, an interested
                      shareholder may be able to enter
                      into business combinations with
                      Starwood and the Trust--without
                      compliance by Starwood or the Trust
                      with the supermajority vote
                      requirements of Maryland law--that
                      may not be in the best interest of
                      Starwood or Trust shareholders.

CONTROL SHARE           Maryland corporate law provides       Under Florida law, voting rights
ACQUISITIONS:         that "control shares" have no voting    for "control shares" must be
                      rights except to the extent approved  approved by a majority of each class
                      by a two-thirds vote of the votes     of voting securities, not including
                      entitled to be cast on the matter,    the shares held by interested
                      excluding shares of stock owned by    parties. "Control shares" are shares
                      the acquiror, or by officers or       whose acquisition entitles the
                      directors who are employees.          acquiror to between 1/5 and 1/3,
                      "Control shares" are voting shares    between 1/3 and 1/2, or greater than
                      whose acquisition would entitle the   1/2 of a corporation's voting power.
                      acquiror to exercise or direct the    If a shareholder has acquired
                      exercise of (except solely by virtue  control shares with a majority of
                      of a revocable proxy) between 1/5     all voting power and these shares
                      and 1/3, between 1/3 and a majority,  have been given voting rights, all
                      or greater than a majority of a       shareholders who did not vote in
                      corporation's voting power. If        favor of according voting rights to
                      voting rights are not approved, the   the acquired shares are entitled to
                      corporation may redeem the control    dissenter's rights. Florida law
                      shares. If voting rights are          exempts certain acquisitions from
                      approved for control shares at a      these provisions, including an
                      meeting and the holder becomes        acquisition of shares of an issuing
                      entitled to exercise a majority of    public corporation if the
                      the corporation's voting power, all   acquisition has been approved by the
                      other shareholders may exercise       public corporation's board of
                      appraisal rights. A person who has    directors before the acquisition
                      made or proposes to make a control    occurs, or a merger where the
                      share acquisition, upon satisfaction  corporation is a party to the
                      of certain conditions, may compel a   governing merger agreement.
                      special meeting of shareholders to
                      be held within 50 days of demand to
                      consider the voting rights of the
                      shares. The control share
                      acquisition statute does not apply
                      (a) to shares acquired in a merger,
                      consolidation or share exchange if
                      the corporation is a party to the
                      transaction or (b) to acquisitions
                      approved or exempted by a provision
                      in the charter or bylaws of a
                      corporation adopted before the
                      acquisition of shares. Starwood's
                      and the Trust's bylaws exempt all
                      control share acquisitions involving
                      any person from these restrictions.

SHAREHOLDER RIGHTS      On March 15, 1999, Starwood           Vistana does not have a
PLAN:                 adopted a rights agreement and          shareholder or similar rights
                      declared a dividend distribution of   plan.
                      one right for each outstanding share
                      of Starwood's common stock to
                      shareholders of record at the close
                      of business on April 5, 1999. Each
                      right entitles the registered holder
                      to purchase from Starwood one one-
                      thousandth of a share of Series A
                      Junior Participating Preferred
                      Stock, par value $.01 per share, at
                      a purchase price of $125 per
                      fraction of preferred stock, subject
                      to adjustment. The description and
                      terms of the rights are set forth in
                      a rights agreement dated as of March
                      15, 1999, between the Corporation
                      and ChaseMellon Shareholder
                      Services, L.L.C., as rights agent.
                        Each unit of Starwood stock to be
                      issued in the merger will also have
                      attached one preferred stock
                      purchase right.
SHAREHOLDER             Notice of a nomination for a          Vistana's articles of
NOMINATIONS AND       director of Starwood or for a matter    incorporation and bylaws do not
PROPOSALS FOR         of business to be brought before an   establish any procedures for advance
BUSINESS:             annual meeting must contain           notice of shareholder nominations or
                      information specified in Starwood's   proposals.
                      bylaws, and must be delivered to
                      Starwood's Secretary not later than
                      75 days nor earlier than 100 days
                      prior to the first anniversary of
                      the preceding year's annual meeting,
                      unless the date of the annual
                      meeting is advanced by more than 30
                      days or delayed by more than 60 days
                      from such anniversary. The Trust's
                      bylaws provide that nominations and
                      proposals may be made only by a
                      shareholder entitled to vote at the
                      applicable meeting. Starwood is the
                      only shareholder of the Trust
                      generally entitled to vote at Trust
                      meetings, and the holders of class B
                      shares are not entitled to make
                      nominations or proposals.

ACTION BY WRITTEN       Under Maryland law and Starwood's     Florida law and Vistana's bylaws
CONSENT               bylaws, action may be taken by the    permit action by shareholders to be
                      shareholders only if all              taken without a meeting if the
                      shareholders entitled to vote sign a  action is taken by holders of the
                      written consent, and all              outstanding stock of each voting
                      shareholders entitled to notice of a  group entitled to vote on the action
                      meeting but not entitled to vote      having not less than the minimum
                      sign a waiver of any right to         number of votes that would be
                      dissent. The Trust's bylaws contain   required at a meeting, deliver
                      a similar provision, although the     signed written consents, and notice
                      declaration of trust allows the       is given to all other shareholders
                      holders of a majority of the          within ten days after obtaining such
                      outstanding shares (or a larger       written consent.
                      percentage if a larger percentage
                      approval would be required at a
                      shareholder meeting) to take action
                      by written consent without a
                      meeting.
SPECIAL MEETINGS OF     Special meetings of Starwood          Special meetings of Vistana
SHAREHOLDERS:         shareholders may be called only by    shareholders may be called by the
                      the Starwood board, the chairman of   chairman of the board, the
                      the board, any two or more            president, a majority of the board
                      directors, or shareholders entitled   of directors, or by the holders of
                      to cast a majority of the votes       at least 30% of the shares entitled
                      entitled to be cast. Special          to vote at the meeting.
                      meetings of Trust shareholders may
                      be called by the trustees, the
                      chairman of the Trust, any two or
                      more trustees, or shareholders
                      holding at least a majority of the
                      outstanding shares.

                                    EXPERTS

    The consolidated balance sheets of Starwood as of December 31, 1998 and 1997 and the consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998, and schedules, incorporated by reference in this information statement/prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein, in reliance upon their authority as experts in accounting and auditing in giving said reports.

    The consolidated balance sheets of Vistana as of December 31, 1998 and 1997 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998 in the Annual Report on Form 10-K of Vistana for the year ended December 31, 1998, incorporated by reference in this information statement/prospectus, have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                 LEGAL MATTERS

    The validity of the units of Starwood stock to be issued in the merger will be passed upon for Starwood by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, special Maryland counsel to Starwood. Certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for Starwood by Sidley & Austin, New York, New York. Certain legal matters with respect to the federal income tax consequences of the merger will be passed upon for Vistana by Battle Fowler LLP, New York, New York.

                      WHERE YOU CAN FIND MORE INFORMATION

    You can obtain current information on the exchange ratio by calling toll-free 1-800-431-9643.

    Vistana and Starwood file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed at the SEC's public reference rooms. Please call the SEC at 1-800-SEC-0330 for information on the public reference rooms or visit the following locations of the SEC:

Public Reference Room          Northeast Regional Office      Midwest Regional Office
450 Fifth Street, N.W.         7 World Trade Center           Citicorp Center
Room 1024                      Suite 1300                     500 West Madison Street
Washington, DC 20549           New York, New York 10048       Suite 1400
                                                              Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

    Starwood filed a registration statement on Form S-4 to register with the SEC the units of Starwood stock that will be issued to Vistana shareholders in the merger. This information statement/ prospectus is a part of that registration statement and constitutes a prospectus of Starwood in addition to being an information statement of Vistana. As allowed by SEC rules, this information statement/ prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC allows Vistana and Starwood to "incorporate by reference" information into this information statement/prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this information statement/prospectus, except for any information superseded by information in (or incorporated by reference in) this information statement/prospectus. This information statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about our companies and their financial condition.

         STARWOOD'S AND THE TRUST'S SEC FILINGS                                DESCRIPTION OR
             (FILE NOS. 1-6828 AND 1-7959)                                   PERIOD/AS OF DATE
--------------------------------------------------------  --------------------------------------------------------

Annual Report on Form 10-K                                Year ended December 31, 1998, as amended by the Form
                                                          10-K/A filed May 17, 1999

Quarterly Reports on Form 10-Q                            Quarters ended March 31, 1999 and June 30, 1999

Current Reports on Form 8-K                               Filed on July 23, 1999, July 21, 1999, May 28, 1999, May
                                                          7, 1999, March 15, 1999, January 21, 1999 and January 8,
                                                          1999

Registration Statements on Form 8-A                       Dated March 15, 1999, December 21, 1998 and October 3,
                                                          1986 (description of Starwood's and the Trust's
                                                          authorized capital stock)

Proxy Statement                                           Dated April 20, 1999

                  VISTANA SEC FILINGS                                          DESCRIPTION OR
                  (FILE NOS. 0-29114)                                        PERIOD/AS OF DATE
--------------------------------------------------------  --------------------------------------------------------

Annual Report on Form 10-K                                Year ended December 31, 1998

Quarterly Reports on Form 10-Q                            Quarters ended March 31, 1999, as amended by the Form
                                                          10-Q/A filed May 18, 1999, and June 30, 1999

Current Reports on Form 8-K                               Filed on July 21, 1999

Proxy Statement                                           Dated March 17, 1999

    Vistana and Starwood are also incorporating by reference additional documents that either company may file with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, between the date of this information statement/prospectus and the effective time. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements.

    Starwood has supplied all information contained or incorporated by reference in this information statement/prospectus relating to Starwood, and Vistana has supplied all such information relating to Vistana.

    If you are a shareholder, Starwood and Vistana may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC, or the SEC Internet worldwide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this information statement/prospectus. Shareholders may obtain documents incorporated by reference in this information statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Vistana, Inc.                             Starwood Hotels & Resorts Worldwide,
                                          Inc.
8801 Vistana Centre Drive                 777 Westchester Avenue
Orlando, Florida                          White Plains, New York 10604
Telephone: (407) 239-3568                 Telephone: (914) 640-8100
Attention: Investor Relations             Attention: Shareholder Relations

    If you would like to request documents from us, please do so by September 22, 1999 to receive them before the effective time. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    The name "Starwood Hotels & Resorts" is the designation of Starwood Hotels & Resorts and its trustees (as trustees but not personally) under a declaration of trust dated August 25, 1969, as amended and restated as of January 6, 1999, as amended, and all persons dealing with Starwood Hotels & Resorts must look solely to Starwood Hotels & Resorts' property for the enforcement of any claims against Starwood Hotels & Resorts, as the trustees, officers, agents and security holders of Starwood Hotels & Resorts assume no personal obligations of Starwood Hotels & Resorts, and their respective properties shall not be subject to claims of any person relating to such obligation.

    WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED MERGER INVOLVING OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS INFORMATION
STATEMENT/PROSPECTUS OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

    IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS INFORMATION STATEMENT/PROSPECTUS OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS INFORMATION STATEMENT/ PROSPECTUS DOES NOT EXTEND TO YOU.

    THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                      APPENDIX A

                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.,
                             FIRE ACQUISITION CORP.
                                      AND

                                 VISTANA, INC.
                           DATED AS OF JULY 18, 1999

                      AND AS AMENDED AS OF AUGUST 16, 1999

                               TABLE OF CONTENTS

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ARTICLE I THE MERGER.......................................................................................           1

  Section 1.1 The Merger...................................................................................           1
  Section 1.2 Effective Time...............................................................................           2
  Section 1.3 Effects of the Merger........................................................................           2
  Section 1.4 Charter and By-laws; Directors...............................................................           2
  Section 1.5 Conversion of Securities.....................................................................           2
  Section 1.6 Parent to Make Certificates Available........................................................           3
  Section 1.7 Dividends; Transfer Taxes; Withholding.......................................................           3
  Section 1.8 No Fractional Securities.....................................................................           4
  Section 1.9 Return of Exchange Fund......................................................................           4
  Section 1.10 Adjustment of Exchange Ratio................................................................           5
  Section 1.11 No Further Ownership Rights in Company Common Stock.........................................           5
  Section 1.12 Closing of Company Transfer Books...........................................................           5
  Section 1.13 Lost Certificates...........................................................................           5
  Section 1.14 Further Assurances..........................................................................           5
  Section 1.15 Closing.....................................................................................           6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB................................................           6

  Section 2.1 Organization, Standing and Power.............................................................           6
  Section 2.2 Capital Structure............................................................................           7
  Section 2.3 Authority....................................................................................           8
  Section 2.4 Consents and Approvals; No Violation.........................................................           8
  Section 2.5 SEC Documents and Other Reports..............................................................           9
  Section 2.6 Registration Statement and Information Statement.............................................          10
  Section 2.7 Absence of Certain Changes or Events.........................................................          10
  Section 2.8 Permits and Compliance.......................................................................          10
  Section 2.9 No Required Vote of Parent Stockholders......................................................          11
  Section 2.10 Reorganization; Parent Tax Certificate......................................................          11
  Section 2.11 Brokers.....................................................................................          11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................          11

  Section 3.1 Organization, Standing and Power.............................................................          11
  Section 3.2 Capital Structure............................................................................          12
  Section 3.3 Authority....................................................................................          12
  Section 3.4 Consents and Approvals; No Violation.........................................................          13
  Section 3.5 SEC Documents and Other Reports..............................................................          14
  Section 3.6 Registration Statement and Information Statement.............................................          14
  Section 3.7 Absence of Certain Changes or Events.........................................................          14
  Section 3.8 Permits and Compliance.......................................................................          15
  Section 3.9 Tax Matters..................................................................................          16
  Section 3.10 Actions and Proceedings.....................................................................          16
  Section 3.11 Certain Agreements..........................................................................          17
  Section 3.12 ERISA.......................................................................................          17
  Section 3.13 Liabilities.................................................................................          18
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  Section 3.14 Intellectual Property.......................................................................          18
  Section 3.15 Properties, Title and Related Matters.......................................................          19
  Section 3.16 Customer Warranties.........................................................................          19
  Section 3.17 Environmental Matters.......................................................................          20
  Section 3.18 Insurance...................................................................................          21
  Section 3.19 Mortgages Receivable........................................................................          21
  Section 3.20 Parachute Payments to Disqualified Individuals..............................................          21
  Section 3.21 Opinion of Financial Advisor................................................................          22
  Section 3.22 State Takeover Statutes.....................................................................          22
  Section 3.23 Reorganization..............................................................................          22
  Section 3.24 Brokers.....................................................................................          22

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.......................................................          22

  Section 4.1 Conduct of Business by the Company Pending the Merger........................................          22
  Section 4.2 No Solicitation..............................................................................          25
  Section 4.3 Third Party Standstill Agreements............................................................          26
  Section 4.4 Reorganization...............................................................................          26

ARTICLE V ADDITIONAL AGREEMENTS............................................................................          26

  Section 5.1 Notice to Shareholders.......................................................................          26
  Section 5.2 Filings; Other Actions.......................................................................          26
  Section 5.3 Comfort Letters..............................................................................          27
  Section 5.4 Access to Information........................................................................          27
  Section 5.5 Compliance with the Securities Act...........................................................          28
  Section 5.6 Stock Exchange Listings......................................................................          28
  Section 5.7 Fees and Expenses............................................................................          28
  Section 5.8 Company Stock Options........................................................................          28
  Section 5.9 Reasonable Efforts...........................................................................          29
  Section 5.10 Public Announcements........................................................................          29
  Section 5.11 Real Estate Transfer and Gains Tax..........................................................          29
  Section 5.12 State Takeover Laws.........................................................................          30
  Section 5.13 Indemnification; Directors and Officers Insurance...........................................          30
  Section 5.14 Notification of Certain Matters.............................................................          30
  Section 5.15 Employee Benefit Plans......................................................................          31
  Section 5.16 Shareholder Litigation......................................................................          31
  Section 5.17. Additional Matters.........................................................................          31

ARTICLE VI CONDITIONS PRECEDENT TO THE MERGER..............................................................          32

  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger...................................          32
  Section 6.2 Conditions to Obligation of the Company to Effect the Merger.................................          33
  Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger.............................          33

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..............................................................          35

  Section 7.1 Termination..................................................................................          35
  Section 7.2 Effect of Termination........................................................................          36
  Section 7.3 Amendment....................................................................................          36
  Section 7.4 Waiver.......................................................................................          36
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  ARTICLE VIII GENERAL PROVISIONS..........................................................................          37

  Section 8.1 Non-Survival of Representations and Warranties...............................................          37
  Section 8.2 Notices......................................................................................          37
  Section 8.3 Interpretation...............................................................................          37
  Section 8.4 Counterparts.................................................................................          38
  Section 8.5 Entire Agreement; No Third-Party Beneficiaries...............................................          38
  Section 8.6 Governing Law................................................................................          38
  Section 8.7 Assignment...................................................................................          38
  Section 8.8 Severability.................................................................................          38
  Section 8.9 Enforcement of this Agreement................................................................          38

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of July 18, 1999 (this "Agreement"), among Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("Parent"), Fire Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent ("Sub"), and Vistana, Inc., a Florida corporation (the "Company"; together with Sub (the "Constituent Corporations").

                              W I T N E S S E T H:

    WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), not owned by Parent, the Company or their respective wholly-owned Subsidiaries (as hereinafter defined) will be converted into (i) shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock"), and Class B Shares, par value $.01 per share ("Class B Shares" and, when attached to shares of Parent Common Stock pursuant to the Amended and Restated Intercompany Agreement dated as of January 6, 1999, between Parent and the Trust (as hereinafter defined), "Units"), of Starwood Hotels and Resorts, a Maryland real estate investment trust and a subsidiary of Parent (the "Trust" and, together with Parent, the "Parent Companies"), and (ii) cash;

    WHEREAS the Board of Directors of the Company, upon the recommendation of the Special Committee thereof constituted on April 5, 1999 by such Board of Directors (the "Special Committee"), has unanimously approved this Agreement and submitted this Agreement to each of Raymond L. Gellein, Jr. and Jeffrey A. Adler and certain of their respective affiliated or associated entities (collectively, the "Principal Shareholders"), as the owners of an aggregate of approximately 53 percent of the currently outstanding shares of the voting common stock of the Company, for their consent, and the Principal Shareholders have caused to be executed a written shareholders' consent (the "Shareholders' Consent") pursuant to Section 607.0704 of the Florida 1989 Business Corporation Act (the "FBCA") approving this Agreement and the Merger;

    WHEREAS Parent and each of the Principal Shareholders have entered into a Shareholder Agreement (including an irrevocable proxy) of even date herewith with Parent (the "Shareholder Agreements"), which agreements the Board of Directors of the Company, upon the unanimous recommendation thereof by the Special Committee, has approved;

    WHEREAS the respective Boards of Directors of each of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders or shareholders, as the case may be; and

    WHEREAS for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth herein, and in accordance with the FBCA, the Company shall be merged with and into Sub at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the FBCA. Notwithstanding anything to the contrary herein, at the election of Parent, Parent or any wholly-owned

Subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

    Section 1.2 EFFECTIVE TIME. The Merger shall become effective when articles of merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the FBCA, are filed with the Department of State of the State of Florida; PROVIDED, HOWEVER, that, upon mutual consent of the Constituent Corporations, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Articles of Merger are filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are accepted for record or such later time established by the Articles of Merger. The filing of the Articles of Merger shall be made on the date of the Closing (as hereinafter defined).

    Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 607.1106 of the FBCA.

    Section 1.4 CHARTER AND BY-LAWS; DIRECTORS. (a) At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; PROVIDED, HOWEVER, that the Articles of Incorporation of Sub shall include provisions substantially identical to ARTICLE VII, Section B and
ARTICLE VIII of the Articles of Incorporation of the Company existing as of the date of this Agreement; and PROVIDED FURTHER that at the Effective Time Article I of the Articles of Incorporation of Sub shall be amended to read in its entirety as follows: "The corporate name that satisfies the requirements of
Section 607.0401 of the 1989 Business Corporation Act is: Vistana, Inc." At the Effective Time, the By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Articles of Incorporation.

    (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    Section 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

        (a) Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

        (b) All shares of Company Common Stock that are held in the treasury of the Company and shares of Company Common Stock owned by Parent or Sub or by any wholly-owned Subsidiary of Parent or of the Company shall be cancelled and no cash, capital stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(b)) shall as of the Effective Time be converted into the right to receive the Exchange Ratio (as defined below) of validly issued, fully paid and nonassessable Units plus $5.00 in cash. The "Exchange Ratio" shall be a number equal to the quotient, rounded to the nearest ten thousandth, or if there shall not be a nearest ten thousandth, the next higher ten thousandth, of (x) $14.00 divided by (y) the Market Price (as hereinafter defined) of a Unit on the fifth New York Stock Exchange, Inc. ("NYSE") trading day prior to the date of the Effective Time; PROVIDED, HOWEVER, that in no event shall the Exchange Ratio be (A) less than an amount equal to $14.00 divided by $36.00 or (B) greater than an amount equal to

    $14.00 divided by $30.00. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder thereof or of a certificate representing any such shares shall cease to have any rights with respect thereto, except that each holder of such a certificate shall have the right to receive (i) any dividends and other distributions (paid with respect to Units) in accordance with Section 1.7, (ii) certificates representing the Units into which such shares are converted, (iii) cash into which such shares are converted pursuant to this Section 1.5(c), without interest, and (iv) any cash, without interest, in lieu of fractional Units to be issued or paid in consideration therefor in accordance with Section 1.8, all upon the surrender of such certificate in accordance with Section
    1.6. The "Market Price" of a Unit on any date means the average of the Average Prices (as hereinafter defined) for the 20 consecutive NYSE trading days immediately preceding such date. The "Average Price" for any date means the average of the daily high and low prices per Unit as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by the Company and Parent).

    Section 1.6  PARENT TO MAKE CERTIFICATES AVAILABLE.

    (a) EXCHANGE OF CERTIFICATES. Prior to the Effective Time, Parent shall authorize a commercial bank (or such other person or persons as shall reasonably be acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, (i) as soon as practicable after the Effective Time, certificates representing the Units issuable pursuant to Section 1.5(c) in exchange for outstanding shares of Company Common Stock, and (ii) as required from time to time after the Effective Time to enable the Exchange Agent to make such payments on Parent's behalf, cash payable pursuant to Section 1.5(c) in exchange for outstanding shares of Company Common Stock, cash required to make payments in lieu of any fractional shares pursuant to Section 1.8 and cash or other property to pay or make any dividends or distributions pursuant to Section 1.7 (such cash and Units, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver the Units contemplated to be issued and the cash payable pursuant to Section 1.5(c) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose except as provided for in this Agreement.

    (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Units and cash payable or other property distributable pursuant to Section 1.5(c)). Upon surrender for cancellation to the Exchange Agent of all Certificates held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and a certificate representing that number of whole Units into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, cash in lieu of any fractional Units in accordance with Section 1.8 and any dividends or other distributions in accordance with Section 1.7, and any Certificate so surrendered shall forthwith be cancelled by the Exchange Agent.

    Section 1.7 DIVIDENDS; TRANSFER TAXES; WITHHOLDING. No dividends or other distributions that are declared on or after the Effective Time on the Units, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Units until such person surrenders the related Certificate or Certificates, as provided in Section 1.6, and no cash payment pursuant to Section 1.5(c) or 1.8 will be paid to any such person until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Units: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the Units represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such Units and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable pursuant to Section 1.5(c) or 1.8 to which such holder is entitled. In no event shall the person entitled to receive such dividends or other distributions or cash be entitled to receive interest on such dividends or other distributions or cash. If any certificate representing Units or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Units in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

    Section 1.8 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional Units shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent or Trust dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a securityholder of Parent or Trust. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a Unit upon surrender of Certificates for exchange pursuant to this
Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the per share closing price on the NYSE of a Unit (as reported in the NYSE Composite Transactions) on the date of the Effective Time or, if the Units do not trade on the NYSE on such date, the first date of trading of Units on the NYSE after the Effective Time) by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this
Section 1.8. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Company shareholder shall be aggregated, and no such Company shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full Unit with respect to such Certificates surrendered.

    Section 1.9 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the former shareholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former shareholders who have not theretofore complied with this
Article I shall thereafter look only to Parent for payment of their claim for Units, any cash payable pursuant to Sections 1.5(c) and 1.8 and any dividends or distributions with respect to Units. None of Parent, Trust or the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such Units, cash and dividends and distributions held in the Exchange Fund that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    Section 1.10 ADJUSTMENT OF EXCHANGE RATIO. In the event of any reclassification, stock split, combination or stock dividend with respect to the Units, any change or conversion of Units into other securities or any other dividend or distribution with respect to the Units other than the declaration and payment of cash dividends not in the aggregate in excess of $1.00 per Unit (or if a record date with respect to the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

    Section 1.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Units and cash issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections 1.5(c) and 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

    Section 1.12 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be cancelled and exchanged as provided in this Article I.

    Section 1.13 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Units, any cash payable pursuant to Section 1.5(c) or
1.8 to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.7.

    Section 1.14 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

    Section 1.15 CLOSING. Unless this Agreement is otherwise terminated in accordance with the provisions hereof, subject to Section 7.1(e), the closing of the Merger (the "Closing" and the date on which the Closing occurs being the "Closing Date") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York, at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) shall be no later than the second business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived, or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

    Each of Parent and Sub represents and warrants to the Company as follows:

    Section 2.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

    For all purposes of this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Parent or the Company, as the case may be, means that such state of facts, event, change or effect has had, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, results of operations or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be; PROVIDED, HOWEVER, that any such adverse effect resulting from any Proposed Accounting Change (as defined below) shall not be taken into account in determining whether there has been a Material Adverse Effect on or with respect to Parent or the Company. A "Proposed Accounting Change" shall mean, for all purposes of this Agreement, any proposed change in accounting principles which has not been adopted (with or without a later effective date) by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board prior to the Closing Date. For all purposes of this Agreement, except as hereinafter provided, "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity,
(ii) is a general partner, trustee, manager or other entity or person performing similar functions or (iii) has control (as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act")); PROVIDED, HOWEVER, that with respect to the Company, neither the Company's limited partnerships relating to Vistana Resort at World Golf Village (the "Company Venture"), nor the VOI (as herein after defined) owner associations present at any of its resorts shall be deemed to be a "Subsidiary" of the Company for purposes of this Agreement. For all purposes of this Agreement, a "wholly-owned Subsidiary" of the Company shall be deemed to include those entities which, for regulatory or other local law purposes, have issued nominal ownership interests to persons other than the Company or any of its Subsidiaries.

    Section 2.2 CAPITAL STRUCTURE. At the date hereof, the authorized stock of Parent consists of (i) 1,000,000,000 shares of Parent Common Stock, (ii) 200,000,000 shares of preferred stock, par value $0.01 per share (the "Parent Preferred Stock"), (iii) 50,000,000 shares of excess common stock, par value $0.01 per share ("Parent Excess Common Stock"), and (iv) 100,000,000 shares of excess preferred stock, par value $0.01 per share ("Parent Excess Preferred Stock"). At the close of business on June 30, 1999, 178,689,625 shares of Parent Common Stock were issued and outstanding and no shares of Parent Preferred Stock, Parent Excess Common Stock or Parent Excess Preferred Stock were outstanding. As of the date hereof, the authorized beneficial interest of the Trust consists of (i) 5,000 Class A Shares, par value $.01 per share (the "Class A Shares"), (ii) 1,000,000,000 Class B Shares, (iii) 200,000,000 Excess Trust Shares, par value $0.01 per share ("Excess Trust Shares"), (iv) 30,000,000 Class A Exchangeable Preferred Shares, par value $0.01 per share ("Class A EPS"), (v) 15,000,000 Class B Exchangeable Preferred Shares, par value $0.01 per share ("Class B EPS"), (vi) 55,000,000 Trust Preferred Shares, par value $0.01 per share ("Trust Preferred Shares"), and (vii) 50,000,000 Excess Preferred Shares, par value $0.01 per share ("Excess Trust Preferred Shares"). At the close of business on June 30, 1999, (i) 100 Class A Shares were issued and outstanding,
(ii) 178,689,625 Class B Shares were issued and outstanding, (iii) 3,944,692 shares of Class A EPS were issued and outstanding and (iv) 3,536,871 shares of Class B EPS were issued and outstanding and (v) no excess Trust Shares or Excess Trust Preferred Shares were outstanding. As of the close of business on June 30, 1999, (i) no Class B Shares were held in the treasury of the Trust or by its Subsidiaries, (ii) 24,367,652 Class B Shares were reserved for issuance pursuant to the Parent Stock Plans (as hereinafter defined), (iii) 11,777,501 Class B Shares were reserved for issuance pursuant to the exchange of Class A EPS and the exchange of SLT Units (as defined below) and SLC Units (as defined below),
(iv) 3,536,871 Class A EPS were reserved for issuance pursuant to the exchange of Class B EPS and (v) 548,665 Class B EPS were reserved for issuance pursuant to the exchange of certain SLT Units and SLC Units. All the outstanding shares of Parent Common Stock, Class A Shares, Class B Shares, Class A EPS and Class B EPS are validly issued, fully paid and nonassessable and free of preemptive rights. As of the close of business on June 30, 1999, except as set forth in
Section 2.2 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), and except (a) for this Agreement, (b) for stock options issued pursuant to the Incentive and Non-Qualified Shares Option Plan (1986) of the Trust, the Corporation Stock Non-Qualified Stock Option Plan (1986) of the Trust, the Stock Option Plan
(1986) of Parent, the Trust Shares Option Plan (1986) of Parent, the 1995 Long-Term Incentive Plan of the Trust, the 1995 Long-Term Incentive Plan of Parent, the 1999 Long-Term Incentive Plan of the Trust and the 1999 Long-Term Incentive Plan of Parent (collectively, the "Parent Stock Plans") covering not in excess of 48,776,342 shares of Parent Common Stock (collectively, the "Parent Stock Options"), (c) for 8,318,524 shares of Parent Common Stock issuable upon the exchange of units ("SLT Units") in SLT Realty Limited Partnership (the "Realty Partnership") and units ("SLC Units") in SLC Operating Limited Partnership (the "Operating Partnership"), and (d) as disclosed above, there are no options, warrants, calls, rights, securities or agreements to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent, or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, security or agreement. As of the close of business on June 30, 1999, except as disclosed in Section 2.2 of the Parent Letter, and except (a) for this Agreement, (b) for stock options issued pursuant to the Parent Stock Plans covering not in excess of 22,536,199 Class B Shares (collectively, the "Trust Stock Options"), (c) for 11,777,501 Class B Shares issuable upon the exchange of SLT Units, SLC Units and Class A EPS, (d) for 3,536,871 Class A EPS issuable upon the conversion of Class B EPS, (e) for 548,665 Class B EPS issuable upon the exchange of SLT Units and SLC Units and (f) as disclosed above, there are no options, warrants, calls, rights, securities or agreements to which the Trust is a party or by which it is bound obligating the Trust to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest of the Trust or obligating the Trust to grant, extend or enter into any such option, warrant, call, right, security or agreement. At the date hereof, the capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share ("Sub Shares"), of which as of the date of this Agreement, 1,000 Sub Shares were issued and outstanding, all of which shares were owned directly by Parent. Each outstanding share of capital stock of each Subsidiary of Parent that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, each such share is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (each, a "Lien"). As of the date of this Agreement, there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries. Neither Parent nor any Subsidiary of Parent beneficially owns any shares of Company Common Stock. Except as set forth in Section 2.2 of the Parent Letter, Exhibit 21.1 to the Annual Report on Form 10-K of Parent for the year ended December 31, 1998 (the "Parent Annual Report"), as filed with the Securities and Exchange Commission (the "SEC"), is a true and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC.

    Section 2.3 AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The respective Boards of Directors of Parent and Sub have duly approved and adopted this Agreement. The Board of Directors of Sub recommended this Agreement to its sole shareholder, and the sole shareholder of Sub has approved this Agreement, all such actions being taken in accordance with the FBCA. The execution, delivery and performance of their obligations under this Agreement by Parent and Sub and the consummation by Parent and Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the filing of the Articles of Merger as required by the FBCA. This Agreement has been duly executed and delivered by each of Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles. The filing of a joint registration statement on Form S-4 with the SEC by the Parent Companies under the Securities Act for the purpose of registering the Units to be issued in connection with the Merger as contemplated by this Agreement (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, and including all information incorporated by reference therein, the "Registration Statement") have been duly authorized by Parent's Board of Directors and Trust's Board of Trustees. The issuance of the Class B Shares in the Merger has been duly authorized by the Trust's Board of Trustees.

    Section 2.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions specifically described in this Section 2.4 have been obtained and all filings, registrations and obligations specifically described in this Section 2.4 have been made or satisfied, and except as set forth in Section 2.4 of the Parent Letter, the execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (with or without notice or lapse of time, or both), result in any violation of, or default or loss of a material benefit under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties, assets or operations of Parent or any of its Subsidiaries under, any provision of (i) the articles of incorporation or by-laws of Parent, (ii) any provision of the comparable charter or organization documents of any Subsidiary of Parent, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal or state), foreign or supranational court, commission, governmental body, regulatory agency, authority, commission or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Articles of Merger with the Department of State of the State of Florida and appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) pursuant to applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (vi) certain filings, authorizations, consents and approvals as may be required with or from Governmental Entities in connection with gaming operations, such filings or amendments as may be required by federal and state land development, mortgage servicing and telemarketing laws, state time share laws, state securities laws applicable to the sale or offer of VOIs, and seller of travel or travel agency laws (the "Regulatory Approvals") and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, materially impair the ability of Parent or Sub to perform their respective obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

    Section 2.5 SEC DOCUMENTS AND OTHER REPORTS. The Parent Companies have filed all required documents with the SEC since January 1, 1997 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated (or combined consolidated) financial statements (including, in each case, any notes thereto) of the Parent Companies included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated (or combined consolidated) financial position of Trust and Parent and their consolidated Subsidiaries as at the respective dates thereof and the consolidated (or combined consolidated) results of their operations and their consolidated (or combined consolidated) cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, the Parent Companies have not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of their financial statements.

    Section 2.6 REGISTRATION STATEMENT AND INFORMATION STATEMENT. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the information statement/prospectus included therein (together with any amendments or supplements thereto, and including all information incorporated by reference therein, the "Information Statement") relating to this Agreement and the Shareholders Consent will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Information Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Registration Statement will comply (with respect to the Parent Companies) as to form in all material respects with the provisions of the Securities Act, and the Information Statement will comply (with respect to the Parent Companies) as to form in all material respects with the provisions of the Exchange Act.

    Section 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1998, (i) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on Parent, (ii) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on Parent (iii) there has been no change in the capital stock of the Parent Companies and no dividend or distribution of any kind declared, paid or made by the Parent Companies on any class of its stock, except for regular quarterly dividends declared or paid on the Class A Shares, Class B Shares, Class A EPS, Class B EPS and common shares of beneficial interest, par value $.01 per share, of the Trust, and (iv) there has been no other event causing a Material Adverse Effect on Parent, nor any development that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

    Section 2.8 PERMITS AND COMPLIANCE. Parent and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity (collectively, "Permits") necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (i) its respective charter, by-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its

Subsidiaries, except, in the case of clauses (i), (ii) and (iii), for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, and except for contracts or agreements entered into after the date hereof not in violation of this Agreement, there is no contract or agreement that is material to the business, properties, results of operations or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole. Except as set forth in the Parent SEC Documents or Section 2.8 of the Parent Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. For purposes of this Agreement, "Knowledge of Parent" means the actual knowledge, after reasonable investigation, of the individuals identified in
Section 2.8 of the Parent Letter.

    Section 2.9 NO REQUIRED VOTE OF PARENT STOCKHOLDERS. No vote of the stockholders of Parent is required by law, the organization documents of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

    Section 2.10 REORGANIZATION; PARENT TAX CERTIFICATE. (a) To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    (b) To the Knowledge of the Parent, the representations and warranties set forth in the Parent Tax Certificate attached to the Parent Letter, if made on the date hereof (assuming the Merger were consummated on the date hereof), would be true and correct.

    Section 2.11 BROKERS. No broker, investment banker or other person, other than NationsBanc Montgomery Securities LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to each of Parent and Sub as follows:

    Section 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company and the Company Venture is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries, and the Company Venture, are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.2 CAPITAL STRUCTURE. At the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). At the close of business on June 30, 1999, (i) 21,567,377 shares of Company Common Stock were issued and outstanding (including 251,309 shares of Company Common Stock issued and held in escrow pursuant to the contingent share earnout arrangement (the "Points and Success Earnout") set forth in the Agreement and Plan of Reorganization, dated as of August 15, 1997, relating to the acquisition of The Success Companies, Success Developments, L.L.C. and Points of Colorado, Inc., Amendment No. 1 thereto and the related Escrow Agreement, which shares are not shown as outstanding in the Company SEC Documents), (ii) no shares of Company Common Stock were held in the treasury of the Company or by its Subsidiaries, (iii) 2,000,628 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plan and the Company Employee Stock Purchase Plan (collectively, the "Company Stock Plans"). Except as set forth above, at the close of business on June 30, 1999, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All the outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for stock options issued pursuant to the Company Stock Plans covering not in excess of 2,500,000 shares of Company Common Stock (collectively, the "Company Stock Options"), there are no options, warrants, calls, rights, securities or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, security or agreement. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), or in the Company SEC Documents (as hereinafter defined) filed prior to the date of this Agreement, each such share is owned by the Company or another Subsidiary of the Company, free and clear of all Liens. As of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as disclosed in Section 3.2 of the Company Letter, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries, or the Company Venture, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, or equity interests in the Company Venture. Except as set forth in
Section 3.2 of the Company Letter, Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC (the "Company Annual Report"), is a true and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC as of such date.

    Section 3.3 AUTHORITY. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The Board of Directors of the Company, upon the recommendation of the Special Committee, has unanimously duly approved (i) this Agreement, the Merger and the other transactions contemplated hereby and (ii) the execution and delivery by the Principal Shareholders of the Shareholder Agreements (including the irrevocable proxy) and the Shareholders' Consent. The Board of Directors of the Company has declared the Merger advisable and fair to and in the best interests of the Company and its shareholders. The Principal Shareholders, as the holders of a majority of the outstanding shares of Company Common Stock, have duly approved, by delivering the Shareholders' Consent, this Agreement and the Merger. No further action by or vote of the shareholders of the Company is required by law, the Articles of Incorporation or the Amended and Restated By-laws of the Company or otherwise in order for the Company to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of its obligations under this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to notification to all shareholders of the Company of such action in accordance with Section 607.0704(3) of the FBCA and the Amended and Restated By-laws of the Company and the filing of the Articles of Merger as required by Section 607.1105 of the FBCA. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles. The filing of the Information Statement with the SEC has been duly authorized by the Company's Board of Directors.

    Section 3.4 CONSENTS AND APPROVALS; NO VIOLATION. Assuming that all consents, approvals, authorizations and other actions specifically described in this Section 3.4 or in Section 3.4 of the Company Letter have been obtained or taken and all filings, registrations and obligations specifically described in this Section 3.4 have been made or satisfied, the execution and delivery of this Agreement by the Company does not and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (with or without notice or lapse of time, or both), result in any violation of, or default or the loss of a material benefit under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, upon any of the properties, assets or operations of the Company or any of its Subsidiaries, or the Company Venture, under, any provision of (i) the Articles of Incorporation or the Amended and Restated By-laws of the Company, (ii) any provision of the comparable charter or organization documents of any Subsidiary of the Company, or the Company Venture,
(iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (other than employee stock option agreements under the Stock Plans (as defined in Section 5.8), which may provide for accelerated vesting of the underlying options upon the Effective Time and employee purchase rights under the Company's Employee Stock Purchase Plan which accelerate the "date of exercise" thereunder to the business day prior to the Effective Time), instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries, or the Company Venture, or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, or the Company Venture, or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries, or the Company Venture, in connection with the execution and delivery of this Agreement by the Company, is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or will be necessary to allow the Surviving Corporation to operate the business of the Company in the same manner as operated immediately prior to the Merger, except (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Department of State of the State of Florida and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries, or the Company Venture, is qualified to do business, (iii) State Takeover Approvals, (iv) such filings as may be required in connection with the taxes described in Section 5.11, (v) pursuant to applicable requirements, if any, of Blue Sky Laws and the National Market of the National Association of Securities Dealers, Inc. Automated Quotations System, (vi) the Regulatory Approvals and
(vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

    Section 3.5 SEC DOCUMENTS AND OTHER REPORTS. The Company has filed all required documents with the SEC since January 1, 1997 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents, when taken together with any amendment thereto filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since December 31, 1998, made any material change in the accounting policies applied in the preparation of its financial statements.

    Section 3.6 REGISTRATION STATEMENT AND INFORMATION STATEMENT. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Information Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Information Statement, at the time of the mailing of the Information Statement and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries, or the Company Venture, shall occur that is required to be described in the Information Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Information Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

    Section 3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or Section
3.7 of the Company Letter, since December 31, 1998, (A) the Company and its Subsidiaries, and the Company Venture, have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on the Company, (B) the Company and its Subsidiaries, and the Company Venture, have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse

Effect on the Company, (C) there has been no change in the capital stock of the Company and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (D) there has not been (x) any payment or agreement to pay any compensation of any nature whatsoever (other than pursuant to any agreement as in effect on the date hereof), or any award or grant under any Company Plan (as hereinafter defined) as in effect on the date hereof, to any executive officer of the Company or of any of its Subsidiaries listed in
Section 3.7(D)(x) of the Company Letter, or the Company Venture, (y) any granting by the Company or any of its Subsidiaries, or the Company Venture, to any such executive officer of any severance or termination award or (z) any entry by the Company or any of its Subsidiaries, or the Company Venture, into any employment, severance or termination agreement with any such executive officer and (E) there has been no other event causing a Material Adverse Effect on the Company, nor any development that, individually or in the aggregate, would reasonably be expected to have resulted in a Material Adverse Effect on the Company. Set forth in Section 3.7 of the Company Letter is a list of the indebtedness of the Company and its Subsidiaries, and the Company Venture, as of December 31, 1998 and May 31, 1999 and a summary of any material changes in the terms of such indebtedness between December 31, 1998 and the date of this Agreement. Between December 31, 1998 and the date of this Agreement, except as set forth in Section 3.7 of the Company Letter, there have been no material changes in the net outstanding amount of indebtedness of the Company, its Subsidiaries and the Company Venture other than changes resulting from fundings and payments in the ordinary course of business under lines of credit and credit facilities existing on December 31, 1998.

    Section 3.8 PERMITS AND COMPLIANCE. Each of the Company and its Subsidiaries, and the Company Venture, is in possession of all Permits necessary for the Company or any of its Subsidiaries, and the Company Venture, to own, sell lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries, nor the Company Venture, is in violation of (i) its charter, by-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation (including the Federal Trade Commission Act, the Truth-in-Lending Act and Regulation Z promulgated thereunder, the Equal Credit Opportunity Act and Regulation B promulgated thereunder, the Interstate Land Sales Full Disclosure Act, the Civil Rights Acts of 1964 and 1968, Environmental Laws (as hereinafter defined), federal and state telemarketing laws, state time share laws, state securities laws applicable to the sale or offer of vacation ownership interests ("VOIs"), and seller of travel or travel agency laws) or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, or the Company Venture, except, in the case of clauses (i), (ii) and (iii), for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Section 3.8 of the Company Letter, and except for contracts or agreements entered into after the date hereof, not in violation of this Agreement, there is no contract or agreement that is material to the business, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, and the Company Venture, taken as a whole. Except as set forth in the Company SEC Documents or Section 3.8 of the Company Letter, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, license, declaration of covenants, conditions and restrictions, horizontal property regime, VOI owners' association governing instruments or other agreement or instrument to which the Company or any of its Subsidiaries, or the Company Venture, is a party or by which the Company or any such Subsidiary, or the Company Venture, is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary, or the Company Venture, is subject, other than any defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, "Knowledge of the Company" means the actual knowledge, after reasonable investigation, of the individuals identified in Section 3.8 of the Company Letter.

    Section 3.9 TAX MATTERS. Except as otherwise set forth in Section 3.9 of the Company Letter, (i) the Company and each of its Subsidiaries have filed all federal, and all material state, local, foreign and provincial, Tax Returns (as hereinafter defined) required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are correct and complete, except to the extent that any failure to so file or any failure to be correct and complete, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company; (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been timely paid or reserved against or extensions for payment have been properly obtained, or such Taxes are being timely and properly contested, (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes except to the extent that any failure to comply with such rules and regulations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company; (iv) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes; (v) any Tax Returns referred to in clause (i) relating to federal and state income Taxes for any period commencing after December 31, 1992, have been examined by the Internal Revenue Service (the "IRS") or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) except for matters which have been fully reserved against, no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vii) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested or have been fully accrued or reserved for on the Company's December 31, 1998 consolidated balance sheet included in the Company SEC Documents. To the Knowledge of the Company, the representations set forth in the Company Tax Certificate attached to the Company Letter, if made on the date hereof (assuming the Merger were consummated on the date hereof), would be true and correct. For purposes of this Agreement: (i) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and
(ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

    Section 3.10 ACTIONS AND PROCEEDINGS. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or the Company Venture, or against or involving any of the directors, officers or employees of the Company or any of its Subsidiaries, or the Company Venture, as such, any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.10 of the Company Letter, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, or the Company Venture, or any of its or their directors, officers or employees as such, or any of its or their properties, assets or business or any Company Plan that, individually or in the aggregate, if determined or resolved adversely to the Company or any Subsidiary of the Company, or the Company Venture, in accordance with the claimant's or plaintiff's demands, would reasonably be expected to have a Material Adverse Effect on the Company. There are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations relating to the transactions contemplated by this Agreement that are pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or the Company Venture, or any of its or their officers, directors or employees, as such, or any of its or their properties, assets or business.

    Section 3.11 CERTAIN AGREEMENTS. Except as set forth in Section 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries, nor the Company Venture, is a party to any oral or written agreement or plan, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as described in the Company Stock Plans, no holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, or the Company Venture, is or will be entitled to receive cash from the Company or any Subsidiary, or the Company Venture, in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement.

    Section 3.12 ERISA. (a) Section 3.12 (a) of the Company Letter contains a list of each Company Plan. With respect to each Company Plan, the Company has made, or will as soon as practicable after the date hereof make, available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan, (iv) the most recent summary plan description for each Company Plan for which a summary plan description is required, (v) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under section 401(a) of the Code, (vi) any request for a determination currently pending before the IRS and (vii) all material correspondence with the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation relating to any outstanding controversy. Except for any failure to comply as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each Company Plan complies with ERISA (as hereinafter defined), the Code and all other applicable statutes and governmental rules and regulations. None of the Company Plans is subject to Title IV of the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder ("ERISA").

    (b) There has been no failure by the Company to make any required contribution or pay any amount due to any Company Plan as required by Section 412 of the Code, Section 302 of ERISA, or the terms of any such Plan.

    (c) With respect to the Company Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate would be subject to any liability (other than a liability to pay benefits thereunder) under the terms of such Company Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

    (d) Except as listed on Section 3.12(d) of the Company Letter, all Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending or will be filed on a timely basis and, except as listed on Section 3.12(d) of the Company Letter, to the Knowledge of the Company there is no reason why any Company Plan is not so qualified in operation.

    (e) Except as set forth in Section 3.12(e) of the Company Letter, neither the Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by
(i) Section 4980B of the Code or Part 6 of Title 1 of ERISA or as disclosed in
Section 3.12(e) of the Company Letter or (ii) the laws of a jurisdiction outside the United States.

    (f) As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any material bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, death benefit, insurance or other plan, arrangement or understanding, in each case established or maintained or contributed to by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates may have any liability,
(ii) "Company Multiemployer Plan" means a "Multiemployer Plan" (as defined in
Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

    (g) The Company does not maintain any arrangement (other than a Company
Plan) providing retirement pension benefits that is established or maintained by the Company or any Subsidiary, or the Company Venture, for the benefit of employees who are or were employed outside the United States.

    (h) Section 3.12(h) of the Company Letter contains a list, as of the date of this Agreement, of all (i) severance and employment agreements with officers of the Company and each ERISA Affiliate, (ii) severance programs and policies of the Company with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change of control or similar provisions, and in the case of each of (i), (ii) and (iii) above, such list shall be limited only to such agreements, programs, policies, plans and other arrangements that involve a severance or employment agreement or arrangement with an individual officer or employee, and which provide for minimum annual payments (not including commissions or any similar contingent incentive payments) in excess of $100,000. The Company has provided to Parent a true and complete copy of each of the foregoing or, with respect to agreements with officers of ERISA Affiliates, will provide such a copy as soon as practical after the date hereof.

    Section 3.13 LIABILITIES. Except as set forth in Section 3.13 of the Company Letter or in the Company SEC Documents filed prior to the date hereof and except for such indebtedness as may be permitted under the provisions of
Section 4.1, the Company and its Subsidiaries, and the Company Venture, have no liabilities, absolute or contingent, other than liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.14 INTELLECTUAL PROPERTY. The Company and its Subsidiaries, and the Company Venture, have, or have licenses to use, all patents, patent rights, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business, as currently conducted, of the Company and its Subsidiaries, and the Company Venture, taken as a whole, except where the failure to have such Intellectual Property Rights, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Section 3.14 of the Company Letter, neither the Company nor any of its Subsidiaries, or the Company Venture, has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.15 PROPERTIES, TITLE AND RELATED MATTERS. (a) Except as disclosed in the Company SEC Documents: (i) the description of the Company's resorts included in the Company's Form 10-K Report for the year ended December 31, 1998 was true and correct in all material respects as of such date; (ii) except for periodic maintenance, repairs and replacements in the ordinary course of business consistent with past practice, the dwelling units, sales centers, recreation facilities and other amenities for which certificates of occupancy have been issued at the Company's resorts are furnished and in good condition and repair, ordinary wear and tear excepted; (iii) with respect to each resort for which the Company or a Subsidiary of the Company, or the Company Venture, provides VOI owners association management services, the applicable VOI owners association has been duly formed, is validly existing and has a board of directors duly appointed by the Company or a Subsidiary of the Company, or the Company Venture, or duly elected by the VOI owners, in either case in accordance with the by-laws of such association; (iv) the Company's financial obligations to each such association are current in all material respects; and (v) to the Knowledge of the Company, the 1999 budgets established by each such association are adequate to fund the projected 1999 operating expenditures of such association in all material respects, subject to payment by all VOI owners, including the Company and its Subsidiaries, and the Company Venture, of the dues and assessments levied by the respective association and the reserves for capital replacements maintained by each such association, when supplemented by additional reserve contributions in future years as set forth in the reserve analysis delivered to Parent by the Company prior to the date hereof, will be adequate to fund in all material respects the replacement of capital items owned by the association over their anticipated useful lives.

    (b) Except as disclosed or reserved against in the most recent financial statements contained in the Company SEC Documents or as set forth in Section
3.15 of the Company Letter, the Company and each of its Subsidiaries, and the Company Venture, have good and valid title to all of the material properties and assets, tangible or intangible, reflected in such financial statements as being owned by the Company and each of its Subsidiaries, and the Company Venture, as of the dates thereof, free and clear of all Liens, except such imperfections or irregularities of title, liens, encumbrances, charges or defaults that do not adversely affect the properties with respect to their intended use in any material respect and statutory liens securing payments not yet due ("Permitted Liens"). There are no hidden or latent defects at or in any properties, assets, improvements, fixtures or equipment of the Company or any of its Subsidiaries, or the Company Venture, except for defects that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and the properties, assets, improvements, fixtures and equipment of the Company and its Subsidiaries, and the Company Venture, do not violate any applicable judgment, order, decree, statute, law, ordinance, rule or regulation, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. All leased buildings and all leased fixtures, equipment and other property and assets that are material to the Company's business on a consolidated basis are held under leases or subleases that are valid and binding instruments enforceable in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and binding nature or the existence of such default or event of default does not have and would not reasonably be expected (so far as can be foreseen at the time) to have a Material Adverse Effect on the Company.

    Section 3.16 CUSTOMER WARRANTIES. There are not pending nor are there, to the Knowledge of the Company, threatened, any claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date of this Agreement by the Company or any of its Subsidiaries, or the Company Venture, that are not disclosed or referred to in the financial statements contained in the Company SEC Documents and that are not fully reserved against, except for such claims that if determined or resolved adversely to the Company or any Subsidiary of the Company in accordance with the claimant's or plaintiff's demands, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

    Section 3.17 ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.17 of the Company Letter or the Company SEC Documents, (i) neither the businesses of the Company and its Subsidiaries, nor the operation thereof, nor any condition or circumstance at any property, asset, improvement, fixture or equipment violates in any material respect any applicable federal, state, local, regional and foreign laws, rules and regulations, orders, decrees, common law, judgments, permits and licenses relating to public or worker health and safety, the protection, management, regulation or clean-up of the indoor or outdoor environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous or toxic materials, substances, wastes, pollutants and contaminants including, without limitation, asbestos, petroleum (whether crude oil or any refined or altered product), radon, urea formaldehyde, lead-based paint, and polychlorinated biphenyls (collectively, "Environmental Laws"), except for non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; (ii) no condition, circumstance or event exists or has occurred which, with notice or the passage of time or both, would constitute such a violation of any Environmental Law or which could reasonably be expected to result in a Material Adverse Effect; (iii) the Company and each of its Subsidiaries is in possession of all Permits required under any applicable Environmental Law ("Environmental Permits") for its operations and the Company and each of its Subsidiaries has been and is in compliance in all material respects with all the requirements and limitations included in such Environmental Permits except where the failure to have or comply would not reasonably be expected to have a Material Adverse Effect on the Company; (iv) none of the Company or any of its Subsidiaries has handled, disposed of, released, transported, stored or used any materials, products, pollutants, contaminants, hazardous or toxic wastes, substances or other materials regulated by or subject to any Environmental Law (collectively, the "Hazardous Substances") on or at any of its property in a manner that would be expected to have a Material Adverse Effect on the Company; (v) to the Knowledge of the Company, no person (other than the Company or any of its Subsidiaries) is violating, or has violated, any Environmental Law applicable to the business of the Company or any of its Subsidiaries, or to any property, asset, improvement, fixture or equipment owned, leased or operated by the Company or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, nor has any such other person failed to obtain any Environmental Permits respecting any property, asset, improvement, fixture or equipment necessary or useful to the Company or any of its Subsidiaries in the conduct of their respective operations, other than the failure to obtain any Environmental Permits that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company; (vi) none of the Company or any of its Subsidiaries has received any notice, suit or claim from any authority or any private person or entity alleging that the Company and its Subsidiaries or the operation of any of their respective properties is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any Hazardous Substances at, on or beneath any of the properties (including ground water) of the Company and each of its Subsidiaries, or at, on or beneath any land adjacent thereto (including ground water) or in connection with any other site which would reasonably be expected to have a Material Adverse Effect on the Company; and (vii) none of the Company or any of its Subsidiaries has buried, dumped, disposed, spilled or actively or passively released any material quantity or amount of Hazardous Substances on, beneath or adjacent to any of its property or any other property (including ground water); (viii) each of the Company and its Subsidiaries has timely filed all material reports required to be filed with respect to all of its property, assets, improvements, fixtures or equipment and has generated and maintained all material required data, documentation and records required under all applicable Environmental Laws; (ix) to the Knowledge of the Company, there are no underground storage tanks, including any piping, at, on or beneath any property used by the Company or any Subsidiary for any purpose; and (x) to the Knowledge of the Company, there are no conditions, circumstances or events respecting any property, asset, improvement, fixture or equipment owned or operated by any person other than the Company or any Subsidiary that could reasonably be expected to give rise to a Material Adverse Effect on the Company under any Environmental Law. All of the foregoing representations and warranties contained in clauses
(i) through (x) concerning properties, assets, improvements, fixtures and equipment of the Company or any of its Subsidiaries shall be deemed to include all current and former properties, assets, improvements, fixtures and equipment of the Company or any of its Subsidiaries; provided, however, that any representations and warranties respecting former properties, assets, improvements, fixtures and equipment of the Company or any of its Subsidiaries shall be limited to the current Knowledge of the Company.

    Section 3.18 INSURANCE. Each of the Company and its Subsidiaries has insurance contracts or policies (the "Company Policies") in full force and effect which provide for coverages that are usual and customary as to amount and scope in its businesses. Section 3.18 of the Company Letter sets forth descriptions of all insurance contracts or policies that relate to liability or excess liability insurance (collectively, the "Company Liability Policies"), including the name of the insurer, the types, dates and amounts of coverages, and any material coverage exclusions. None of the Company or any of its Subsidiaries has breached or otherwise failed to perform in any material respects its obligations under any of the Company Policies or the Company Liability Policies nor has the Company or any of its Subsidiaries received any adverse notice or communication from any of the insurers party to the Company Policies or the Company Liability Policies with respect to any such alleged breach or failure in connection with any of the Company Policies or the Company Liability Policies, except to the extent that any such breach or failure to so perform, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Section
3.18 of the Company Letter, all Company Policies are sufficient for compliance with all Governmental Entity laws and regulations and all agreements to which the Company and its Subsidiaries are subject; are valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except to the extent that any such termination or lapse, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.19 MORTGAGES RECEIVABLE. The "mortgages receivable" of the Company and its Subsidiaries, and the Company Venture, reflected in the financial statements contained in the Company SEC Documents and such additional accounts receivable as are reflected on the books of the Company and its Subsidiaries, and the Company Venture, are, to the Knowledge of the Company, good and collectible except to the extent reserved against thereon (which reserves have been determined in accordance with generally accepted accounting principles consistently applied). Except as set forth in Section 3.19 of the Company Letter, all "mortgage receivables" of the Company and its Subsidiaries, and the Company Venture, are owned free and clear of all Liens and such "mortgage receivables" are otherwise valid, genuine and existing. During the twelve month period ended March 31, 1999, the default rate of interest on any "mortgage receivables" owned by the Company or any of its Subsidiaries did not exceed the maximum rate allowable under Federal and State law for such "mortgage receivables." All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, setoffs or counterclaims.

    Section 3.20 PARACHUTE PAYMENTS TO DISQUALIFIED INDIVIDUALS. Except as set forth in Section 3.20 of the Company Letter, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder) with respect to the Company or any of its Subsidiaries, or the Company Venture, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future. The approximate aggregate amount of "parachute payments" related to the matters set forth in such Section 3.20 of the Company Letter, assuming the Closing occurs on the date specified therein and termination of all listed individuals without cause on such date is set forth in such Section 3.20 of the Company Letter.

    Section 3.21 OPINION OF FINANCIAL ADVISOR. The Special Committee and the Board of Directors of the Company have received the opinion of Salomon Smith Barney Inc, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by holders of Company Common Stock (other than the Principal Shareholders) in the Merger is fair to such holders from a financial point of view, a copy of the written opinion of which will be delivered to Parent after receipt thereof by the Company.

    Section 3.22 STATE TAKEOVER STATUTES. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action necessary to exempt the Merger, this Agreement, the Shareholder Agreements and the transactions contemplated hereby from the requirements of Sections 607.0901 through 607.0903 of the FBCA or to satisfy the requirements thereof. Each member of the Board of Directors of the Company is "disinterested," as such term is used in Section 607.0901 of the FBCA, with regard to the transactions contemplated by this Agreement and the Shareholder Agreements. To the Knowledge of the Company, no other state takeover statutes are applicable to the Merger, this Agreement or the transactions contemplated hereby.

    Section 3.23 REORGANIZATION. To the Knowledge of the Company, neither it nor any of its Subsidiaries, nor the Company Venture, has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 3.24 BROKERS. No broker, investment banker or other person, other than Bear Stearns & Co., Inc., and Salomon Smith Barney Inc, the fees and expenses of each of which will be paid by the Company (as reflected in an agreement between Bear Stearns & Co., Inc. and the Company and an agreement between Salomon Smith Barney Inc and the Company, a copy of each of which has been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    Section 4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. During the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries, and the Company Venture, to, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and, except as otherwise agreed upon by Parent, preserve its relationships with customers, suppliers, licensors, lessors, creditors and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly required by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries, or the Company Venture, to, without the prior written consent of Parent which consent shall be granted or denied no later than 10 business days after Parent has received a written request for consent from the Company accompanied by reasonably adequate information to grant or deny such consent:

        (a)(i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such (other than dividends and other distributions by wholly-owned Subsidiaries to the Company or its wholly-owned Subsidiaries or by non-wholly-owned Subsidiaries or the Company Venture to the extent required by the terms of their respective organizational documents as of the date hereof), (ii) other than in the case of any wholly-owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) except as set forth in
    Section 4.1(a)(iii) of the Company Letter, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its non wholly-owned Subsidiaries, or the Company Venture, or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (b) except for shares of Company Common Stock issued pursuant to the Points and Success Earnout as in effect on January 1, 1999, and except as set forth in Section 4.1(b) of the Company Letter, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of employee stock options pursuant to the Company Stock Plans outstanding on the date of this Agreement in accordance with their terms as of the date hereof;

        (c) amend its articles or certificate of incorporation or by-laws or other comparable organizational documents;

        (d)(A) acquire or agree to acquire (i) except as set forth in Section 4.1(d)(i) of the Company Letter, by merging or consolidating with, or by purchasing a substantial portion of the assets or properties of or equity in (except as contemplated by clause (ii) below), or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or (ii) except for the land acquisition, construction and development projects described in Section 4.1(d)(ii) of the Company Letter (collectively, the "Development Projects"), any assets or properties that are, individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, other than purchases of inventory that are in the ordinary course of business consistent with past practice or (B) make any capital contributions to, or other investments in, any other person;

        (e) except for the pending approximately $86 million securitization of customer mortgages receivable with Dresdner Kleinwort Benson as placement agent (the "Pending Securitization"), except as described in Section 4.1(e) of the Company Letter and except in connection with the sale and financing of customer contracts and mortgages receivable in the ordinary course of business consistent with past practice, and the incurrence of indebtedness permitted by Section 4.1(f), sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets, other than transactions (including the sale of inventory) that are in the ordinary course of business consistent with past practice;

        (f) incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans or advances to any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than (i) indebtedness incurred in the financing of customer contracts and mortgages receivable in the ordinary course of business consistent with past practice; PROVIDED, HOWEVER, that the Company will not complete any securitization other than the Pending Securitization without first consulting with Parent; PROVIDED, FURTHER, that in the event Parent provides warehouse financing to the Company at interest rates and terms comparable to the Company's primary warehouse receivables line and in an amount sufficient to permit the Company to finance its ongoing generation of customer contracts and mortgages receivable in the ordinary course of business consistent with past practice through the anticipated closing date of the transactions contemplated by this Agreement without completing a securitization, the Company will not complete any securitization other than the Pending Securitization; PROVIDED, FURTHER, that if Parent has provided any financing to the Company pursuant to the foregoing proviso and this Agreement is terminated pursuant to a valid termination under Section 7.1, then Parent shall continue any existing financing for the Company for a 90-day period after such termination; (ii) indebtedness and guarantees incurred in connection with financing the acquisition, construction, development and operations of the Development Projects in accordance with the budgets set forth in Section 4.1(f)(ii) of the Company Letter; (iii) indebtedness, loans, advances, guarantees, capital contributions and investments between the Company and any of its wholly-owned Subsidiaries, between any of such wholly-owned Subsidiaries or, to the extent set forth in Section 4.1(f)(iii) of the Company Letter, between (x) the Company or any of its Subsidiaries and (y) any of the Company's non-wholly-owned Subsidiaries, the VOI owners associations or the Company Venture; (iv) other indebtedness in a maximum aggregate principal amount not exceeding $10 million; PROVIDED, HOWEVER, that the Company will consult with Parent before incurring any such other indebtedness of $500,000 or more if the maximum aggregate principal amount of all indebtedness incurred pursuant to this clause (iv) is greater than $5 million but less than $10 million; (v) indebtedness incurred in connection with the issuance of (A) construction completion bonds incurred in connection with the budgets set forth in Section 4.1(f)(ii) of the Company Letter, utility bonds to secure the payment of future utility obligations of the Company or its Subsidiaries, submission bid bonds, advertising bonds, registration bonds or similar bonds in the ordinary course of business or
    (B) bonds used to provide alternative assurance, in lieu of escrow, for customer deposits, down payments and mortgage payments on VOI sales; and
    (vi) the borrowing of up to $20 million in working capital under the Line of Credit Agreement dated as of November 1, 1997 among the Company, Vistana Development, Ltd., and Dresdner Bank AG New York and Grand Cayman Branches;

        (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any non wholly-owned Subsidiary, or the Company Venture;

        (h) except as required under Section 5.8 or as described in Section 4.1(h) of the Company Letter, enter into or adopt any, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than as required by law or by an existing contractual obligation of the Company disclosed in Section 4.1(h) of the Company Letter (in which case, any action taken in accordance therewith is expressly permitted), except that the Company or its Subsidiaries, or the Company Venture, may enter into (a) employment agreements if such agreements (i) are no longer than two years in duration and (ii) provide for an annual base salary of less than $125,000, and (b) consulting agreements in the ordinary course of business consistent with past practice that are terminable on no more than 90 days' notice without penalty;

        (i) except (1) as permitted under Section 4.1(h), or (2) to the extent required by written employment agreements existing on the date of this Agreement, increase the compensation payable or to become payable to its officers or such other employees, except for increases in the ordinary course of business consistent with past practice in salaries or wages of such officers or other employees of the Company or any of its Subsidiaries, or the Company Venture;

        (j) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards, except as set forth in Section 4.1(j) of the Company Letter;

        (k) take any action, other than reasonable actions in the ordinary course of business consistent with past practice, with respect to accounting policies (other than actions required to be taken by changes in generally accepted accounting principles);

        (l) make or agree to make any capital expenditure in excess of $1,000,000 individually or $8,000,000 in the aggregate, other than (i) capital expenditures committed prior to the date of this Agreement, (ii) capital expenditures included in the budgets for the Development Projects set forth in Section 4.1(f)(ii) of the Company Letter, (iii) capital expenditures included in the capital expenditure budget of the Company and its Subsidiaries for 1999 previously disclosed to Parent, (iv) legal, financing, registration, collection and repossession fees and expenses and prepaid costs (including prepaid direct marketing costs) incurred in the ordinary course of business and capitalized to the balance sheet in accordance with GAAP, applied on a basis consistent with past practice, (v) purchases of VOI inventory and liens on VOI units in the ordinary course of business consistent with past practice, and (vi) capital expenditures made on behalf of VOI owner associations which will be paid or reimbursed by the VOI owner associations;

        (m) except as otherwise disclosed in Section 4.1(m) of the Company Letter, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice;

        (n) settle or compromise any material liability under any federal, state, local or foreign tax law or under any Environmental Law;

        (o) except for contracts, arrangements or understandings relating to the lease or purchase of equipment, materials, supplies or services, (i) included in the budgets for the Development Projects set forth in Section 4.1(f)(ii) of the Company Letter, (ii) set forth in the capital expenditure budget of the Company and its Subsidiaries for 1999 previously disclosed to Parent, or (iii) which will be paid or reimbursed by the VOI owner associations, enter into any contract, arrangement or understanding requiring the lease or purchase of equipment, materials, supplies or services in excess of $100,000 individually or $1,000,000 in the aggregate, over a period greater than 12 months, which is not cancellable without penalty on 90 or fewer days' notice; or

        (p) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

    Section 4.2 NO SOLICITATION. (a) From the date hereof until the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it authorize or permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any financial advisor, attorney or other advisor, representative or agent of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or officer of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor, representative or agent of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal for a merger, sale of all or substantially all the assets of or other business combination or recapitalization or similar transaction involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in excess of 15% of the voting securities of, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

    (b) The Company promptly (but in no event later than 24 hours) shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry or any communication with respect to or which could reasonably be expected to lead to any Takeover Proposal, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal) and (iii) the identity of the person or persons making any such Takeover Proposal, inquiry or communication. The Company will keep Parent promptly and fully informed of the status, changes in and details of any such Takeover Proposal, inquiry or communication.

    Section 4.3 THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than any to which Parent or any of its Subsidiaries is a party). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including using its best efforts to obtain injunctions to prevent any threatened or actual breach of such agreements and to enforce specifically the terms and any provision thereof in any court of the United States or any state thereof having jurisdiction.

    Section 4.4 REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other party shall otherwise agree in writing, none of Parent, the Company or any of their respective Subsidiaries shall knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or would cause any of the representations and warranties set forth in the Company Tax Certificate attached to the Company Letter or the Parent Tax Certificate attached to the Parent Letter to be untrue or incorrect in any material respect.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    Section 5.1 NOTICE TO SHAREHOLDERS. The Company shall, as promptly as practicable but in any event within ten days after the date of this Agreement, prepare and mail to its shareholders pursuant to Section 607.0704 of the FBCA and the Amended and Restated By-laws of the Company the notice of action authorized by the Shareholders' Consent (the "Florida Notice"). Parent shall have the right and opportunity to review and make reasonable comments on the Florida Notice prior to its mailing and the Company shall not unreasonably refuse to include such comments of Parent.

    Section 5.2 FILINGS; OTHER ACTIONS. (a) The Company shall as soon as practicable after the date hereof prepare and file with the SEC the Information Statement and the Parent Companies shall prepare and file with the SEC the Registration Statement, in which the Information Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Information Statement to its shareholders (the date of such mailing to any of such shareholders being hereinafter called the "Mailing Date"). Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is currently not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Units in the Merger and upon the exercise of the Substitute Options (as hereinafter defined), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may reasonably be requested in connection with any such action, including information relating to the number of Units required to be registered.

    (b) Each party hereto agrees, subject to applicable laws relating to the exchange of information, promptly to furnish the other parties hereto with copies of written communications (and memoranda setting forth the substance of all oral communications) received by such party, or any of its subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof), from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

    (c) Each of the Company and Parent will promptly, and in any event within twenty business days after execution and delivery of this Agreement, make all filings or submissions as are required under the HSR Act. Each of the Company and Parent will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submissions necessary under the HSR Act. Without limiting the generality of the foregoing, each of the Company and Parent will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will promptly (i) comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company and Parent will keep the other apprised of the status of any such inquiry or request. The foregoing shall not require Parent or the Company to make any divestiture or consent to any divestiture in order to fulfill any condition or obtain any consent to any divestiture in order to fulfill any condition or obtain any consent, authorization or approval or to appeal an injunction or order, or to post a bond in respect of such appeal.

    Section 5.3 COMFORT LETTERS. (a) The Company shall use all reasonable efforts to cause to be delivered to Parent "comfort" letters of KPMG Peat Marwick LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, Trust and the Company, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    (b) Parent shall use all reasonable efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, Parent and Trust, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    Section 5.4 ACCESS TO INFORMATION. (a) The Company shall, and shall cause each of its Subsidiaries, and the Company Venture, to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, Tax Returns, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries, and the Company Venture, to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws (other than in connection with obtaining the Regulatory Approvals or in connection with making time share regulatory filings in the ordinary course of business) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. The Company shall, and shall cause each of its Subsidiaries, and the

Company Venture, to, furnish promptly upon the request of Parent a copy of each report, schedule, registration, application or other document filed by the Company with any Governmental Entity in connection with obtaining the Regulatory Approvals. No investigation pursuant to this Section 5.4(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 5.4(a) shall be kept confidential in accordance with the letter agreement dated September 14, 1998 (the "Confidentiality Agreement") between Parent and the Company.

    (b) Parent shall afford to the accountants, counsel, financial advisors and other representatives of the Company reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, its properties, books, contracts and records. No investigation pursuant to this Section 5.4(b) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by the Company pursuant to this Section 5.4(b) shall be kept confidential in accordance with the Confidentiality Agreement.

    Section 5.5 COMPLIANCE WITH THE SECURITIES ACT. Within 30 days following the date of this Agreement, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Company Shareholders Meeting, in the Company's reasonable judgment may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement in substantially the form of Exhibit 5.5 hereto, executed by such person.

    Section 5.6 STOCK EXCHANGE LISTINGS. Parent shall use all reasonable efforts to list on the NYSE, upon official notice of issuance, the Units to be issued in connection with the Merger and upon exercise of the Substitute Options.

    Section 5.7 FEES AND EXPENSES. Except as otherwise provided in Section 5.11, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all printing expenses shall be divided equally between Parent and the Company.

    Section 5.8 COMPANY STOCK OPTIONS. (a) Not later than the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time pursuant to the Company's stock option plans (other than any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date hereof (the "Stock Plans") shall be assumed by Parent and become and represent an option to purchase the number of Units (a "Substitute Option") (rounded to the nearest full share, or if there shall not be a nearest share, the next greater full share) determined by multiplying (i) the number of shares of Company Common Stock (the "Underlying Shares") subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per Unit (rounded up to the nearest tenth of a cent) equal to the difference (the "Difference") between (A) the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio and (B) the cash amount of the per share merger consideration payable pursuant to Section 1.5(c) divided by the Exchange Ratio. Each Substitute Option shall be vested only to the extent that the predecessor Company Stock Option was, pursuant to its terms, vested at the Effective Time. To the extent the Difference would be a negative number, the Difference shall be deemed to be zero and Parent shall promptly after the Effective Time pay to the holder of each such vested Company Stock Option an amount of cash equal to the absolute value of the Difference times the number of Underlying Shares subject to such option. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional Units upon the exercise of Substitute

Options. After the Effective Time, each Substitute Option shall be exercisable in full until the earlier of the expiration date of the related Company Stock Option or the date such related Company Stock Option would have become unexercisable due to the optionee's termination of employment and, except as otherwise provided in this Section 5.8, shall be subject to the same terms and conditions as were applicable under the related Company Stock Option immediately prior to the Effective Time. The Company agrees to use its best efforts to obtain any necessary consents of holders of Company Stock Options and take such other actions as may be necessary to effect this Section 5.8.

    (b) In respect of the Units underlying each Substitute Option pursuant to
Section 5.8(a), Parent shall file and keep current a registration statement on Form S-8 (or a post-effective amendment to a Registration Statement on Form S-8) or other appropriate form for as long as such options remain outstanding.

    Section 5.9 REASONABLE EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and state takeover statutes), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the foregoing shall not require Parent or the Company to make any divestiture or consent to any divestiture in order to fulfill any condition or obtain any consent to any divestiture in order to fulfill any condition or obtain any consent, authorization or approval or to appeal an injunction or order, or to post a bond in respect of such appeal.

    (b) Neither Parent nor the Company shall take any action or fail to take any action that, in any such case, might reasonably be expected to (i) cause any of its representations or warranties contained in this Agreement that is qualified as to materiality to be untrue, (ii) cause any of its representations or warranties contained in this Agreement that is not so qualified to be untrue in any material respect or (iii) result in a breach of any covenant made by it in this Agreement, (iv) result directly or indirectly in any of the conditions to the Merger set forth in Article VI not being satisfied or (v) impair the ability of the parties to consummate the Merger at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

    Section 5.10 PUBLIC ANNOUNCEMENTS. Neither Parent nor the Company will issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

    Section 5.11 REAL ESTATE TRANSFER AND GAINS TAX. Parent and the Company agree that either the Company or the Surviving Corporation will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company and Parent agree to cooperate with the other in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be agreed to between Parent and the Company. The shareholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 5.11 in the preparation of any return with respect to the Gains Taxes.

    Section 5.12 STATE TAKEOVER LAWS. If any "fair price", "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

    Section 5.13 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. For six years from and after the Effective Time, Parent shall, and agrees to cause the Surviving Corporation to, indemnify, defend and hold harmless all past and present officers and directors of the Company and of its Subsidiaries (the "Indemnified Parties") to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Articles of Incorporation, the Company's Amended and Restated By-laws and any indemnity agreements to which the Company is a party as of the date hereof, for acts or omissions occurring at or prior to the Effective Time; PROVIDED, THAT, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of such claim or claims. For six years from and after the Effective Time, Parent shall indemnify, defend and hold harmless the Indemnified Parties, to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Articles of Incorporation, the Company's Amended and Restated By-laws and any indemnity agreements to which the Company is a party as of the date hereof, for acts and omissions in furtherance of the execution and delivery of the Merger Agreement, the Merger the Shareholder Agreements and all agreements and actions as contemplated therein. For a period of six (6) years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Time. The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent, Sub, the Company and the Surviving Corporation.

    Section 5.14 NOTIFICATION OF CERTAIN MATTERS. Parent shall use all reasonable efforts to give prompt notice to the Company, and the Company shall use all reasonable efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would reasonably be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any event, change or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Parent or the Company, as the case may be; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section
5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    Section 5.15 EMPLOYEE BENEFIT PLANS. (a) For the period ending on the first anniversary of the Effective Time, Parent shall cause the Surviving Corporation (i) to maintain the Company Plans in effect on the date of this Agreement or (ii) to provide benefits to employees of the Company and its Subsidiaries that are, in the aggregate, not materially less favorable than those provided pursuant to such Company Plans as in effect immediately prior to the Effective Time. Parent agrees to provide severance pay and other benefit entitlements which may be owing to any employee of the Company whose employment is terminated by Parent on or after the Effective Date or by reason of the transactions contemplated hereby. If such severance occurs on or within one year after the Effective Date by reason of the transactions contemplated hereby, such severance pay and benefit entitlements shall be determined (on an employee by employee basis) in accordance with the severance policy of the Company and its affiliates applicable to such employee immediately prior to the Effective Date, if more favorable than the severance policy of Parent in effect after the Effective Date.

    (b) The foregoing notwithstanding, Parent agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Company Plans or under other contracts, arrangements, commitments, or understandings identified in Section 5.15 of the Company Letter. Nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any Company Plan or any other employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation or Parent to offer to continue (other than as required by its terms) any written employment contract or any employee of the Company or of any of its Subsidiaries. Company employees' service prior to the Effective Time shall be considered service with the Surviving Corporation for purposes of eligibility, vesting and level of benefits under any plan, program or arrangement maintained or contributed to the Surviving Corporation.

    Section 5.16 SHAREHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in, but not control, the defense or settlement of any shareholder litigation against the Company and its directors relating to the transaction contemplated by this Agreement; PROVIDED, HOWEVER, that no such settlement shall be agreed to without Parent's consent unless (i) neither the Company nor Parent is or may become directly or indirectly liable to pay any amount in connection therewith pursuant to Section 5.13 or otherwise and (ii) such settlement does not impose any restriction on the business or activities of the Company or Parent or their respective Subsidiaries.

    Section 5.17. ADDITIONAL MATTERS. (a) Prior to the Effective Date, the Company shall cause Sub to be named as an insured under the Company's Commercial Lines Policy issued by the Fire & Casualty Insurance Company of Connecticut as Policy #NAP-001000 and the General Liability Policy issued by American and Foreign Insurance Company as Policy #A TS-459190 0000.

    (b) Within 15 business days from the date hereof, the Company shall deliver to Parent a certificate from the Company's General Counsel listing all Regulatory Approvals the Company must obtain and setting forth the actions and procedures which must be taken or followed to obtain the Regulatory Approvals. Within 60 business days from the date hereof, the Company shall take all actions and follow all procedures set forth on such certificate with respect to any action that must be taken or any procedure that must be followed prior to the Effective Time. The Company shall at all times keep Parent informed of the progress in obtaining the Regulatory Approvals. Parent shall cooperate with and assist the Company in obtaining the Regulatory Approvals, and shall provide such information as the Company shall reasonably request in order to obtain the Regulatory Approvals.

    (c) At Parent's request, prior to the Effective Time, the Company shall use reasonable efforts as soon as reasonably practicable to establish a commercial paper conduit facility; PROVIDED, HOWEVER, that if this Agreement is validly terminated pursuant to Section 7.1, and the Company does not use such commercial paper conduit facility during the six-month period commencing on the date of such termination, then Parent will reimburse the Company for its actual, reasonable out-of-pocket expenses incurred in connection with the establishment of such facility. The Company further agrees to consult and cooperate with Parent regarding the terms of any commercial paper conduit facility it may establish.

    (d) Before the Company or any of its Subsidiaries hires any person as a director of internal audit, assistant controller, real estate attorney or corporate attorney, it will consult with Parent regarding the employment of such person.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE MERGER

    Section 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

    (a) STOCK EXCHANGE LISTINGS. The Units issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    (b) HSR AND OTHER APPROVALS. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (ii) All authorizations, consents, orders, declarations or approvals of, or registrations, declarations or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity (including any state gaming authority), where the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have, individually or in the aggregate, a Material Adverse Effect on the Company (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

    (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

    (d) NO ORDER. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall (after the date of this Agreement) have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

    (e) INFORMATION STATEMENT. At least twenty calendar days shall have elapsed from the mailing of the Information Statement to the shareholders of the Company.

    Section 6.2  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional conditions:

    (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date), each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), and the representation as to the accuracy of the Parent Tax Certificate described in Section 2.10(b) shall be true and correct at and as of the Effective Time as if made at and as of such time, in each case except as otherwise contemplated or permitted by this Agreement, and the Company shall have received certificates signed on behalf of each of Parent and Sub by Parent's Chief Financial Officer and any other Executive or Senior Vice President of Parent to such effect.

    (b) TAX OPINION. The Company shall have received an opinion of Battle Fowler LLP, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Battle Fowler LLP may rely as to matters of fact upon the representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

    (c) COMFORT LETTERS. The Company shall have received the "comfort letters" described in Section 5.3(b), in form and substance reasonably satisfactory to the Company.

    (d) EMPLOYMENT AGREEMENTS. The employment agreements set forth in Section 6.3(g) of the Parent Letter shall have been executed by Parent or Sub and shall be in full force and effect (assuming the valid authorization, execution and delivery of such employment agreements by the parties thereto other than Parent or Sub and the validity and binding effect of such employment agreements on such other parties).

    Section 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment (or waiver by Parent) at or prior to the Effective Time of the following additional conditions:

    (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date), except for actions taken, obligations incurred or agreements entered into as permitted by Section 4.1 or resulting from any transaction consented to in writing by Parent, and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date), except for actions taken, obligations incurred or agreements entered into as permitted by Section 4.1 or resulting from any transaction consented to in writing by Parent, and the representation as to the accuracy of the Company Tax Certificate described in
Section 3.9 shall be true and correct at and as of the Effective Time as if made at and as of such time, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

    (b) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consent or approval of each person that is not a Governmental Entity whose consent or approval (i) is set forth in Section 2.4 of the Parent Letter and Section 3.4(a)(iii) of the Company Letter or (ii) shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, hotel management agreement or other agreement or instrument, except as to which the failure to obtain such consents and approvals, individually or in the aggregate, would not be expected, in the reasonable opinion of Parent, to have a Material Adverse Effect on the Company or upon the consummation of the transactions contemplated in this Agreement.

    (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a significant likelihood of success (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries, or the Company Venture, of any material portion of the business or assets of the Company, Parent, Trust or any of their respective Subsidiaries, or the Company Venture, or to compel the Company, Parent or any of their respective Subsidiaries, or the Company Venture, to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or the Company Venture, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote any Company Common Stock purchased by it on all matters properly presented to the shareholders of the Company, (iv) seeking to prohibit Parent or any of its respective Subsidiaries, or the Company Venture, from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries, or the Company Venture, or (v) which otherwise would reasonably be expected to have a Material Adverse Effect on the Company.

    (d) COMFORT LETTERS. Parent shall have received the "comfort letters" described in Section 5.3(a), in form and substance reasonably satisfactory to Parent.

    (e) TAX OPINION. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Sidley & Austin may rely as to matters of fact upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent

Tax Certificate attached to the Parent Letter and representations from the Company substantially similar to the representations in the Company Tax Certificate attached to the Company Letter.

    (f) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have been no Material Adverse Effect with respect to the Company. Parent shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to such effect. For purposes of this Section 6.3(f), a Material Adverse Effect shall not be deemed to include (i) delays incurred following the date of this Agreement in constructing or opening the Company's proposed vacation resorts at PGA Village in St. Lucie, Florida, Harborside at Atlantis in Paradise Island, The Bahamas, or Vistana II in Orlando, Florida, provided that the Company pursues the construction and opening of the respective resort with reasonable diligence following the date of this Agreement and any such delays are primarily attributable to causes beyond the reasonable control of the Company; (ii) any termination by Promus Hotels, Inc. without cause or pursuant to Section 15(c) of the amended joint venture agreement with Promus Hotels, Inc. or expiration of the Company's joint venture agreement with Promus Hotels, Inc.; (iii) any negotiated agreement to terminate the use of the "Hampton Inn" name by the Company's Oak Plantation Joint Venture; or (iv) any termination of the proposed time share joint venture relating to Harborside at Atlantis in Paradise Island, The Bahamas for any reason other than due to a material breach by the Company or, or a material failure to perform, any representation, warranty, agreement or covenant of the Company.

    (g) EMPLOYMENT AGREEMENTS. The employment agreements set forth in Section 6.3(g) of the Parent Letter shall have been executed by the parties thereto other than Parent or Sub and shall be in full force and effect (assuming the valid authorization, execution and delivery of such employment agreements by Parent and Sub and the validity and binding effect of such employment agreements on Parent and Sub).

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented at the Company Shareholders Meeting in connection with the Merger:

        (a) by mutual written consent of Parent and the Company;

        (b) by either Parent or the Company if the other of them shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by such other of them of written notice of such failure to comply;

        (c) by either Parent or the Company if there has been a breach (which breach has not been cured within ten business days following receipt by the breaching party of written notice of the breach) by the other of them (in the case of Parent, including any material breach by Sub) of any representation or warranty that: (i) is not qualified as to materiality, which breach has the effect of making such representation or warranty not true and correct in all material respects or (ii) is qualified as to materiality;

        (d) by either Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on January 31, 2000 (as such date may be extended by mutual agreement); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the proximate cause of the failure of the Merger to have occurred on or prior to the aforesaid date; or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and non-appealable;

        (e) by either Parent or the Company if the closing price of the Units on the NYSE on the trading day immediately preceding the Closing Date is less than $23; PROVIDED, HOWEVER, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 7.1(e) unless (i) either party has delivered a written notice on the day immediately preceding the Closing Date to the other party of its election to terminate this Agreement pursuant to this Section 7.1(e), and (ii) during each of the ten trading days following delivery of such notice the closing price of the Units on the NYSE is less than $23; PROVIDED, FURTHER, that if the closing price of the Units is greater than or equal to $23 on any of such ten trading days, then the Closing shall occur on the first business day after such date on which the closing price of the Units is greater than or equal to $23, with such day being deemed to be the Closing Date for all purposes of this Agreement; or

        (f) by either Parent or the Company if the Market Price of the Units is less than $23 on the trading day immediately preceding the day that, but for the termination of this Agreement pursuant to this Section 7.1(f), would have been the Closing Date.

    The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

    Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for the last sentence of Section 5.4 and the entirety of Sections 2.12, 3.24 and 5.7, this Section 7.2 and Article VIII, which shall survive the termination); PROVIDED, HOWEVER, that nothing contained in this Agreement shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

    Section 7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

    Section 7.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    Section 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for purposes of the Shareholder Agreements, and except for any claim arising as a result of any breach of a representation or warranty prior to the termination of this Agreement as provided in Section 7.2, the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time or (ii) the termination of this Agreement.

    Section 8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Sub, to

                           Starwood Hotels & Resorts
                            Worldwide, Inc.
                           777 Westchester Avenue
                           White Plains, New York 10604
                           Attention: Thomas C. Janson, Jr.
                           Facsimile No: (914)640-8250

           with copies to:

                           Scott M. Freeman
                           Sidley & Austin
                           875 Third Avenue
                           New York, New York 10022
                           Facsimile No.: (212) 906-2021

        (b) if to the Company, to

                           Vistana, Inc.
                           8801 Vistana Centre Drive
                           Orlando, Florida 32821
                           Attention: Charles E. Harris
                           Facsimile No.: (407)239-3222

           with a copy to:

                           Martin L. Edelman
                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York 10022
                           Facsimile No.: (212) 856-7808

    Section 8.3 INTERPRETATION. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include,"

"includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    Section 8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement together with all other agreements executed by the parties hereto on the date hereof, except as provided in the last sentences of Section 5.4(a) and (b), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Section 5.8 and Section 5.13, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    Section 8.6 GOVERNING LAW. Except to the extent that the laws of the State of Florida are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under the applicable principles of conflicts of laws thereof.

    Section 8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent, Trust or to any wholly-owned Subsidiary of Parent or Trust, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

    Section 8.9 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                STARWOOD HOTELS & RESORTS
                                WORLDWIDE, INC.

                                By:  /s/ RUSSELL STERNLICHT
                                     -----------------------------------------
                                     Name: Russell Sternlicht
                                     Title: Senior Vice President

                                FIRE ACQUISITION CORP.

                                By:  /s/ RUSSELL STERNLICHT
                                     -----------------------------------------
                                     Name: Russell Sternlicht
                                     Title: Vice President

                                VISTANA, INC.

                                By:  /s/ RAYMOND L. GELLEIN, JR.
                                     -----------------------------------------
                                     Name: Raymond L. Gellein, Jr.
                                     Title: Co-Chief Executive Officer

                                                                      APPENDIX B

                             SHAREHOLDERS AGREEMENT

    SHAREHOLDERS AGREEMENT (this "AGREEMENT"), dated as of July 18, 1999, among Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("PARENT"), Fire Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent ("SUB"), Raymond L. Gellein, Jr. ("GELLEIN"), NevEast Limited Partnership, a Delaware limited partnership ("NEVEAST"), NevWest Limited Partnership, a Delaware limited partnership ("NEVWEST"), the Raymond L. Gellein, Jr. Grantor Retained Annuity Trust ("RLG ANNUITY TRUST"), the Matthew James Gellein Irrevocable Trust ("MJG TRUST"), the Brett Tyler Gellein Irrevocable Trust ("BTG TRUST"), the Janice G. Gellein Grantor Annuity Trust ("JGG ANNUITY TRUST"), the Catherine Male Gift Trust ("MALE TRUST"), the Cherie Doherty Gift Trust ("DOHERTY TRUST") and the Susan Faetz Gift Trust ("FAETZ TRUST" and, together with RLG Annuity Trust, MJG Trust, BTG Trust, JGG Annuity Trust, Male Trust and Doherty Trust, the "TRUSTS") (Gellein, NevEast, NevWest and the Trusts are collectively referred to herein as the "SHAREHOLDERS" and individually referred to herein as a "SHAREHOLDER"); PROVIDED, HOWEVER, that the obligations of the Trusts shall be limited to those set forth in Sections 1, 3, 4, 5, 7 and 8 of this Agreement.

    WHEREAS Parent, Sub and Vistana, Inc., a Florida corporation (the "COMPANY"), propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "MERGER AGREEMENT") providing for the merger of the Company into Sub pursuant to which each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK"), not owned by Parent, the Company or their respective wholly-owned subsidiaries will be converted into (i) the Exchange Ratio (as defined in the Merger Agreement) of Units (as defined in the Merger Agreement) plus (ii) $5.00 in cash;

    WHEREAS the Shareholders own in the aggregate 6,207,250 shares of Company Common Stock (the "OWNED SHARES");

    WHEREAS the Shareholders have each executed a written consent to the Merger and the Merger Agreement pursuant to Section 607.0704 of the Florida Business Corporation Act;

    WHEREAS certain of the Shareholders have granted to certain employees and former employees of the Company or its affiliates options to acquire an aggregate of 915,000 (the "OPTION SHARES") of the Owned Shares pursuant to those certain Shareholder Option Agreements described on Annex A hereto (the "OPTION AGREEMENTS"); and

    WHEREAS as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Shareholders enter into this Agreement.

    NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders hereby jointly and severally represent and warrant to Parent and Sub as follows:

        (a) AUTHORITY. Each Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Shareholder, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary action on the part of each Shareholder. This Agreement has been duly executed and delivered by each Shareholder and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a valid and binding obligation of each Shareholder enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under any provision of any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any of the Shareholders or to any of the property or assets of any of the Shareholders. Except for consents, approvals, authorizations and filings as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or (B) federal and state land development, mortgage servicing and telemarketing laws, state time share laws, state securities laws applicable to the sale or offer of VOIs (as defined in the Merger Agreement), and seller of travel or travel agency laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to any Shareholder in connection with the execution and delivery of this Agreement or the consummation by any Shareholder of the transactions contemplated hereby.

        (b) THE OWNED SHARES. The Shareholders have good and valid title to the Owned Shares, free and clear of any claims, liens, encumbrances, pledges and security interests whatsoever, except for the certain obligations to transfer the Option Shares pursuant to the Option Agreements and certain obligations pursuant to a certain Shareholders' Agreement dated as of February 10, 1997 (the "SHAREHOLDERS' AGREEMENT"). The Shareholders own no shares of Company Common Stock or other shares of capital stock of the Company, other than the Owned Shares. Except for this Agreement, no proxies or powers of attorney have been granted with respect to the Owned Shares that will remain in effect after the execution of this Agreement. Except for this Agreement and the Shareholders' Agreement, which the parties hereto have agreed pursuant to a separate letter agreement, dated the date hereof, shall be superseded by this Agreement (to the extent the terms thereof conflict with the terms hereof) until, and terminate at, the Effective Time, no voting arrangement (including voting agreement or voting trust) affecting the Owned Shares shall remain in effect after the execution of this Agreement.

        (c) THE COMPANY. To the knowledge of the Shareholders, the representations and warranties of the Company (i) set forth in Sections 3.8, 3.10, 3.11 and 3.16 of the Merger Agreement are true and correct and (ii) set forth in Sections 3.5, 3.7 and 3.13 of the Merger Agreement are true and correct.

    2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub hereby represent and warrant to the Shareholders as follows:

        (a) AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by each of the Shareholders, constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under any provision of any charter, by-law, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any of Parent or Sub or to any of the property or assets of any of Parent or Sub. Except for consents, approvals, authorizations and filings as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or (B) federal and state land development, mortgage servicing and telemarketing laws, state time share laws, state securities laws applicable to the sale or offer of VOIs, and seller of travel or travel agency laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to any Shareholder in connection with the execution and delivery of this Agreement or the consummation by either Parent or Sub of the transactions contemplated hereby.

    3. COVENANTS OF THE SHAREHOLDERS; IRREVOCABLE PROXY.  Until the earlier of
(i) the Effective Time (as defined in the Merger Agreement) or (ii) the valid termination of this Agreement pursuant to Section 7, the Shareholders agree as follows:

        (a) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholders shall vote (or cause to be voted) all shares of Company Common Stock they own or have voting control over in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

        (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholders' vote, consent or other approval is sought, the Shareholders shall vote (or cause to be voted) all shares of Company Common Stock owned by them against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal (as defined in the Merger Agreement), (ii) any amendment of the Company's Articles of Incorporation or Amended and Restated By-Laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement, or (iii) any action or agreement which would result in a breach of any representation, warranty or covenant of the Company set forth in the Merger Agreement.

        (c) The Shareholders agree not to (i) Transfer or Otherwise Dispose (as hereinafter defined) of, or enter into any Arrangement with respect thereto, the Owned Shares to any person other than Sub or Sub's designee (except for the transfer of any of the Option Shares pursuant to the Option Agreements), or (ii) except for this Agreement, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to restrict or prohibit the ability of each Shareholder to transfer his shares to members of his immediate family or trusts or other entities in connection with estate planning objectives, provided that such transferee agrees in writing to be bound by the terms of this Agreement as though such transferee were a Shareholder, and that notice and a copy of such agreement are provided to Parent prior to such transfer. For purposes of this Agreement, "TRANSFER OR OTHERWISE DISPOSE" means any sale, exchange, redemption, assignment, gift, grant of a security interest, pledge or other encumbrance, or the establishment of any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interests in the Company Common Stock, the creation of any other claim thereto or any other transfer or disposition whatsoever (including involuntary sales, exchanges, transfers or other dispositions as a result of a Takeover Proposal or otherwise, and whether or not for cash or other consideration) affecting the right, title, interest or possession in, to or of the Company Common Stock.

        (d) The Shareholders shall not, nor shall they authorize or permit any financial advisor, attorney or other adviser, representative or agent of any Shareholder to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal, (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

        (e) Each Shareholder promptly (but in no event later than 24 hours) shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry or any communication with respect to or which could lead to any Takeover Proposal which such Shareholder shall have been approached or solicited by any person with respect to, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal) and (iii) the identity of the person or persons making any such Takeover Proposal, inquiry or communication.

        (f) The Shareholders hereby irrevocably appoint Parent as the attorney and proxy of the Shareholders, with full power of substitution, to vote all Owned Shares (other than Option Shares transferred pursuant to the terms of the Option Agreements) that the Shareholders are entitled to vote at any meeting of shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) as set forth in Section 3(a); PROVIDED that in any such vote pursuant to such proxy, Parent shall not have the right (and such proxy shall not confer the right) to vote to modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any shareholders of the Company under the Merger Agreement or to reduce the obligations of Parent thereunder. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Shareholder hereby revokes, effective upon the execution and delivery of this Agreement, all other proxies and powers of attorney with respect to Owned Shares that such Shareholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of the Shareholders' obligations under Section 3(a)) shall be given or written consent executed (and if given or executed, shall not be effective) by any Shareholder with respect thereto so long as this Agreement remains in effect. Each Shareholder shall forward to the Parent and Sub any proxy cards that such Shareholder receives with respect to the Merger.

        (g) Subject to the terms of the letter agreement referenced in Section 1(b), the Shareholders agree to take all action necessary to suspend or terminate all covenants, agreements and arrangements of the Shareholders contained in the Shareholders' Agreement.

    4. FURTHER ASSURANCES. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

    5. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly-owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of any Shareholder that is an individual, the heirs, executors and administrators of such Shareholder.

    6. INDEMNIFICATION.

        (a)  SHAREHOLDERS' INDEMNIFICATION OF PARENT AND SUB.  Subject to
    Section 6(f) below, the Gellein Group (as defined below) shall defend, indemnify and hold harmless Parent and Sub and their respective successors and assigns, against and in respect of any and all assessments, claims, demands, losses, damages, expenses (including without limitation, the reasonable fees and disbursements of legal counsel), liabilities and judgments (collectively, "Losses and Expenses") resulting from any inaccuracy in or breach of any warranty or representation, or any nonfulfillment of any agreement on the part of any Shareholder under this Agreement; PROVIDED, HOWEVER, that (i) the Gellein Group's aggregate liability for any inaccuracy in or breach of any representation or warranty contained in Section 1(a), (b) or (c)(i) shall be limited to $20,000,000, and (ii) the Gellein Group's aggregate liability for any inaccuracy in or breach of any representation or warranty contained in Section 1(c)(ii) shall be limited to $30,000,000; PROVIDED, that in no event shall the Gellein Group's aggregate liability for any inaccuracy in or breach of any representation or warranty in Sections 1(a), (b) or (c) exceed $30,000,000; PROVIDED, FURTHER, that the Gellein Group shall only be liable under the foregoing clauses (i) and (ii) if the aggregate Losses and Expenses incurred by Parent and Sub and their respective successors and assigns exceed $2,500,000 in the aggregate, and only for the amount of such Losses and Expenses that exceeds $2,500,000; PROVIDED, FURTHER, that the Gellein Group shall not be liable for any inaccuracies in or breaches of any representations or warranties contained in Section 1(c) unless the Effective Time has occurred.

        (b) PARENT'S INDEMNIFICATION OF THE SHAREHOLDERS. Parent shall defend, indemnify and hold harmless the Shareholders against and in respect of any and all assessments, claims, demands, losses, damages, expenses (including without limitation, the reasonable fees and disbursements of legal counsel), liabilities and judgments resulting from any misrepresentation, any inaccuracy in or breach of any warranty or representation, or any nonfulfillment of any agreement on the part of Parent or Sub under this Agreement.

        (c) NOTICE OF CLAIMS. If any Claim (as hereinafter defined) is instituted or asserted by any person in respect to which any party to this Agreement is entitled to indemnification pursuant to this Agreement, the indemnified party, after receipt by it of written notice of the commencement or assertion of such Claim, shall promptly cause a written notice of such Claim to be made to the party required to furnish such indemnity; PROVIDED that failure to give such notice shall not (a) relieve the indemnifying party of its indemnification obligations hereunder, unless such failure to provide notice shall have prejudiced the rights of the indemnifying party, or (b) result in any liability of the indemnified party to the indemnifying party, except, in the case of clause (b), to the extent of damages and costs caused by such failure to so notify. For purposes of this Section 6, "Claim(s)" shall mean any legal proceeding(s), claim(s), or demand(s) instituted or asserted by any person in respect to which any party to this Agreement is entitled to indemnification pursuant to this Agreement, and "Defense" shall mean the investigation, defense, settlement, or other disposition of any Claim.

        (d) DEFENSE OF CLAIMS. Subject to the next sentence, the indemnifying party shall have the right, at its option and expense, to assume any Defense of any Claim, provided that within ten (10) days of receiving the notice with respect to such Claim pursuant to the above notice provision (or within such shorter period of time as an answer to or other responsive action may be required), the indemnifying party, by notice delivered to the indemnified party, elects to assume such Defense and each indemnifying party acknowledges its obligation hereunder to indemnify the indemnified party with respect to such Claim. Notwithstanding the foregoing, the indemnifying party shall not have the right to assume the Defense of any Claim if (i) representation of both the indemnified party and indemnifying party by the same counsel might be prohibited by rules or regulations governing the professional conduct of such counsel due to actual or potential differing interests between them; (ii) the indemnified party determines in good faith that there is a substantial likelihood that such Claim may materially and adversely affect it or its affiliates other than as a result of monetary damages imposed thereon; or (iii) the indemnified party determines in good faith that the indemnifying party has insufficient financial resources to satisfy any monetary damages reasonably likely to result from such Claim.

        If the indemnifying party has assumed the Defense of a Claim in accordance with the first paragraph of this Section 6(d), then the following shall apply: (i) except as provided in clause (v) below the indemnified party shall have the right to participate and assist in, but not control, the Defense of such Claim and to employ its own counsel in connection therewith; (ii) except as provided in clause (v) below the indemnifying party shall not be liable to the indemnified party for the fees or expenses of the indemnified party's counsel or other expenses incurred by the indemnified party in connection with participating in the Defense of such Claim, except that the indemnifying party shall be liable for any such fees and expenses incurred prior to the time that the indemnifying party assumed such Defense or except to the extent such participation was requested by the indemnifying party; (iii) counsel used by the indemnifying party in connection with the Defense of such Claim shall be reasonably satisfactory to the indemnified party; (iv) except as provided in clause (v) below, the indemnifying party shall have no liability with respect to any compromise or settlement of such Claim effected without its consent, which consent shall not be unreasonably withheld; (v) if the indemnifying party shall fail or omit diligently to prosecute the Defense of such Claim, then (A) the indemnified party shall have the right to control the Defense of such Claim,
    (B) the indemnifying party shall be liable to the indemnified party for the fees and expenses of the indemnified party's counsel and other expenses incurred by the indemnified party in connection with the Defense of such Claim and (C) the indemnifying party shall be liable for any settlement of such Claim effected by the indemnified party; and (vi) the indemnifying party shall not effect any compromise or settlement of such Claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, unless such compromise or settlement includes a full release of the indemnified party, neither the indemnified party's business nor its name nor the business or name of any of its affiliates will be damaged or adversely affected by such settlement, and such settlement is limited strictly to monetary damages.

        If the indemnifying party does not assume the Defense of a Claim (whether because it elects not to or has no right to) the following shall apply: (i) the indemnifying party shall have the right, at its sole cost and expense, to participate in, but not control, the Defense of such Claim and to employ its own counsel in connection therewith; and (ii) the indemnifying party shall have no liability with respect to any compromise or settlement of such Claims effected without its consent, which shall not be unreasonably withheld.

        (e) SATISFACTION OF INDEMNIFICATION OBLIGATION. The Gellein Group shall satisfy any indemnification obligation to Parent and Sub through the payment of cash or the surrender of Units to Parent. If any member of the Gellein Group elects to satisfy any obligation by the surrender of Units, such Units shall be valued at the Market Price (as hereinafter defined) of a Unit on the date of surrender of such Units. For purposes of this Agreement, the "Market Price" of a Unit on any date means the average of the Average Prices (as hereinafter defined) for the 20 consecutive New York Stock Exchange trading days immediately preceding such date. The "Average Price" for any date means the average of the daily high and low prices per Unit as reported on the New York Stock Exchange Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by the Company and Parent).

        (f) NOTIFICATION OF CERTAIN MATTERS. If, prior to the Effective Time, one or more of the Shareholders provides written notice to Parent of any fact or event which the notice states has caused or may cause any representation or warranty contained in Section 1(c) to be untrue or inaccurate in any material respect (an "Update Notice") and Parent elects to close the Merger notwithstanding such notice, then, notwithstanding anything to the contrary herein, the Gellein Group shall not be liable pursuant to this Section 6 or otherwise for any inaccuracies in or breaches of any representations or warranties contained in Section 1(c) caused by the fact or event so described in such Update Notice; PROVIDED, HOWEVER, that 50% of the amount of any Losses and Expenses resulting from any such inaccuracies or breaches shall be counted in determining whether the amount of aggregate Losses and Expenses exceeds the $2,500,000 threshold as provided in the third proviso to Section 6(a).

    7. TERMINATION. This Agreement shall terminate only upon a valid termination of the Merger Agreement pursuant to its terms.

    8. GENERAL PROVISIONS.

        (a) SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements made by the parties to this Agreement shall survive the closing hereunder notwith-standing any investigation at any time made by or on behalf of any party hereto; PROVIDED, HOWEVER, that (i) the representations and warranties contained in Sections 1(a), (b), (c)(i) and 2(a) shall terminate 1 year from the date of the Effective Time and (ii) the representations and warranties contained in Section 1(c)(ii) shall terminate at the earlier of (x) March 31, 2001 and (y) the date of delivery by Parent's independent accountants of an audit report on Parent's December 31, 2000 financial statements.

        (b) SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court within the United States, this being in addition to any other remedy to which they are entitled at law or in equity.

        (c) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

        (d) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        (e) NOTICE. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

    (i) if to Parent or Sub, to:

                           Starwood Hotels & Resorts  Worldwide, Inc.
                           777 Westchester Avenue
                           White Plains, New York 10604
                           Attention: Thomas C. Janson, Jr.
                           Facsimile: (914) 640-8250

           with a copy to:

                           Sidley & Austin
                           875 Third Avenue
                           New York, New York 10022

                           Attention: Scott M. Freeman
                           Facsimile: (212) 906-2021

       (ii) if to the Shareholders, to:

                           Raymond L. Gellein, Jr.
                           [address omitted]

           with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York 10022
                           Attention: Martin L. Edelman
                           Facsimile: (212) 856-7808

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

        (e) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counter parties have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

        (g) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement together with all other agreements executed by the parties hereto on the date hereof (including the documents and instruments referred to herein), except the letter agreement referenced in Section 1(b) or as otherwise provided in the Merger Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

        (i) WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

    9. GELLEIN'S CAPACITY. The parties hereto agree and acknowledge that Gellein does not make any agreement or understanding in his capacity as a director or officer of the Company. Gellein has entered into this Agreement solely in his capacity as the record holder and beneficial owner of the

Owned Shares and nothing herein shall expand, limit or affect any actions taken by Gellein in his capacity as an officer or director of the Company.

    10. LIMITATION ON TRANSFER OF UNITS.

        (a) Gellein, NevEast and NevWest (the "Gellein Group") agree that they will not sell, transfer, assign or otherwise dispose of, hypothecate or otherwise encumber (voluntarily or involuntarily) (any such sale, transfer, assignment, disposition, hypothecation or encumbrance being referred to as a "transfer") any of the Units they receive in the Merger, except that:

        (i) the foregoing restrictions on transfer will lapse with respect to twenty percent (20%) of the Units the Gellein Group receives in the Merger six months after the Effective Time;

        (ii) the foregoing restrictions on transfer will lapse with respect to an additional twenty percent (20%) of the Units the Gellein Group receives in the Merger twelve months after the Effective Time;

       (iii) the foregoing restrictions on transfer will lapse with respect to an additional thirty percent (30%) of the Units the Gellein Group receives in the Merger eighteen months after the Effective Time; and

        (iv) the foregoing restrictions on transfer will lapse with respect to the remaining balance of the Units the Gellein Group receives in the Merger twenty-four months after the Effective Time.

    The transfer restrictions contained in this clause (a) shall terminate immediately upon the valid termination of Gellein's employment after the Effective Time without Cause or for Good Reason (as such terms are defined in the Employment Agreement, dated as of July 18, 1999 between Gellein and the Company). Notwithstanding the transfer restrictions set forth in this clause
(a), nothing set forth herein shall prohibit any member of the Gellein Group from transferring Units (including selling Units pursuant to the terms of such Option Agreements and using the proceeds from such sale to satisfy any obligation under such Option Agreements) in order to fulfill its obligations under the Option Agreements.

    (b) Each member of the Gellein Group agrees that each stock certificate representing Units issued to any member of the Gellein Group shall bear, among others, the following legend:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SHAREHOLDERS AGREEMENT DATED JULY 18, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND STARWOOD HOTELS & RESORTS WORLDWIDE, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC."

    11. FORFEITURE. If Gellein's employment with the Company is terminated for any reason other than (i) by the Company without Cause, (ii) by Gellein for Good Reason or (iii) as a result of Gellein's death or Permanent Disability, during the period commencing on the Effective Date and ending on the day immediately prior to the first anniversary of the Effective Date, then the Gellein Group shall surrender and forfeit (and immediately deliver to the Company for cancellation) a number of Units equal to the Forfeiture Number (as hereinafter defined). If Gellein's employment with the Company is terminated for any reason other than (i) without Cause, (ii) by Gellein for Good Reason or (iii) as a result of Gellein's death or Permanent Disability, during the period commencing on the first anniversary of the Effective Date and ending on the day immediately prior to the second anniversary of the Effective Date, then the Gellein Group shall surrender and forfeit (and immediately deliver to the Company for cancellation) a number of Units equal to the product of (i) the Forfeiture Number and

(ii) one-half. For purposes of this Agreement, the "Forfeiture Number" shall mean a number equal to (i) $10,000,000 divided by (ii) the Market Price of a Unit on the Effective Date and the terms "Cause," "Good Reason" and "Permanent Disability" shall have the meanings ascribed to them in the form of Employment Agreement by and between Gellein and the Company attached to Section 6.3(g) of the Parent Letter delivered in connection with the Merger Agreement.

    12. CONFIDENTIAL INFORMATION AND OWNERSHIP OF PROPERTY.

        (a) During the period commencing on the Effective Date and ending on the sixth anniversary of the Effective Date (the "Restricted Term"), Gellein agrees to use all Confidential Information (as defined in the Employment Agreement) solely in connection with the performance of services for or on behalf of the Company. Gellein shall not, during the Restricted Term, in any manner, either directly or indirectly, (i) disseminate, disclose, use or communicate any Confidential Information to any person or entity, regardless of whether such Confidential Information is considered to be confidential by third parties, or (ii) otherwise directly or indirectly misuse any Confidential Information; PROVIDED, HOWEVER, that (y) none of the provisions of this Section 12 shall apply to disclosures made for valid business purposes of the Company and (z) Gellein shall not be obligated to treat as confidential any Confidential Information that (I) was publicly known at the time of disclosure to Gellein; (II) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to the Company, Parent or any Affiliate (as defined in the Employment Agreement) of the Company or Parent by any person or entity. Notwithstanding the foregoing, Gellein shall be permitted to disclose Confidential Information to the extent required to enforce Gellein's rights hereunder in any litigation arising under, or pertaining to, this Agreement provided that Gellein shall give prior written notice to the Company of any such disclosure so that the Company may have an opportunity to protect the confidentiality of such Confidential Information in such litigation.

        (b) Gellein agrees that all works of authorship developed, authored, written, created or contributed to during the Restricted Term for the benefit of the Company, whether solely or jointly with others, shall be considered works-made-for-hire. Gellein agrees that such works shall be the sole and exclusive property of the Company (or Parent or the appropriate Affiliate of the Company or Parent) and that all right, title and interest therein or thereto, including all intellectual property rights existing or obtained in connection therewith, shall likewise be the sole and exclusive property of the Company (or Parent or the appropriate Affiliate of the Company or Parent). Gellein agrees further that, in the event that any work is not considered to be work-made-for-hire by operation of law, Gellein will immediately, and without further compensation, assign all of Gellein's right, title and interest therein to the Company (or Parent or the designated Affiliate), its successors and assigns. At the request and expense of the Company, Gellein agrees to perform in a timely manner such further acts as may be necessary or desirable to transfer, defend or perfect the Company's ownership of such work and all rights incident thereto.

    13. COVENANT NOT TO COMPETE. Unless the Company's Board of Directors determines that any of the following conduct is in the Company's best interests, during the Restricted Term, Gellein shall not:

        (a) directly or indirectly for himself or for any other person or entity engage, whether as owner, investor, creditor, consultant, partner, shareholder, director, financial backer, agent, employee or otherwise, in the business, enterprise or employment of owning, operating, marketing or selling a time-share, vacation plan, vacation ownership or interval ownership project within the Territory (as defined in the Employment Agreement); or

        (b) directly or indirectly for himself or for any other person or entity sell, or otherwise procure purchasers for, any time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or

        (c) have any business (as owner, investor, creditor, consultant, partner, debtor or otherwise) or be employed in any capacity by a person or entity that is engaged, directly or indirectly, in (i) operating, or providing sales, marketing or development services to, a time-share, vacation plan, vacation ownership or interval ownership project within the Territory, or (ii) an activity formed or entered into for the primary purpose of engaging in a time-share, vacation plan, vacation ownership or interval ownership business within the Territory; or

        (d) directly or indirectly for himself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any national enterprise having time-share, vacation plan, vacation ownership or interval ownership activities, including, without limitation, Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels and Resorts, Inc., Marriott International, Inc., Inter-Continental Hotels and Resorts, Inc., Promus Hotels, Inc., Fairfield Communities, Inc., Sunterra Corporation or Bass PLC or any of their respective Affiliates; or

        (e) directly or indirectly for himself or for any other person or entity pursue or consummate or otherwise interfere with any Existing Project (as defined in the Employment Agreement); or

        (f) (i) directly or indirectly, for himself or any other person or entity, pursue, consummate or otherwise interfere with any Prospective Project (as defined in the Employment Agreement) or (ii) directly or indirectly for himself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any other person or entity (other than the Company, Parent and any Affiliate of the Company or Parent) described in clause (ii) of the definition of Prospective Project.

        Notwithstanding the foregoing, Gellein may purchase stock as a stockholder in any publicly traded company, including any company engaged in the time-share or vacation ownership business; PROVIDED, HOWEVER, that Gellein may not own (individually or collectively with Gellein's family members, trusts for the benefit of Gellein's family members and affiliates of Gellein) more than 5% of any company.

        In light of the substantial consideration provided to Gellein in connection with the transactions contemplated by this Agreement and the Merger Agreement, Gellein hereby specifically acknowledges and agrees that the provisions of this Section 13 (including, without limitation, its time and geographic limits), as well as the provisions of Sections 12 and 14, are reasonable and appropriate, and that Gellein will not claim to the contrary in any action brought by the Company to enforce such any of such provisions.

    14. COVENANT AGAINST SOLICITATION OF EMPLOYEES. During the Restricted Term, Gellein shall not employ employees or agents or former employees or agents of the Company, Parent or any Affiliate of the Company or Parent or, directly or indirectly, solicit or otherwise encourage the employment of employees or agents or former employees or agents of the Company, Parent or any Affiliate of the Company or Parent; PROVIDED, HOWEVER, that this restriction shall not apply to Gellein's secretaries or personal assistants or to former employees or agents who, as of the date of termination of Gellein's employment by the Company, have not worked for any of the Company, Parent or any Affiliate of the Company or Parent during the twelve preceding months.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                STARWOOD HOTELS & RESORTS
                                WORLDWIDE, INC.

                                By:  /s/ RUSSELL STERNLICHT
                                     -----------------------------------------
                                     Name: Russell Sternlicht
                                     Title: Senior Vice President

                                FIRE ACQUISITION CORP.

                                By:  /s/ RUSSELL STERNLICHT
                                     -----------------------------------------
                                     Name: Russell Sternlicht
                                     Title: Vice President

                                NEVEAST LIMITED PARTNERSHIP

                                By:  /s/ RONALD SMITH
                                     -----------------------------------------
                                     Name: Ronald Smith
                                     Title: President, NevJan I, Inc., General
                                     Partner

                                NEVWEST LIMITED PARTNERSHIP

                                By:  /s/ RONALD SMITH
                                     -----------------------------------------
                                     Name: Ronald Smith
                                     Title: President, NevGel, Inc., General
                                     Partner

                                *THE RAYMOND L. GELLEIN, JR. GRANTOR
                                RETAINED ANNUITY TRUST

                                By:  /s/ RAYMOND L. GELLEIN, SR.
                                     -----------------------------------------
                                     Name: Raymond L. Gellein, Sr.
                                     Title: Trustee

                                *THE MATTHEW JAMES GELLEIN
                                IRREVOCABLE TRUST

                                By:  /s/ CATHERINE G. MALE
                                     -----------------------------------------
                                     Name: Catherine G. Male
                                     Title: Trustee

                                *THE BRETT TYLER GELLEIN
                                IRREVOCABLE TRUST

                                By:  /s/ CATHERINE G. MALE
                                     -----------------------------------------
                                     Name: Catherine G. Male
                                     Title: Trustee

                                *THE JANICE G. GELLEIN GRANTOR
                                ANNUITY TRUST

                                By:  /s/ RAYMOND L. GELLEIN, SR.
                                     -----------------------------------------
                                     Name: Raymond L. Gellein, Sr.
                                     Title: Trustee

                                *THE CATHERINE MALE GIFT TRUST

                                By:  /s/ RAYMOND L. GELLEIN, SR.
                                     -----------------------------------------
                                     Name: Raymond L. Gellein, Sr.
                                     Title: Trustee

                                *THE CHERIE DOHERTY GIFT TRUST

                                By:  /s/ RAYMOND L. GELLEIN, SR.
                                     -----------------------------------------
                                     Name: Raymond L. Gellein, Sr.
                                     Title: Trustee

                                *THE SUSAN FAETZ GIFT TRUST

                                By:  /s/ RAYMOND L. GELLEIN, SR.
                                     -----------------------------------------
                                     Name: Raymond L. Gellein, Sr.
                                     Title: Trustee

------------------------

* (Agreed solely for purposes of Sections 1, 3, 4, 5, 7 and 8).

                                                                      APPENDIX C

                             SHAREHOLDERS AGREEMENT

    SHAREHOLDERS AGREEMENT (this "AGREEMENT"), dated as of July 18, 1999, among Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation ("PARENT"), Fire Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent ("SUB"), Jeffrey A. Adler ("ADLER"), Rija Limited Partnership, a Nevada limited partnership ("RIJA"), the Jeffrey A. Adler Grantor Annuity Trust #1 ("ANNUITY TRUST #1"), the Jeffrey A. Adler Grantor Annuity Trust #2 ("ANNUITY TRUST #2"), the ARA Trust ("ARA TRUST") and the DLA Trust ("DLA TRUST" and, together with Annuity Trust #1, Annuity Trust #2 and ARA Trust, the "TRUSTS") (Adler, Rija and the Trusts are collectively referred to herein as the "SHAREHOLDERS" and individually referred to herein as a "SHAREHOLDER"); PROVIDED, HOWEVER, that the obligations of Annuity Trust #1, Annuity Trust #2, ARA Trust and DLA Trust shall be limited to those set forth in Sections 1, 3, 4, 5, 7 and 8 of this Agreement.

    WHEREAS Parent, Sub and Vistana, Inc. a Florida corporation (the "COMPANY"), propose to enter into an Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "MERGER AGREEMENT") providing for the merger of the Company into Sub pursuant to which each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK"), not owned by Parent, the Company or their respective wholly-owned subsidiaries will be converted into (i) the Exchange Ratio (as defined in the Merger Agreement) of Units (as defined in the Merger Agreement) plus (ii) $5.00 in cash;

    WHEREAS the Shareholders own in the aggregate 6,207,250 shares of Company Common Stock (the "OWNED SHARES");

    WHEREAS the Shareholders have each executed a written consent to the Merger and the Merger Agreement pursuant to Section 607.0704 of the Florida Business Corporation Act;

    WHEREAS certain of the Shareholders have granted to certain employees and former employees of the Company or its affiliates options to acquire an aggregate of 915,000 (the "OPTION SHARES") of the Owned Shares pursuant to those certain Shareholder Option Agreements described on Annex A hereto (the "OPTION AGREEMENTS"); and

    WHEREAS as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Shareholders enter into this Agreement.

    NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders hereby jointly and severally represent and warrant to Parent and Sub as follows:

        (a) AUTHORITY. Each Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Shareholder, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary action on the part of each Shareholder. This Agreement has been duly executed and delivered by each Shareholder and, assuming the due authorization, execution and delivery by each of Parent and Sub, constitutes a valid and binding obligation of each Shareholder enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under any provision of any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any of the Shareholders or to any of the property or assets of any of the Shareholders. Except for consents, approvals, authorizations and filings as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or (B) federal and state land development, mortgage servicing and telemarketing laws, state time share laws, state securities laws applicable to the sale or offer of VOIs (as defined in the Merger Agreement), and seller of travel or travel agency laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to any Shareholder in connection with the execution and delivery of this Agreement or the consummation by any Shareholder of the transactions contemplated hereby.

        (b) THE OWNED SHARES. The Shareholders have good and valid title to the Owned Shares, free and clear of any claims, liens, encumbrances, pledges and security interests whatsoever, except for the certain obligations to transfer the Option Shares pursuant to the Option Agreements and certain obligations pursuant to a certain Shareholders' Agreement dated as of February 10, 1997 (the "SHAREHOLDERS' AGREEMENT"). The Shareholders own no shares of Company Common Stock or other shares of capital stock of the Company, other than the Owned Shares. Except for this Agreement, no proxies or powers of attorney have been granted with respect to the Owned Shares that will remain in effect after the execution of this Agreement. Except for this Agreement and the Shareholders' Agreement, which the parties hereto have agreed pursuant to a separate letter agreement, dated the date hereof, shall be superseded by this Agreement (to the extent the terms thereof conflict with the terms hereof) until, and terminate at, the Effective Time, no voting arrangement (including voting agreement or voting trust) affecting the Owned Shares shall remain in effect after the execution of this Agreement.

        (c) THE COMPANY. To the knowledge of the Shareholders, the representations and warranties of the Company (i) set forth in Sections 3.8, 3.10, 3.11 and 3.16 of the Merger Agreement are true and correct and (ii) set forth in Sections 3.5, 3.7 and 3.13 of the Merger Agreement are true and correct.

    2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub hereby represent and warrant to the Shareholders as follows:

        (a) AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by each of the Shareholders, constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under any provision of any charter, by-law, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any of Parent or Sub or to any of the property or assets of any of Parent or Sub. Except for consents, approvals, authorizations and filings as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Exchange Act of 1934, as amended, the

    Securities Act of 1933, as amended, or (B) federal and state land development, mortgage servicing and telemarketing laws, state time share laws, state securities laws applicable to the sale or offer of VOIs, and seller of travel or travel agency laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to any Shareholder in connection with the execution and delivery of this Agreement or the consummation by either Parent or Sub of the transactions contemplated hereby.

    3. COVENANTS OF THE SHAREHOLDERS; IRREVOCABLE PROXY.  Until the earlier of
(i) the Effective Time (as defined in the Merger Agreement) or (ii) the valid termination of this Agreement pursuant to Section 7, the Shareholders agree as follows:

        (a) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, the Shareholders shall vote (or cause to be voted) all shares of Company Common Stock they own or have voting control over in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

        (b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholders' vote, consent or other approval is sought, the Shareholders shall vote (or cause to be voted) all shares of Company Common Stock owned by them against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal (as defined in the Merger Agreement), (ii) any amendment of the Company's Articles of Incorporation or Amended and Restated By-Laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement, or (iii) any action or agreement which would result in a breach of any representation, warranty or covenant of the Company set forth in the Merger Agreement.

        (c) The Shareholders agree not to (i) Transfer or Otherwise Dispose (as hereinafter defined) of, or enter into any Arrangement with respect thereto, the Owned Shares to any person other than Sub or Sub's designee (except for the transfer of any of the Option Shares pursuant to the Option Agreements), or (ii) except for this Agreement, enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to restrict or prohibit the ability of each Shareholder to transfer his shares to members of his immediate family or trusts or other entities in connection with estate planning objectives, provided that such transferee agrees in writing to be bound by the terms of this Agreement as though such transferee were a Shareholder, and that notice and a copy of such agreement are provided to Parent prior to such transfer. For purposes of this Agreement, "TRANSFER OR OTHERWISE DISPOSE" means any sale, exchange, redemption, assignment, gift, grant of a security interest, pledge or other encumbrance, or the establishment of any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interests in the Company Common Stock, the creation of any other claim thereto or any other transfer or disposition whatsoever (including involuntary sales, exchanges, transfers or other dispositions as a result of a Takeover Proposal or otherwise, and whether or not for cash or other consideration) affecting the right, title, interest or possession in, to or of the Company Common Stock.

        (d) The Shareholders shall not, nor shall they authorize or permit any financial advisor, attorney or other adviser, representative or agent of any Shareholder to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal, (ii) enter into any agreement with respect to or approve or recommend any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

        (e) Each Shareholder promptly (but in no event later than 24 hours) shall advise Parent orally and in writing of (i) any Takeover Proposal or any inquiry or any communication with respect to or which could lead to any Takeover Proposal which such Shareholder shall have been approached or solicited by any person with respect to, (ii) the material terms of such Takeover Proposal (including a copy of any written proposal) and (iii) the identity of the person or persons making any such Takeover Proposal, inquiry or communication.

        (f) The Shareholders hereby irrevocably appoint Parent as the attorney and proxy of the Shareholders, with full power of substitution, to vote all Owned Shares (other than Option Shares transferred pursuant to the terms of the Option Agreements) that the Shareholders are entitled to vote at any meeting of shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) as set forth in Section 3(a); PROVIDED that in any such vote pursuant to such proxy, Parent shall not have the right (and such proxy shall not confer the right) to vote to modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any shareholders of the Company under the Merger Agreement or to reduce the obligations of Parent thereunder. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Shareholder hereby revokes, effective upon the execution and delivery of this Agreement, all other proxies and powers of attorney with respect to Owned Shares that such Shareholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of the Shareholders' obligations under Section 3(a)) shall be given or written consent executed (and if given or executed, shall not be effective) by any Shareholder with respect thereto so long as this Agreement remains in effect. Each Shareholder shall forward to the Parent and Sub any proxy cards that such Shareholder receives with respect to the Merger.

        (g) Subject to the terms of the letter agreement referenced in Section 1(b), the Shareholders agree to take all action necessary to suspend or terminate all covenants, agreements and arrangements of the Shareholders contained in the Shareholders' Agreement.

    4. FURTHER ASSURANCES. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

    5. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly-owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and, in the case of any Shareholder that is an individual, the heirs, executors and administrators of such Shareholder.

    6. INDEMNIFICATION.

        (a)  SHAREHOLDERS' INDEMNIFICATION OF PARENT AND SUB.  Subject to
    Section 6(f) below, the Adler Group (as defined below) shall defend, indemnify and hold harmless Parent and Sub and their respective successors and assigns, against and in respect of any and all assessments, claims, demands, losses, damages, expenses (including without limitation, the reasonable fees and disbursements of legal counsel), liabilities and judgments (collectively, "Losses and Expenses") resulting from any inaccuracy in or breach of any warranty or representation, or any nonfulfillment of any agreement on the part of any Shareholder under this Agreement; PROVIDED, HOWEVER, that (i) the Adler Group's aggregate liability for any inaccuracy in or breach of any representation or warranty contained in Section 1(a), (b) or (c)(i) shall be limited to $20,000,000, and (ii) the Adler Group's aggregate liability for any inaccuracy in or breach of any representation or warranty contained in Section 1(c)(ii) shall be limited to $30,000,000; PROVIDED, that in no event shall the Adler Group's aggregate liability for any inaccuracy in or breach of any representation or warranty in Sections 1(a), (b) or (c) exceed $30,000,000; PROVIDED, FURTHER, that the Adler Group shall only be liable under the foregoing clauses (i) and (ii) if the aggregate Losses and Expenses incurred by Parent and Sub and their respective successors and assigns exceed $2,500,000 in the aggregate, and only for the amount of such Losses and Expenses that exceeds $2,500,000; PROVIDED, FURTHER, that the Adler Group shall not be liable for any inaccuracies in or breaches of any representations or warranties contained in Section 1(c) unless the Effective Time has occurred.

        (b) PARENT'S INDEMNIFICATION OF THE SHAREHOLDERS. Parent shall defend, indemnify and hold harmless the Shareholders against and in respect of any and all assessments, claims, demands, losses, damages, expenses (including without limitation, the reasonable fees and disbursements of legal counsel), liabilities and judgments resulting from any misrepresentation, any inaccuracy in or breach of any warranty or representation, or any nonfulfillment of any agreement on the part of Parent or Sub under this Agreement.

        (c) NOTICE OF CLAIMS. If any Claim (as hereinafter defined) is instituted or asserted by any person in respect to which any party to this Agreement is entitled to indemnification pursuant to this Agreement, the indemnified party, after receipt by it of written notice of the commencement or assertion of such Claim, shall promptly cause a written notice of such Claim to be made to the party required to furnish such indemnity; PROVIDED that failure to give such notice shall not (a) relieve the indemnifying party of its indemnification obligations hereunder, unless such failure to provide notice shall have prejudiced the rights of the indemnifying party, or (b) result in any liability of the indemnified party to the indemnifying party, except, in the case of clause (b), to the extent of damages and costs caused by such failure to so notify. For purposes of this Section 6, "Claim(s)" shall mean any legal proceeding(s), claim(s), or demand(s) instituted or asserted by any person in respect to which any party to this Agreement is entitled to indemnification pursuant to this Agreement, and "Defense" shall mean the investigation, defense, settlement, or other disposition of any Claim.

        (d) DEFENSE OF CLAIMS. Subject to the next sentence, the indemnifying party shall have the right, at its option and expense, to assume any Defense of any Claim, provided that within ten (10) days of receiving the notice with respect to such Claim pursuant to the above notice provision (or within such shorter period of time as an answer to or other responsive action may be required), the indemnifying party, by notice delivered to the indemnified party, elects to assume such Defense and each indemnifying party acknowledges its obligation hereunder to indemnify the indemnified party with respect to such Claim. Notwithstanding the foregoing, the indemnifying party shall not have the right to assume the Defense of any Claim if (i) representation of both the indemnified party and indemnifying party by the same counsel might be prohibited by rules or regulations governing the professional conduct of such counsel due to actual or potential differing interests between them; (ii) the indemnified party determines in good faith that there is a substantial likelihood that such Claim may materially and adversely affect it or its affiliates other than as a result of monetary damages imposed thereon; or (iii) the indemnified party determines in good faith that the indemnifying party has insufficient financial resources to satisfy any monetary damages reasonably likely to result from such Claim.

        If the indemnifying party has assumed the Defense of a Claim in accordance with the first paragraph of this Section 6(d), then the following shall apply: (i) except as provided in clause (v) below the indemnified party shall have the right to participate and assist in, but not control, the Defense of such Claim and to employ its own counsel in connection therewith; (ii) except as provided in clause (v) below the indemnifying party shall not be liable to the indemnified party for the fees or expenses of the indemnified party's counsel or other expenses incurred by the indemnified party in connection with participating in the Defense of such Claim, except that the indemnifying party shall be liable for any such fees and expenses incurred prior to the time that the indemnifying party assumed such Defense or except to the extent such participation was requested by the indemnifying party; (iii) counsel used by the indemnifying party in connection with the Defense of such Claim shall be reasonably satisfactory to the indemnified party; (iv) except as provided in clause (v) below, the indemnifying party shall have no liability with respect to any compromise or settlement of such Claim effected without its consent, which consent shall not be unreasonably withheld; (v) if the indemnifying party shall fail or omit diligently to prosecute the Defense of such Claim, then (A) the indemnified party shall have the right to control the Defense of such Claim,
    (B) the indemnifying party shall be liable to the indemnified party for the fees and expenses of the indemnified party's counsel and other expenses incurred by the indemnified party in connection with the Defense of such Claim and (C) the indemnifying party shall be liable for any settlement of such Claim effected by the indemnified party; and (vi) the indemnifying party shall not effect any compromise or settlement of such Claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, unless such compromise or settlement includes a full release of the indemnified party, neither the indemnified party's business nor its name nor the business or name of any of its affiliates will be damaged or adversely affected by such settlement, and such settlement is limited strictly to monetary damages.

        If the indemnifying party does not assume the Defense of a Claim (whether because it elects not to or has no right to) the following shall apply: (i) the indemnifying party shall have the right, at its sole cost and expense, to participate in, but not control, the Defense of such Claim and to employ its own counsel in connection therewith; and (ii) the indemnifying party shall have no liability with respect to any compromise or settlement of such Claims effected without its consent, which shall not be unreasonably withheld.

        (e) SATISFACTION OF INDEMNIFICATION OBLIGATION. The Adler Group shall satisfy any indemnification obligation to Parent and Sub through the payment of cash or the surrender of Units to Parent. If any member of the Adler Group elects to satisfy any obligation by the surrender of Units, such Units shall be valued at the Market Price (as hereinafter defined) of a Unit on the date of surrender of such Units. For purposes of this Agreement, the "Market Price" of a Unit on any date means the average of the Average Prices (as hereinafter defined) for the 20 consecutive New York Stock Exchange trading days immediately preceding such date. The "AVERAGE PRICE" for any date means the average of the daily high and low prices per Unit as reported on the New York Stock Exchange Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, in another authoritative source mutually selected by the Company and Parent).

        (f) NOTIFICATION OF CERTAIN MATTERS. If, prior to the Effective Time, one or more of the Shareholders provides written notice to Parent of any fact or event which the notice states has caused or may cause any representation or warranty contained in Section 1(c) to be untrue or inaccurate in any material respect (an "Update Notice") and Parent elects to close the Merger notwithstanding such notice, then, notwithstanding anything to the contrary herein, the Adler

    Group shall not be liable pursuant to this Section 6 or otherwise for any inaccuracies in or breaches of any representations or warranties contained in Section 1(c) caused by the fact or event so described in such Update Notice; PROVIDED, HOWEVER, that 50% of the amount of any Losses and Expenses resulting from any such inaccuracies or breaches shall be counted in determining whether the amount of aggregate Losses and Expenses exceeds the $2,500,000 threshold as provided in the third proviso to Section 6(a).

    7. TERMINATION. This Agreement shall terminate only upon a valid termination of the Merger Agreement pursuant to its terms.

    8. GENERAL PROVISIONS.

        (a) SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements made by the parties to this Agreement shall survive the closing hereunder notwith-standing any investigation at any time made by or on behalf of any party hereto; PROVIDED, HOWEVER, that (i) the representations and warranties contained in Sections 1(a), (b), (c)(i) and 2(a) shall terminate 1 year from the date of the Effective Time and (ii) the representations and warranties contained in Section 1(c)(ii) shall terminate at the earlier of (x) March 31, 2001 and (y) the date of delivery by Parent's independent accountants of an audit report on Parent's December 31, 2000 financial statements.

        (b) SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court within the United States, this being in addition to any other remedy to which they are entitled at law or in equity.

        (c) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

        (d) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        (e) NOTICE. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

        (i) if to Parent or Sub, to:

                           Starwood Hotels & Resorts
                            Worldwide, Inc.
                           777 Westchester Avenue
                           White Plains, New York 10604
                           Attention: Thomas C. Janson, Jr.
                           Facsimile: (914) 640-8250
           with a copy to:

                           Sidley & Austin
                           875 Third Avenue
                           New York, New York 10022
                           Attention: Scott M. Freeman
                           Facsimile: (212) 906-2021

        (ii) if to the Shareholders, to:

                           Jeffrey A. Adler
                           [address omitted]

           with a copy to:

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York 10022
                           Attention: Martin L. Edelman
                           Facsimile: (212) 856-7808

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

        (e) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counter parties have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

        (g) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement together with all other agreements executed by the parties hereto on the date hereof (including the documents and instruments referred to herein), except the letter agreement referenced in Section 1(b) or as otherwise provided in the Merger Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

        (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

        (i) WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

    9. ADLER'S CAPACITY. The parties hereto agree and acknowledge that Adler does not make any agreement or understanding in his capacity as a director or officer of the Company. Adler has entered into this Agreement solely in his capacity as the record holder and beneficial owner of the Owned Shares and nothing herein shall expand, limit or affect any actions taken by Adler in his capacity as an officer or director of the Company.

    10. LIMITATION ON TRANSFER OF UNITS.

        (a) Adler and Rija (the "Adler Group") agree that they will not sell, transfer, assign or otherwise dispose of, hypothecate or otherwise encumber (voluntarily or involuntarily) (any such sale, transfer, assignment, disposition, hypothecation or encumbrance being referred to as a "transfer") any of the Units they receive in the Merger, except that:

       (i) the foregoing restrictions on transfer will lapse with respect to twenty percent (20%) of the Units the Adler Group receives in the Merger six months after the Effective Time;

       (ii) the foregoing restrictions on transfer will lapse with respect to an additional twenty percent (20%) of the Units the Adler Group receives in the Merger twelve months after the Effective Time;

       (iii) the foregoing restrictions on transfer will lapse with respect to an additional thirty percent (30%) of the Units the Adler Group receives in the Merger eighteen months after the Effective Time; and

       (iv) the foregoing restrictions on transfer will lapse with respect to the remaining balance of the Units the Adler Group receives in the Merger twenty-four months after the Effective Time.

       The transfer restrictions contained in this clause (a) shall terminate immediately upon the valid termination of Adler's employment after the Effective Time without Cause or for Good Reason (as such terms are defined in the Employment Agreement, dated as of July 18, 1999 between Adler and the Company). Notwithstanding the transfer restrictions set forth in this clause (a), nothing set forth herein shall prohibit any member of the Adler Group from transferring Units (including selling Units pursuant to the terms of such Option Agreements and using the proceeds from such sale to satisfy any obligation under such Option Agreements) in order to fulfill its obligations under the Option Agreements.

        (b) Each member of the Adler Group agrees that each stock certificate representing Units issued to any member of the Adler Group shall bear, among others, the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN
           ACCORDANCE WITH THE TERMS OF A SHAREHOLDERS AGREEMENT DATED JULY 18, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND STARWOOD HOTELS & RESORTS WORLDWIDE, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC."

    11. FORFEITURE. If Adler's employment with the Company is terminated for any reason other than (i) by the Company without Cause, (ii) by Adler for Good Reason or (iii) as a result of Adler's death or Permanent Disability, during the period commencing on the Effective Date and ending on the day immediately prior to the first anniversary of the Effective Date, then the Adler Group shall surrender and forfeit (and immediately deliver to the Company for cancellation) a number of Units equal to the Forfeiture Number (as hereinafter defined). If Adler's employment with the Company is terminated for any reason other than (i) without Cause, (ii) by Adler for Good Reason or (iii) as a result of Adler's death or Permanent Disability, during the period commencing on the first anniversary of the Effective

Date and ending on the day immediately prior to the second anniversary of the Effective Date, then the Adler Group shall surrender and forfeit (and immediately deliver to the Company for cancellation) a number of Units equal to the product of (i) the Forfeiture Number and (ii) one-half. For purposes of this Agreement, the "Forfeiture Number" shall mean a number equal to (i) $10,000,000 divided by (ii) the Market Price of a Unit on the Effective Date and the terms "Cause," "Good Reason" and "Permanent Disability" shall have the meanings ascribed to them in the form of Employment Agreement by and between Adler and the Company attached to Section 6.3(g) of the Parent Letter delivered in connection with the Merger Agreement.

    12. CONFIDENTIAL INFORMATION AND OWNERSHIP OF PROPERTY.

    (a) During the period commencing on the Effective Date and ending on the sixth anniversary of the Effective Date (the "RESTRICTED TERM"), Adler agrees to use all Confidential Information (as defined in the Employment Agreement) solely in connection with the performance of services for or on behalf of the Company. Adler shall not, during the Restricted Term, in any manner, either directly or indirectly, (i) disseminate, disclose, use or communicate any Confidential Information to any person or entity, regardless of whether such Confidential Information is considered to be confidential by third parties, or (ii) otherwise directly or indirectly misuse any Confidential Information; PROVIDED, HOWEVER, that (y) none of the provisions of this Section 12 shall apply to disclosures made for valid business purposes of the Company and (z) Adler shall not be obligated to treat as confidential any Confidential Information that (I) was publicly known at the time of disclosure to Adler; (II) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to the Company, Parent or any Affiliate (as defined in the Employment Agreement) of the Company or Parent by any person or entity. Notwithstanding the foregoing, Adler shall be permitted to disclose Confidential Information to the extent required to enforce Adler's rights hereunder in any litigation arising under, or pertaining to, this Agreement provided that Adler shall give prior written notice to the Company of any such disclosure so that the Company may have an opportunity to protect the confidentiality of such Confidential Information in such litigation.

    (b) Adler agrees that all works of authorship developed, authored, written, created or contributed to during the Restricted Term for the benefit of the Company, whether solely or jointly with others, shall be considered works-made-for-hire. Adler agrees that such works shall be the sole and exclusive property of the Company (or Parent or the appropriate Affiliate of the Company or Parent) and that all right, title and interest therein or thereto, including all intellectual property rights existing or obtained in connection therewith, shall likewise be the sole and exclusive property of the Company (or Parent or the appropriate Affiliate of the Company or Parent). Adler agrees further that, in the event that any work is not considered to be work-made-for-hire by operation of law, Adler will immediately, and without further compensation, assign all of Adler's right, title and interest therein to the Company (or Parent or the designated Affiliate), its successors and assigns. At the request and expense of the Company, Adler agrees to perform in a timely manner such further acts as may be necessary or desirable to transfer, defend or perfect the Company's ownership of such work and all rights incident thereto.

    13. COVENANT NOT TO COMPETE. Unless the Company's Board of Directors determines that any of the following conduct is in the Company's best interests, during the Restricted Term, Adler shall not:

    (a) directly or indirectly for himself or for any other person or entity engage, whether as owner, investor, creditor, consultant, partner, shareholder, director, financial backer, agent, employee or otherwise, in the business, enterprise or employment of owning, operating, marketing or selling a time-share, vacation plan, vacation ownership or interval ownership project within the Territory (as defined in the Employment Agreement); or

    (b) directly or indirectly for himself or for any other person or entity sell, or otherwise procure purchasers for, any time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or

    (c) have any business (as owner, investor, creditor, consultant, partner, debtor or otherwise) or be employed in any capacity by a person or entity that is engaged, directly or indirectly, in (i) operating, or providing sales, marketing or development services to, a time-share, vacation plan, vacation ownership or interval ownership project within the Territory, or (ii) an activity formed or entered into for the primary purpose of engaging in a time-share, vacation plan, vacation ownership or interval ownership business within the Territory; or

    (d) directly or indirectly for himself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any national enterprise having time-share, vacation plan, vacation ownership or interval ownership activities, including, without limitation, Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels and Resorts, Inc., Marriott International, Inc., Inter-Continental Hotels and Resorts, Inc., Promus Hotels, Inc., Fairfield Communities, Inc., Sunterra Corporation or Bass PLC or any of their respective Affiliates; or

    (e) directly or indirectly for himself or for any other person or entity pursue or consummate or otherwise interfere with any Existing Project (as defined in the Employment Agreement); or

    (f) (i) directly or indirectly, for himself or any other person or entity, pursue, consummate or otherwise interfere with any Prospective Project (as defined in the Employment Agreement) or (ii) directly or indirectly for himself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any other person or entity (other than the Company, Parent and any Affiliate of the Company or Parent) described in clause (ii) of the definition of Prospective Project.

    Notwithstanding the foregoing, Adler may purchase stock as a stockholder in any publicly traded company, including any company engaged in the time-share or vacation ownership business; PROVIDED, HOWEVER, that Adler may not own (individually or collectively with Adler's family members, trusts for the benefit of Adler's family members and affiliates of Adler) more than 5% of any company.

    In light of the substantial consideration provided to Adler in connection with the transactions contemplated by this Agreement and the Merger Agreement, Adler hereby specifically acknowledges and agrees that the provisions of this
Section 13 (including, without limitation, its time and geographic limits), as well as the provisions of Sections 12 and 14, are reasonable and appropriate, and that Adler will not claim to the contrary in any action brought by the Company to enforce such any of such provisions.

    14. COVENANT AGAINST SOLICITATION OF EMPLOYEES. During the Restricted Term, Adler shall not employ employees or agents or former employees or agents of the Company, Parent or any Affiliate of the Company or Parent or, directly or indirectly, solicit or otherwise encourage the employment of employees or agents or former employees or agents of the Company, Parent or any Affiliate of the Company or Parent; PROVIDED, HOWEVER, that this restriction shall not apply to Adler's secretaries or personal assistants or to former employees or agents who, as of the date of termination of Adler's employment by the Company, have not worked for any of the Company, Parent or any Affiliate of the Company or Parent during the twelve preceding months.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                STARWOOD HOTELS & RESORTS
                                WORLDWIDE, INC.

                                By:  /s/ RUSSELL STERNLICHT
                                     -----------------------------------------
                                     Name: Russell Sternlicht
                                     Title: Senior Vice President

                                FIRE ACQUISITION CORP.

                                By:  /s/ RUSSELL STERNLICHT
                                     -----------------------------------------
                                     Name: Russell Sternlicht
                                     Title: Vice President

                                JEFFREY A. ADLER

                                /s/ JEFFREY A. ADLER
                                ---------------------------------------------

                                RIJA LIMITED PARTNERSHIP

                                By:  /s/ RONALD SMITH
                                     -----------------------------------------
                                     Name: Ronald Smith
                                     Title: Treasurer of Alexdann Corporation,
                                     General Partner

                                *THE JEFFREY A. ADLER
                                GRANTOR ANNUITY TRUST #1

                                By:  /s/ JEFFREY A. ADLER
                                     -----------------------------------------
                                     Name: Jeffrey A. Adler
                                     Title: Trustee

                                *THE JEFFREY A. ADLER
                                GRANTOR ANNUITY TRUST #2

                                By:  /s/ JEFFREY A. ADLER
                                     -----------------------------------------
                                     Name: Jeffrey A. Adler
                                     Title: Trustee

                                *THE ARA TRUST

                                By:  /s/ LEE I. MILLER
                                     -----------------------------------------
                                     Name: Lee I. Miller
                                     Title: Trustee

                                *THE DLA TRUST

                                By:  /s/ LEE I. MILLER
                                     -----------------------------------------
                                     Name: Lee I. Miller
                                     Title: Trustee

------------------------

* (Agreed solely for purposes of Sections 1, 3, 4, 5, 7 and 8).

                                                                      APPENDIX D

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

July 18, 1999
The Board of Directors
  and Special Committee of the Board of Directors
Vistana, Inc.
8801 Vistana Centre Drive
Orlando, Florida 32821
Members of the Board of Directors and Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Vistana, Inc. ("Vistana") of the Merger Consideration (as defined below) to be received pursuant to and subject to the terms of the Agreement and Plan of Merger, dated as of July 18, 1999 (the "Merger Agreement"), among Starwood Hotels and Resorts Worldwide, Inc. ("Starwood"), Fire Acquisition Corp., a wholly owned subsidiary of Starwood ("Sub"), and Vistana. As more fully described in the Merger Agreement, (i) Vistana will be merged with and into Sub (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of Vistana (the "Vistana Common Stock") will be converted into (a) $5.00 in cash (the "Cash Amount"), plus (b) that number of shares of the common stock, par value $0.01 per share, of Starwood (the "Starwood Common Stock") and Class B Shares, par value $0.01 per share (the "Class B Shares" and, when attached to shares of Starwood Common Stock, the "Starwood Units"), of Starwood Hotels and Resorts, a real estate investment trust (a "REIT") and a subsidiary of Starwood (the "Trust"), equal to the quotient of (x) $14.00 divided by (y) the average of the average daily high and low prices per Unit as reported on the New York Stock Exchange Composite Transactions reporting system for the 20 consecutive trading days immediately preceding the fifth trading day prior to the effective time of the Merger (the number of Units into which shares of Vistana Common Stock will be so converted, the "Exchange Ratio" and, together with the Cash Amount, the "Merger Consideration"); provided that in no event will the Exchange Ratio be less than an amount equal to $14.00 divided by $38.00 or greater than an amount equal to $14.00 divided by $30.00.

In arriving at our opinion, we reviewed the Merger Agreement and certain related documents, and held discussions with certain senior officers, directors and other representatives and advisors of Vistana and certain senior officers, representatives and advisors of Starwood concerning the businesses, operations and prospects of Vistana and Starwood. We examined certain publicly available business and financial information relating to Vistana and Starwood as well as certain financial forecasts for Vistana and publicly available financial forecasts for Starwood and other information and data for Vistana and Starwood which were provided to or otherwise discussed with us by the managements of Vistana and Starwood. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Vistana Common Stock and Starwood Units; the historical and projected earnings and other operating data of Vistana and Starwood; and the capitalization and financial condition of Vistana and Starwood. We considered, to the extent publicly available, the financial terms of certain other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Vistana and Starwood. In addition to the

The Board of Directors
  and Special Committee of the Board of Directors
Vistana, Inc.
July 18, 1999
Page 2
foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Vistana and Starwood that such forecasts and other information and data were prepared on bases reflecting reasonable estimates and judgments as to the future financial performance of Vistana and Starwood and the other matters covered thereby. We have assumed, with your consent, that the Merger will qualify as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that the Trust was organized and has operated in conformity with the requirements for qualification as a REIT for federal income tax purposes and that the Merger and the transactions contemplated thereby will not adversely affect the REIT status or operations of the Trust. We are not expressing any opinion as to what the value of the Starwood Units actually will be when issued pursuant to the Merger or the prices at which the Starwood Units will trade or otherwise be transferable subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Vistana or Starwood nor have we made any physical inspection of the properties or assets of Vistana or Starwood. In connection with our engagement, we were not requested to, and we did not, participate in the negotiation or structuring of the Merger, nor were we requested to, and we did not, solicit third party indications of interest in the acquisition of all or a part of Vistana. We express no view as to, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Vistana or the effect of any other transaction in which Vistana might engage. Our opinion is necessarily based upon information to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Salomon Smith Barney Inc. has acted as financial advisor to the Special Committee with respect to this opinion and will receive a fee for such services, a significant portion of which is payable upon the delivery of this opinion. We have in the past provided investment banking services to Vistana and Starwood unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Vistana and Starwood for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Vistana, Starwood and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors and Special Committee in their evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Merger.

The Board of Directors
  and Special Committee of the Board of Directors
Vistana, Inc.
July 18, 1999
Page 3

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Vistana Common Stock (other than those stockholders who have delivered as of the date hereof written consents in respect of the Merger).

Very truly yours,
/s/ Salomon Smith Barney Inc.
SALOMON SMITH BARNEY INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Maryland General Corporation Law, as amended (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter (the "Charter") of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood") contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

    Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law") permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Amended and Restated Declaration of Trust, as amended (the "Trust Declaration"), of Starwood Hotels & Resorts (the "Trust") contains such a provision which eliminates such liability to the fullest extent permitted by the Maryland REIT law for acts or omissions after June 6, 1988.

    The Charter and the Trust Declaration provide that Starwood and the Trust, respectively, shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the MGCL and Maryland REIT Law, respectively. The MGCL requires a corporation or a Maryland REIT (unless its charter or declaration provides otherwise, which the Charter and the Trust Declaration do not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation or Maryland REIT to indemnify its present and former directors, trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director, trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director, trustee or officer actually received an improper personal benefit in money, property or services or
(c) in the case of any criminal proceeding, the director, trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation or a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the corporation or the Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation or a Maryland REIT to advance reasonable expenses to a director, trustee or officer upon the receipt by the corporation or the Maryland REIT of (a) a written affirmation by the director, trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation or the Maryland REIT and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation or the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met.

    The Trust Declaration provides that no Trustee, officer or agent of the Trust shall be liable or held to any personal liability whatsoever for an obligation or contract of the Trust. In addition, the Trust Declaration provides that the provisions of the MGCL which set forth the standard of care required of directors of corporations organized under the laws of the State of Maryland, and all other statutory or decisional law which sets forth the standard of care required of officers, employees and agents for corporations organized under the laws of the State of Maryland, shall be fully applicable to the Trust, and to the Trustees, officers, employees and agents of the Trust, as if the Trust were a corporation organized under the laws of the State of Maryland and its Trustees, officers, employees and agents were, respectively, directors, officers, employees and agents of such corporation.

    Starwood and the Trust have entered into indemnification agreements with their directors, trustees and executive officers providing for the maintenance of directors, trustees and officers liability insurance, subject to certain conditions, and the indemnification of and advancement of expenses to such trustees and executive officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a) EXHIBITS.

    The following is a list of Exhibits included as part of this Registration Statement.


     *2.1  Agreement and Plan of Merger dated as of July 18, 1999, among Starwood, Fire
           Acquisition Corp. and Vistana, Inc. (as amended by the First Amendment thereto, included as Appendix A to the information statement/prospectus). Schedules to the
           Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation
           S-K. Starwood and the Trust hereby agree to furnish copies of such Schedules to the
           Commission upon request.

    **2.2  First Amendment to Agreement and Plan of Merger, dated as of August 16, 1999, among
           Starwood, Fire Acquisition Corp. and Vistana, Inc.

      3.1  Amended and Restated Articles of Incorporation of Starwood, as of February 1, 1995,
           as amended and supplemented through March 26, 1999 (incorporated by reference to
           Exhibit 3.2 to Starwood's and the Trust's Joint Annual Report on Form 10-K for the
           year ended December 31, 1998, as amended by the Form 10-K/A filed May 17, 1999).

      3.2  Amended and Restated Declaration of Trust of the Trust, as amended through April 16,
           1999 (incorporated by reference to Exhibit 3.1 to Starwood's and the Trust's Joint
           Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 (the
           "1999 Form 10-Q1")).

      3.3  Bylaws of Starwood, as amended through April 15, 1999 (incorporated by reference to
           Exhibit 3.4 to the 1999 Form 10-Q1).

      3.4  Bylaws of the Trust, as amended through April 16, 1999 (incorporated by reference to
           Exhibit 3.3 to the 1999 Form 10-Q1).

      4.1  Amended and Restated Intercompany Agreement dated as of January 6, 1999, between
           Starwood and the Trust (incorporated by reference to Exhibit 3 to the Trust's
           Registration Statement on Form 8-A filed on December 21, 1998, except that on
           January 6, 1999, the Intercompany Agreement was executed and dated as of January 6,
           1999).

      4.2  Rights Agreement dated as of March 15, 1999, between Starwood and ChaseMellon
           Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit
           4 to Starwood's and the Trust's Join Current Report on Form 8-K dated March 15,
           1999).

    **5.1  Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

    **8.1  Opinion of Sidley & Austin as to certain United States federal income tax consequences.

    **8.2  Opinion of Battle Fowler LLP as to certain United States federal income tax consequences.

    *10.1  Shareholders Agreement dated as of July 18, 1999 among Starwood, Fire Acquisition
           Corp., Raymond L. Gellein, Jr. and certain affiliates (included as Appendix B to the information statement/prospectus).

    *10.2  Shareholders Agreement dated as of July 18, 1999 among Starwood, Fire Acquisition
           Corp., Jeffrey A. Adler and certain affiliates (included as Appendix C to the information statement/ prospectus).

   **10.3  Employment Agreement dated as of July 18, 1999 between Vistana and Raymond L.
           Gellein, Jr.

   **10.4  Employment Agreement dated as of July 18, 1999 between Vistana and Jeffrey A. Adler.

   **23.1  Consent of Arthur Andersen LLP.

   **23.2  Consent of KPMG LLP.

     23.3  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

     23.4  Consent of Sidley & Austin (included in Exhibit 8.1).

     23.5  Consent of Battle Fowler LLP (included in Exhibit 8.2).

       24  Powers of Attorney (contained in the signature pages hereto).


------------------------

*   Filed herewith.


**  Previously filed.


(b) FINANCIAL STATEMENT SCHEDULES.

    The financial statement schedules required to be included pursuant to this Item are not included herein because they are incorporated by reference herein.

(c) REPORTS, OPINIONS OR APPRAISALS.

    The opinion of Salomon Smith Barney Inc. is included as Appendix D to the information statement/prospectus.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

       Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (e) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

    (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on August 24, 1999.


                                STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                                By:           /s/ BARRY S. STERNLICHT
                                     -----------------------------------------
                                                Barry S. Sternlicht
                                       CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                                      DIRECTOR

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman, Chief Executive
              *                 Officer and Director
------------------------------  (Principal Executive          August 24, 1999
     Barry S. Sternlicht          Officer)

                                Executive Vice President
              *                   and
------------------------------  Chief Financial Officer       August 24, 1999
       Ronald C. Brown          (Principal Financial and
                                Accounting Officer)

              *
------------------------------  Director                      August 24, 1999
       Brenda C. Barnes

              *
------------------------------  Director                      August 24, 1999
       Juergen Bartels

              *
------------------------------  Director                      August 24, 1999
       Jean-Marc Chapus

              *
------------------------------  Director                      August 24, 1999
       Bruce W. Duncan

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                      August 24, 1999
      Jonathan D. Eilian

              *
------------------------------  Director                      August 24, 1999
       Madison F. Grose

------------------------------  Director                      August   , 1999
         Eric Hippeau

              *
------------------------------  Director                      August 24, 1999
        Earle F. Jones

              *
------------------------------  Director                      August 24, 1999
     L. Dennis Kozlowksi

              *
------------------------------  Director                      August 24, 1999
       Michael A. Leven

              *
------------------------------  Director                      August 24, 1999
      George J. Mitchell

              *
------------------------------  Director                      August 24, 1999
      Stephen R. Quazzo

              *
------------------------------  Director                      August 24, 1999
       Daniel H. Stern

              *
------------------------------  Director                      August 24, 1999
      Raymond S. Troubh

              *
------------------------------  Director                      August 24, 1999
        Daniel W. Yih



*By:   /s/ BARRY S. STERNLICHT
      -------------------------
         Barry S. Sternlicht
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on August 24, 1999.


                                STARWOOD HOTELS & RESORTS

                                By:           /s/ BARRY S. STERNLICHT
                                     -----------------------------------------
                                                Barry S. Sternlicht
                                       Chairman, Chief Executive Officer and
                                                      Trustee

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
                                Chairman, Chief Executive
              *                   Officer and Trustee
------------------------------    (Principal Executive        August 24, 1999
     Barry S. Sternlicht          Officer)

                                Vice President, Chief
              *                   Financial Officer and
------------------------------    Chief Accounting Officer    August 24, 1999
       Ronald C. Brown            (Principal Financial and
                                  Accounting Officer)

              *
------------------------------  Trustee                       August 24, 1999
       Brenda C. Barnes

              *
------------------------------  Trustee                       August 24, 1999
       Juergen Bartels

              *
------------------------------  Trustee                       August 24, 1999
       Jean-Marc Chapus

              *
------------------------------  Trustee                       August 24, 1999
       Bruce W. Duncan

              *
------------------------------  Trustee                       August 24, 1999
      Jonathan D. Eilian

              *
------------------------------  Trustee                       August 24, 1999
       Madison F. Grose

------------------------------  Trustee                       August   , 1999
         Eric Hippeau

              *
------------------------------  Trustee                       August 24, 1999
        Earle F. Jones

              *
------------------------------  Trustee                       August 24, 1999
     L. Dennis Kozlowksi

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
              *
------------------------------  Trustee                       August 24, 1999
       Michael A. Leven

              *
------------------------------  Trustee                       August 24, 1999
      George J. Mitchell

              *
------------------------------  Trustee                       August 24, 1999
      Stephen R. Quazzo

              *
------------------------------  Trustee                       August 24, 1999
       Daniel H. Stern

              *
------------------------------  Trustee                       August 24, 1999
      Raymond S. Troubh

              *
------------------------------  Trustee                       August 24, 1999
        Daniel W. Yih



*By:  /s/ BARRY S. STERNLICHT
      -------------------------
      Barry S. Sternlicht
      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT
---------

     *2.1  Agreement and Plan of Merger dated as of July 18, 1999, among Starwood, Fire Acquisition Corp. and
           Vistana, Inc. (as amended by the First Amendment thereto, included as Appendix A to the information statement/prospectus). Schedules to the Agreement and Plan of Merger are omitted pursuant to Item
           601(b)(2) of Regulation S-K. Starwood and the Trust hereby agree to furnish copies of such Schedules to the Commission upon request.
    **2.2  First Amendment to Agreement and Plan of Merger, dated as of August 16, 1999, among Starwood, Fire
           Acquisition Corp. and Vistana, Inc.
      3.1  Amended and Restated Articles of Incorporation of Starwood, as of February 1, 1995, as amended and supplemented through March 26, 1999 (incorporated by reference to Exhibit 3.2 to Starwood's and the
           Trust's Joint Annual Report on Form 10-K for the year ended December 31, 1998, as amended by the Form
           10-K/A filed May 17, 1999).
      3.2  Amended and Restated Declaration of Trust of the Trust, as amended through April 16, 1999 (incorporated by reference to Exhibit 3.1 to Starwood's and the Trust's Joint Quarterly Report on Form 10-Q for the
           quarterly period ended March 31, 1999 (the "1999 Form 10-Q1")).
      3.3  Bylaws of Starwood, as amended through April 15, 1999 (incorporated by reference to Exhibit 3.4 to the
           1999 Form 10-Q1).
      3.4  Bylaws of the Trust, as amended through April 16, 1999 (incorporated by reference to Exhibit 3.3 to the
           1999 Form 10-Q1).
      4.1  Amended and Restated Intercompany Agreement dated as of January 6, 1999, between Starwood and the Trust
           (incorporated by reference to Exhibit 3 to the Trust's Registration Statement on Form 8-A filed on
           December 21, 1998, except that on January 6, 1999, the Intercompany Agreement was executed and dated as of January 6, 1999).
      4.2  Rights Agreement dated as of March 15, 1999, between Starwood and Chase Mellon Shareholder Services,
           L.L.C., as Rights Agent (incorporated by reference to Exhibit 4 to Starwood's and the Trust's Join
           Current Report on Form 8-K dated March 15, 1999).
    **5.1  Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
    **8.1  Opinion of Sidley & Austin as to certain United States federal income tax consequences.
    **8.2  Opinion of Battle Fowler LLP as to certain United States federal income tax consequences.
    *10.1  Shareholders Agreement dated as of July 18, 1999 among Starwood, Fire Acquisition Corp., Raymond L.
           Gellein, Jr. and certain affiliates (included as Appendix B to the information statement/prospectus).
    *10.2  Shareholders Agreement dated as of July 18, 1999 among Starwood, Fire Acquisition Corp., Jeffrey A. Adler and certain affiliates (included as Appendix C to the information statement/ prospectus).
   **10.3  Employment Agreement dated as of July 18, 1999 between Vistana and Raymond L. Gellein, Jr.
   **10.4  Employment Agreement dated as of July 18, 1999 between Vistana and Jeffrey A. Adler.
   **23.1  Consent of Arthur Andersen LLP.
   **23.2  Consent of KPMG LLP.
     23.3  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).
     23.4  Consent of Sidley & Austin (included in Exhibit 8.1).
     23.5  Consent of Battle Fowler LLP (included in Exhibit 8.2).
      24   Powers of Attorney (contained in the signature pages hereto).


------------------------

 *  Filed herewith.


**  Previously filed.